Exhibit 10.1

Execution Version

STOCK PURCHASE AGREEMENT

by and among

GTT COMMUNICATIONS, INC.

GLOBAL TELECOM & TECHNOLOGY AMERICAS, INC.,

MEGAPATH GROUP, INC.

AND

MEGAPATH CORPORATION

February 19, 2015

ARTICLE I PURCHASE AND SALE OF THE SHARES		2

1.1	Sale and Purchase of Stock	2
1.2	Purchase Price	2
1.3	Payment of the Closing Purchase Price	2
1.4	Closing	3
1.5	Post-Closing Purchase Price Adjustment	4
1.6	Tax Withholding	6

ARTICLE II REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY		7

2.1	Existence; Good Standing	7
2.2	Capitalization	7
2.3	Authority; Enforceability	8
2.4	No Conflict; Consents	8
2.5	Subsidiaries	9
2.6	Financial Statements and Related Matters	9
2.7	Absence of Certain Changes	10
2.8	Customers and Suppliers; Accounts Receivable	12
2.9	Title to Tangible Personal Property	13
2.10	Significant Contracts	13
2.11	Intellectual Property	16
2.12	Real Property	19
2.13	Litigation	19
2.14	Employee Benefit Plans	20
2.15	Compliance with Law; Permits	22
2.16	Environmental Matters	23
2.17	Taxes	24
2.18	Insurance	26
2.19	Employees	27
2.20	Powers of Attorney	28
2.21	Absence of Certain Practices	28
2.22	Transactions with Related Persons	29
2.23	Books and Records	29
2.24	Bank Accounts	29
2.25	Brokers	29
2.26	No Other Representations or Warranties	30

ARTICLE III REPRESENTATIONS AND WARRANTIES REGARDING SELLER		30

3.1	Existence; Good Standing	30
3.2	Authority; Enforceability	30
3.3	No Conflicts	31
3.4	Consents	31
3.5	Litigation	31
3.6	Title to Shares	31
3.7	Certain Relationships	32
3.8	No Other Representations or Warranties	32

i

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASER AND PARENT		32

4.1	Existence; Good Standing	32
4.2	Authority; Enforceability	32
4.3	No Conflicts	33
4.4	Consents	33
4.5	Litigation	33
4.6	Financial Ability to Perform	33
4.7	Investment Representations	33
4.8	Brokers Fees	34
4.9	No Other Representations or Warranties	34

ARTICLE V PRE-CLOSING COVENANTS		34

5.1	Conduct of Seller and Purchaser	34
5.2	Conduct of the Company	35
5.3	Control of Operations	36
5.4	Regulatory and Other Approvals	36
5.5	Access	38
5.6	Exclusivity	38
5.7	Notification	39
5.8	Purchaser Financing	40
5.9	Outstanding Letters of Credit and Guarantees	40
5.10	Publicity	41
5.11	280G Matters	41
5.12	Cooperation with Audit	42
5.13	The Divestiture	42
5.14	Shared Contracts	44
5.15	Commercial Agreements and Shared Services	44

ARTICLE VI POST-CLOSING COVENANTS		44

6.1	Tax Election	44
6.2	Tax Matters	46
6.3	Transfer Taxes	47
6.4	Access to Books and Records	48
6.5	Restrictive Covenants of Seller	48
6.6	Further Assurances	50
6.7	Netco Transaction	51
6.8	Use of Trademarks; Name Change	51
6.9	Financial Statements for the Acquired Business	51

ARTICLE VII CONDITIONS TO CLOSING		52

7.1	Conditions to the Obligation of Purchaser	52
7.2	Conditions to the Obligation of the Company and Seller	53
7.3	Closing Deliveries of Seller	54
7.4	Closing Deliveries of Purchaser	55

ARTICLE VIII INDEMNIFICATION		56

8.1	Survival Period	56
8.2	Expiration of Indemnification	56
8.3	Indemnification by the Parties	56
8.4	Indemnification Claim Procedure	57
8.5	Defense of Third Party Claims	58
8.6	Limitations on Indemnification	60
8.7	Determination of Loss Amount	62
8.8	Source of Recovery; Payment of Amounts Due	62
8.9	Exclusive Remedy	63
8.10	Treatment of Indemnification Payments	64

ARTICLE IX TERMINATION		64

9.1	Termination	64
9.2	Effect of Termination	65

ARTICLE X GENERAL PROVISIONS		66

10.1	Expenses	66
10.2	Notices	66
10.3	Assignment; Successors	67
10.4	Amendment and Waiver	68
10.5	Entire Agreement	68
10.6	Severability	68
10.7	Headings	69
10.8	Counterparts	69
10.9	Governing Law	69
10.10	Consent to Jurisdiction; Waiver of Jury Trial	69
10.11	Remedies	70
10.12	Third Party Beneficiaries	71
10.13	Interpretation	71
10.14	Construction	72
10.15	Deliveries to Purchaser	72

Annex A — Definitions

Exhibits:

A - Subscription Agreement

B - Transition Services Agreement

C — Form of Contribution Agreement

D — Summary Terms for Commercial Agreements

E — Form of Release Agreement

Schedules:

1.2(g) — Certain Indebtedness

1.5 — Working Capital Calculation

7.1(d) — Required Consents

7.3(b)(ii) — State Good Standings

Seller Disclosure Schedules

Purchaser Disclosure Schedules

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into as of February 19, 2015, by and among GTT Communications, Inc., a Delaware corporation (“Parent”), Global Telecom & Technology Americas, Inc., a Virginia corporation (“Purchaser”), MegaPath Group, Inc., a Delaware corporation (“Seller”), and MegaPath Corporation, a Virginia corporation (the “Company”).  Purchaser, Seller and the Company are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”.  Capitalized terms used and not otherwise defined herein have the meanings set forth in Annex A.

RECITALS

A.                                    Seller owns beneficially and of record all of the issued and outstanding shares of capital stock and other equity interests in the Company (collectively, the “Shares”).

B.                                    Parent owns all of the outstanding capital stock of Purchaser.

C.                                    Prior to December 31, 2014, the Company conducted three lines of business, which it referred to as (1) Network Services, (2) Cloud & Hosted Services and (3) Managed Services.

D.                                    The Managed Services business of the Company includes the provision of (1) virtual private network (VPN) services, including MPLS VPN, IP Sec, Hybrid VPN and Remote Access SSL VPN, (2) managed security services, including network- and CPE-based unified management, firewall, intrusion detection and prevention, managed logging, anti-virus, anti-spam and content filtering, and (3) other managed services, consisting of compliancy solutions, proactive network monitoring, customer portal, Cos/QoS and managed broadband (such business, the “Business” and as conducted by the Company, the “Acquired Business”).

E.                                     On December 31, 2014, the Company consummated the sale of its Network Services business to Global Capacity, which was structured as a contribution of the relevant assets and liabilities of the Network Services business to a new entity and the sale of that entity to Global Capacity.  Prior to the Closing, the Company will transfer to an Affiliate of the Company (“CloudCo”) all of the assets and liabilities of the Company that are not directly related to the Acquired Business (such business, the “Cloud & Hosted Services Business”) and such transfer, the “Divestiture”).  Accordingly, immediately prior to the Closing, the business of the Company will consist only of the Acquired Business and the employees, assets and liabilities of the Company will consist only of employees, assets and liabilities directly related to the Acquired Business.

F.                                      Subject to consummation of the Divestiture, Purchaser desires to acquire from Seller all of the Shares, and Seller desires to sell, assign, transfer and convey to Purchaser all of the Shares, pursuant to the terms and conditions of this Agreement.

AGREEMENT

Now, therefore, in consideration of the premises and the representations and warranties and mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties agree as follows:

ARTICLE I
PURCHASE AND SALE OF THE SHARES

1.1                               Sale and Purchase of Stock.  Upon the terms and subject to the conditions contained in this Agreement, at the Closing Seller shall sell, assign, transfer and convey to Purchaser, and Purchaser shall purchase and acquire from Seller, all of the Shares, free and clear of all Liens, in exchange for the payment by Purchaser, in accordance with Section 1.2, of the Purchase Price.

1.2                               Purchase Price.  The aggregate purchase price for the Shares shall be: (a) One Hundred Thirty- Four Million, Eight Hundred Thousand Dollars ($134,800,000), (b) plus Six Hundred Ten Thousand Eight Hundred Forty Three (610,843) shares of the common stock, par value $0.0001 per share, of Parent (such shares, the “Parent Stock”), (c) plus the amount of Estimated Closing Cash, (d) plus Ten Million Dollars ($10,000,000) in cash (the “Deferred Cash Payment”), (e) plus the amount, if any, by which Estimated Working Capital exceeds Target Working Capital, (f) minus the amount, if any, by which Estimated Working Capital is less than Target Working Capital and (g) minus the aggregate amount described on Schedule 1.2(g) with respect to Company Indebtedness identified on Schedule 1.2(g), determined in the manner contemplated by Schedule 1.2(g) (the amount set forth in the preceding clause (a), as adjusted pursuant to clauses (c), (g) and (e) or (f), as applicable, is the “Closing Cash Consideration”; and the result of the calculation set forth in the preceding clauses (a) through (g) is the “Closing Purchase Price”, and as adjusted pursuant to Section 1.5, is the “Purchase Price”).

1.3                               Payment of the Closing Purchase Price.

(a)                                 Payment of Closing Cash Consideration.  At the Closing, upon the terms and subject to the conditions set forth in this Agreement, Purchaser shall pay, or cause to be paid, the Closing Cash Consideration by wire transfer of immediately available funds as follows:

(i)                                     to each holder of Company Indebtedness outstanding immediately prior to the Closing, other than any such Indebtedness identified on Schedule 1.2(g), the amount necessary to pay off the Company Indebtedness held by such holder;

(ii)                                  to each Person identified in the Closing Statement, any Company Transaction Expenses remaining unpaid to such Person in accordance with the Closing Statement; and

(iii)                               the balance to Seller.

(b)                                 Payment of Parent Stock.  At the Closing, upon the terms and subject to the conditions set forth in this Agreement, Parent shall deliver, or cause to be delivered to Seller, the Parent Stock by electronic deposit of such shares in an account designated by Seller reasonably in advance of the Closing or, if requested by Seller or if Seller fails to so identify such an account, by delivery to Seller of a physical certificate for such shares.  Notwithstanding the forgoing, the provisions of Section 1.2(b) or any other provision of this Agreement, in the event that (i) the Parent Stock is not listed on the New York Stock Exchange immediately prior to the Closing Date or (ii) the representations and warranties of Parent set forth in Section 2(e) or Section 2(f) of the Subscription Agreement would be untrue when made if Parent executes and delivers the Subscription Agreement at the Closing, then (A) Parent will not deliver the Parent Stock at the Closing and instead the amount referred to in Section 1.2(a) shall be increased to One Hundred Forty Million Dollars ($140,000,000) and (B) the Parties shall not, and shall not be obligated to, execute and deliver the Subscription Agreement at the Closing.

(c)                                  Payment of Deferred Cash Payment.  On the first anniversary of the Closing Date, upon the terms and subject to the conditions set forth in this Agreement (including Article VIII), Purchaser shall pay, or cause to be paid, the Deferred Cash Payment (as reduced by any prior application of Section 8.8 and any amounts subject to unresolved indemnification claims pursuant to Article VIII in favor of Purchaser) to Seller by wire transfer of immediately available funds.

(d)                                 Closing Statement.  In order to facilitate the payments contemplated by Section 1.3(a), not less than three (3) Business Days nor more than five (5) Business Days prior to the Closing Seller shall prepare and deliver to Purchaser a statement (the “Closing Statement”) setting forth: (i) the Company’s good faith estimate of (A) the aggregate amount of all Actual Cash of the Company as of the opening of business on the Closing Date (the “Estimated Closing Cash”), (B) the Working Capital as of the opening of business on the Closing Date (the “Estimated Working Capital”), (C) the Company Indebtedness as of the opening of business on the Closing Date (the “Estimated Closing Indebtedness”) and (D) the aggregate amount of any Company Transaction Expenses required to be paid pursuant to Section 1.3(a)(ii) (the “Estimated Company Transaction Expenses”), in each case under this clause (i) together with supporting work papers, (ii) the name of each Person to receive a payment at the Closing under Section 1.3(a), (iii) the amount payable to each such Person and (iv) wire instructions for each such Person.  There shall be appended to the Closing Statement (I) payoff letters for the Company Indebtedness referred to in Section 1.3(a)(i) and (II) invoices of the advisors, legal counsel, accountants and other professionals for the fees and expenses to be paid at the Closing pursuant to Sections 1.3(a)(ii).  Purchaser shall have the right to review and comment on the Closing Statement, and Seller shall give consideration in good faith to any such comments, but the failure or refusal of Seller to accept any such comments shall not delay the Closing.  The Closing Statement shall be prepared (and the estimates, determinations and calculations contained therein shall be made) in accordance with this Agreement, including Section 1.5(e).

1.4                               Closing.  The closing of the purchase and sale of the Shares (the “Closing”) shall take place: (a) at the offices of Goodwin Procter LLP, located at 901 New York Avenue NW, Washington, DC 20001, (b) at 10:00 a.m. (New York time) on the later of (i) the fourth (4th)

Business Day after the date on which the last to be satisfied or waived of the conditions set forth in Article VII (other than conditions which, by their nature, are to be satisfied at the Closing, but subject to the waiver or satisfaction of those conditions) has been satisfied or waived in accordance with this Agreement or (ii) April 1, 2015; or (c) at such other place, time and date as Purchaser and Seller shall mutually agree in writing.  The “Closing Date” shall be the date upon which the Closing occurs.

1.5                               Post-Closing Purchase Price Adjustment.

(a)                                 Closing Statement.  As soon as practicable after the completion of the audit of the Unaudited Financial Statements, but no earlier than ninety (90) days after the Closing Date or later than one hundred twenty (120) days after the Closing Date, Purchaser shall deliver to Seller a statement (the “Final Closing Statement”) setting forth Purchaser’s good faith determination of: (i) the aggregate amount of all Actual Cash (the “Actual Cash”), (ii) the Working Capital as of the opening of business on the Closing Date (the “Actual Working Capital”), (iii) the aggregate amount of all Company Indebtedness, as of immediately prior to the Closing (“Actual Company Indebtedness”), (iv) the aggregate amount of all Company Transaction Expenses as of immediately prior to the Closing (the “Actual Company Transaction Expenses”), and (v) the amount by which the sum (which may be a negative number) of the Actual Cash, plus Actual Working Capital (which may be a negative number), minus Actual Company Transaction Expenses and minus Actual Company Indebtedness exceeds or is less than the sum (which may be a negative number) of the Estimated Closing Cash, plus the Estimated Working Capital (which may be a negative number), minus the Estimated Closing Indebtedness and minus the Estimated Company Transaction Expenses (the amount of such excess (including any decrease in a negative sum) being a “Net Increase”, and the amount of such shortfall (including any increase in a negative sum) being a “Net Decrease”), which statement shall also set forth in reasonable detail Purchaser’s calculation of such amounts.  The Final Closing Statement and the determinations and calculations contained therein shall be prepared in accordance with this Agreement, including Section 1.5(e).

(b)                                 Seller Review.

(i)                                     Within sixty (60) days after receipt by Seller of the Final Closing Statement, Seller shall deliver written notice (a “Dispute Notice”) to Purchaser of any dispute it has with respect to the preparation or content of the Final Closing Statement, which Dispute Notice shall include a written description of the basis for and dollar amount of such disputed items (to the extent reasonably possible), all in reasonable detail.   If during such sixty (60)-day period Seller notifies Purchaser that it does not dispute the Final Closing Statement, then the Actual Cash, Actual Working Capital, Actual Company Indebtedness, Actual Company Transaction Expenses and Net Increase or Net Decrease, as applicable, as set forth in the Final Closing Statement, shall become final, conclusive and binding on Purchaser and Seller at the time such notice is delivered.  If Seller does not deliver a Dispute Notice within such sixty (60)-day period, then Seller shall be conclusively deemed to have waived any right to object to the Final Closing Statement delivered by Purchaser and the Actual Cash, Actual Working Capital, Actual Company Indebtedness, actual Company Transaction Expenses and Net Increase or Net Decrease,

as applicable, as set forth in the Final Closing Statement shall become final, conclusive and binding on Purchaser and Seller.

(ii)                                  During the sixty (60)-day period referred to in Section 1.5(b)(i) and any subsequent time period in which the Final Closing Statement is being disputed as provided in Section 1.5(c), Purchaser shall cause the Company to (A) provide Seller and its representatives with reasonable access, upon reasonable notice and during times mutually and reasonably agreeable to Purchaser and Seller, to the books, records and working papers of the Company that are directly related to the Final Closing Statement and necessary for Seller to undertake is review of the Final Closing Statement and (B) undertake commercially reasonable efforts to cause its employees to confer with Seller regarding the foregoing, in the case of each of the preceding clauses (A) and (B) for purposes of review by Seller and its representatives of the Final Closing Statement and the calculations set forth thereon.

(c)                                  Disputed Final Adjustment.  If a Dispute Notice is timely delivered within the sixty (60)-day period referred to in Section 1.3(b)(i), (i) any amount set forth in the Final Closing Statement and not disputed in such Dispute Notice shall be final, conclusive and binding on Purchaser and Seller; and (ii) Purchaser and Seller shall negotiate in good faith during the thirty (30)-day period after delivery of such Dispute Notice to resolve each dispute raised therein (each, an “Objection”), and if any Objection is resolved, the item so resolved shall be deemed final, conclusive and binding on Purchaser and Seller.  If Purchaser and Seller resolve all of the disputed items in such Dispute Notice during such thirty (30)-day period, the Final Closing Statement shall be revised to reflect such resolution, and as so revised shall be final, conclusive and binding on Purchaser and Seller.  If Purchaser and Seller, notwithstanding such good faith efforts, fail to resolve all of the Objections within such thirty (30)-day period (or such longer period as they may mutually agree), then at the end of such period Purchaser and Seller shall jointly engage BDO Siedman LLP or, if such firm is unwilling to serve in such capacity, another nationally-recognized accounting firm reasonably acceptable to both Purchaser and Seller (the “Accounting Arbitrator”), and shall instruct such firm to review and resolve exclusively all of the unresolved Objections (and no other matters contained in the Final Closing Statement) (acting as an expert and not an arbitrator) in accordance with this Agreement (including Section 1.5(e)) as soon as practicable thereafter (but in any event within thirty (30) days after engagement of the Accounting Arbitrator).  Purchaser and Seller shall instruct the Accounting Arbitrator to deliver a written report containing its calculation of the disputed Objections within such thirty (30)-day period.  Purchaser and Seller shall instruct the Accounting Arbitrator to not assign a dollar amount to any Objection greater than the greatest dollar amount for such item assigned by Purchaser, on the one hand, or Seller, on the other hand, or lower than the lowest dollar amount for such item assigned by Purchaser, on the one hand, or Seller, on the other hand.  All Objections that are determined by the Accounting Arbitrator shall be deemed final, conclusive and binding on Purchaser and Seller, absent manifest error, effective as of the date the Accounting Arbitrator’s written determination is received by Purchaser and Seller and shall be enforceable by any court of competent jurisdiction.  The Final Closing Statement shall be revised to reflect such resolution and the Final Closing Statement, as finally determined in accordance with this Section 1.5(b)(i) shall be final, conclusive and binding on Purchaser and Seller.  The fees and expenses of the Accounting Arbitrator incurred in connection with the resolution of disputes pursuant to this Section 1.5(c) shall be borne entirely by (A) Purchaser, if (I) the difference between the Net Increase or Net Decrease (as applicable) based on Purchaser’s position with respect to each Objection submitted to the Accounting Arbitrator for resolution, and the amount of the Net Increase or Net Decrease determined based upon the Final Closing Statement is greater than (II) the difference between the Net Increase or Net Decrease (as applicable) based on Seller’s position with respect to each Objection submitted to the Accounting Arbitrator for resolution, and the amount of the Net Increase or Net Decrease determined based upon the Final Closing Statement or (B) by Seller in all other cases.

(d)                                 Payment following Calculation of Final Closing Statement.

(i)                                     If the Final Closing Statement includes a Net Increase, Purchaser shall pay to Seller cash in the amount of such Net Increase within five (5) Business Days after it becomes final, conclusive and binding on Purchaser and Seller by wire transfer of immediately available funds to such account as Seller may designate to Purchaser reasonably in advance of such payment.

(ii)                                  If the Final Closing Statement includes a Net Decrease, Seller shall pay to Purchaser cash in the amount of such Net Decrease within five (5) Business Days after it becomes final, conclusive and binding on Purchaser and Seller by wire transfer of immediately available funds to such account as Purchaser may designate to Seller reasonably in advance of such payment.

If any Party fails to pay any amount when due under this Section 1.5(d), such unpaid amount shall thereafter bear simple interest at a rate equal to the prime rate in effect from time to time (as published in The Wall Street Journal) plus two (2) percentage points, until paid in full.

(e)                                  Accounting Procedures.  The Closing Statement, the Final Closing Statement and the determinations and calculations contained therein shall be prepared and calculated in accordance with the accounting methods, practices, policies and principles set forth on Schedule 1.5.  Such statements, calculations and determinations (i) shall not include any purchase accounting or other adjustment arising out of the consummation of the transactions contemplated by this Agreement, (ii) shall follow the defined terms contained in this Agreement whether or not such terms are consistent with GAAP and (iii) shall calculate any reserves, accruals or other non-cash expense items on a pro rata (as opposed to monthly accrual) basis to account for a Closing that occurs on any date other than the last day of a calendar month.  By way of example, the calculation of Working Capital (forecasted) as of March 31, 2015 is also set forth on Schedule 1.5.

(f)                                   Treatment of Payments.  Any payments made pursuant to this Section 1.5 shall be treated for all Tax purposes as adjustments to the Purchase Price.

1.6                               Tax Withholding.  Notwithstanding anything to the contrary in this Agreement, each of Parent, Purchaser and the Company shall be entitled to deduct and withhold from any payments of consideration with respect to the Shares pursuant to this Agreement such amounts as Parent, Purchaser or the Company is required to deduct and withhold under the Code or any other applicable Tax Law.  To the extent that amounts are so withheld by Parent, Purchaser or the Company and properly deposited with the applicable Governmental Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding were made.

ARTICLE II
REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY

As a material inducement to Purchaser to enter into this Agreement and to consummate the transactions contemplated by this Agreement, the Company and Seller hereby represent and warrant to Purchaser, as of the date of this Agreement and as of the Closing Date, as follows:

2.1                               Existence; Good Standing.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Virginia.  The Company is duly qualified to do business and is in good standing as a foreign corporation under the laws of each jurisdiction where such qualification is required, except where such failure to qualify would not reasonably be expected have a Material Adverse Effect.  Section 2.1 of the Seller Disclosure Schedule sets forth an accurate and complete list of each jurisdiction in which the Company is qualified to do business as a foreign corporation.  The Company has all required corporate power and authority to conduct the businesses in which it is engaged, to own and use the assets and properties that it purports to own or use and to perform its obligations.  The Company is not in violation of any of its Organizational Documents.

2.2                               Capitalization.  The authorized capital stock of the Company consists of shares of common stock, no par value per share, of which an aggregate of 1,987 shares are issued and outstanding on the date of this Agreement.  All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and none of such shares are subject to or were issued in violation of any pre-emptive rights, rights of first offer or first refusal or similar rights, or in violation of the Securities Act or any other applicable securities law.  There are no outstanding subscriptions, pre-emptive rights, options, warrants or other agreements or commitments or other rights of any kind to acquire (including securities exercisable or exchangeable for or convertible into), or obligating the Company to issue, any shares of capital stock of the Company, or giving any Person the right to receive any benefits or rights similar to any rights enjoyed by or accruing to the benefit of the holders of any shares of the capital stock of the Company (solely in their capacity as a holder).  The Company is not subject to any obligation (contingent or otherwise) to repurchase, redeem, call or otherwise retire, or to register, any shares of its capital stock.  The Shares collectively constitute all of the issued and outstanding shares of capital stock of the Company, and as of the date of this Agreement the Shares are owned of record and beneficially by Seller.  The Company is not a party to or bound by any Contract granting any stock appreciation or similar right or any participation right in the revenue or profits of the Company.  Except for Contracts that will be terminated at or prior to the Closing and the Contracts set forth in Section 2.2 of the Seller Disclosure Schedule, there are no Contracts with respect to the: (a) voting of any shares of capital stock of the Company (including any proxy or director nomination rights) or (b) transfer of, or transfer restrictions on, any shares of capital stock of the Company.

2.3                               Authority; Enforceability.  The Company has all requisite corporate power and authority to execute and deliver this Agreement and each of the other Transaction Documents to which it will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  The execution and delivery of this Agreement and each such Transaction Document by the Company, the performance by the Company of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Company.  This Agreement is, and when executed and delivered by the Company each other Transaction Document to which the Company will be a party will be, duly and validly executed and delivered by the Company and, assuming the due and valid authorization, execution and delivery by Purchaser of this Agreement and each such Transaction Document (if Purchaser is a party thereto), and constitutes legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general equitable principles).

2.4                               No Conflict; Consents.

(a)                                 Except as set forth in Section 2.4(a) of the Seller Disclosure Schedule, the execution and delivery by the Company of this Agreement and each other Transaction Document to which it will be a party, the performance by the Company under this Agreement and each such Transaction Document, and the consummation of the transactions contemplated hereby and thereby, will not (i) violate or conflict with any Organizational Document of the Company, (ii) violate or conflict with any Law applicable to the Company or any of its assets or properties or the Shares, (iii) with or without the passage of time or the giving of notice, or both, violate, conflict with or result in a breach of the terms or conditions or provisions of, or constitute a default (or an event which might, with the passage of time or the giving of notice or both, constitute a default) under, or result in or give rise to a right of termination, modification, acceleration or cancellation of any obligation under, any Contract to which the Company is a Party or by which any of its assets or properties or the Shares are bound, (iv) result in the creation or imposition of any Lien upon any of the assets or properties of the Company or upon the Shares (other than any Liens arising due to actions of Purchaser) or (v) result in the termination, suspension, revocation, impairment, forfeiture, nonrenewal or other adverse modification of any Company Permit or give any Governmental Authority the right to revoke, suspend, modify or terminate any Company Permit.  Notwithstanding the foregoing, solely with respect to any consent to assignment that would be required to assign a Contract to CloudCo under the Contribution Agreement, on or before the Allocation Date the Company or Seller may deliver to Purchaser an updated Section 2.4(a) of the Seller Disclosure Schedule with respect to the foregoing clause (iii), solely to add any such consents, and such update shall be deemed to have been made and modify such representation for all purposes under this Agreement as of the date of this Agreement.

(b)                                 Except as set forth in Section 2.4(b) of the Seller Disclosure Schedule, no material consent, approval, waiver, order, Permit or authorization of, or material registration, application, qualification, designation, declaration, filing or notification with or to, any Governmental Authority or any other Person, including a party to a Contract to which the

Company is a party or by which any of the Company’s material assets or properties are bound, is required to be obtained or made by the Company in connection the execution, delivery and performance by the Company of this Agreement and each other Transaction Document to which it will be a party, the performance by the Company under this Agreement and each such Transaction Document, and the consummation of the transactions contemplated hereby and thereby.

2.5                               Subsidiaries.  The Company does not own, directly or indirectly, any equity securities of any Person.  Except as set forth in Section 2.5 of the Seller Disclosure Schedule, the Company is not the successor to the business of any Person (including by acquisition, merger, consolidation or business combination).

2.6                               Financial Statements and Related Matters.

(a)                                 Attached as Section 2.6(a)(i) of the Seller Disclosure Schedule are correct and complete copies of: (i) the audited consolidated balance sheet of MegaPath Holding Corporation, a Delaware corporation (“MegaPath Holding Corporation”), as at December 31, 2012 and 2013, together with the related audited consolidated statements of income, stockholder’s equity and cash flows of MegaPath Holding Corporation for the year ended December 31, 2013 (the “Audited Financial Statements”), (ii) the unaudited consolidated balance sheet of MegaPath Holding Corporation as at December 31, 2014, together with the related unaudited consolidated statement of income of MegaPath Holding Corporation for the twelve (12)-month period then ended (the “Unaudited Financial Statements”), and (iii) the unaudited balance sheet of the Acquired Business as at December 31, 2014 (such balance sheet as at December 31, 2014, the “Latest Balance Sheet” and such date the “Balance Sheet Date”), together with the related unaudited statement of income of the Acquired Business for the year ended December 31, 2014 (the “Latest Carve-Out Financial Statements”).  Each of the Audited Financial Statements and the Unaudited Financial Statements (A) was prepared in accordance with GAAP consistently applied as at the dates thereof and for the periods covered thereby, except in the case of the Unaudited Financial Statements for the absence of footnote disclosure required by GAAP and normal year-end adjustments, none of which adjustments will, individually or in the aggregate, be material, (B) was prepared, in all material respects, based upon the books and records of the Company consistent with past practices of the Company and (C) presents fairly the financial condition of the Company as of its respective date and the results of operations and cash flows of the Company for the periods then ended, as applicable.  Except as set forth in Section 2.6(a)(ii) of the Seller Disclosure Schedule, each of the Latest Carve-Out Financial Statements was (I) prepared in accordance with the accounting methods, practices, policies and principles set forth on Schedule 1.5 consistently applied as at the dates thereof and for the periods covered thereby, and (II) prepared, in all material respects, based upon the books and records of the Company, and each of the Latest Carve-Out Financial Statements presents fairly the financial condition of the Acquired Business as of its respective date and the results of operations and cash flows of the Acquired Business for the periods then ended, as applicable.  The Company is not a party to, and it does not have any commitment to become a party to, any off-balance sheet arrangements.  Schedule 1.5 has been prepared in accordance with the provisions of Section 1.5.

(b)                                 As of the Latest Balance Sheet Date, the Company had no Liabilities except (i) as set forth in in Section 2.6(b) of the Seller Disclosure Schedule, (ii) as reflected in the Latest Balance Sheet, (iii) liabilities arising under Contracts, and (iv) liabilities related to Company Intellectual Property.  As of the Closing, the Company will have no Liabilities except (A) as set forth in Section 2.6(b) of the Seller Disclosure Schedule, (B) as reflected in the Final Closing Statement, (iii) liabilities arising under Contracts (other than those assumed by CloudCo under the Contribution Agreement) and (iv) liabilities related to Company Intellectual Property.

(c)                                  The Company maintains books and records that accurately and completely reflect in all material respects its assets and liabilities of a type normally reflected in such books and records.  The Company maintains proper and adequate internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed only in accordance with management’s authorization, (ii) transactions are recorded as necessary to permit preparation of the consolidated financial statements of the Company in accordance with GAAP and to maintain accountability for the material assets and liabilities of the Company, (iii) receipts and expenditures of the Company are executed only in accordance with management’s authorization, (iv) unauthorized acquisition, disposition or use of assets is prevented or timely detected and (v) accounts, notes and other receivables are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.  To the Knowledge of the Company, such internal accounting controls are appropriate for a private company with operations of the size and scope of the operations of the Company.  There are no weaknesses in the design or operation of such internal accounting controls that could materially adversely affect the ability of the Company to initiate, record, process and report financial data.  None of the Company, the Company’s independent auditors or, to the Knowledge of the Company, any current or former employee, consultant or director of the Company, has identified or been made aware of any fraud, whether or not material, that involves Company’s management or other current or former employees, consultants directors of Company who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company, or any claim or allegation regarding any of the foregoing.  Neither the Company nor, to the Knowledge of the Company, any Affiliate or representative of the Company has received any material complaint, allegation, assertion or claim, whether written or oral, in each case, regarding deficient accounting or auditing practices, procedures, methodologies or methods of the Company or its internal accounting controls or any material inaccuracy in the Company’s financial statements.

2.7                               Absence of Certain Changes.  Since June 30, 2014 there has not been any Material Adverse Effect.  Except as set forth in Section 2.7 of the Seller Disclosure Schedule or as contemplated by this Agreement, since June 30, 2014, (a) the Acquired Business has been conducted only in, and the Company has not taken any action except in, the Ordinary Course of Business, and (b) the Company has not:

(i)                                     merged or consolidated with any Person, acquired any equity interest in any Person, entered into a business combination with any Person, or acquired or agreed to acquire any material assets or properties of any Person, except for the purchase of inventory and supplies in the Ordinary Course of Business;

(ii)                                  sold, leased or subleased to another party, encumbered, assigned or otherwise disposed of any of its assets or properties related to the Acquired Business, other than sales of inventory in the Ordinary Course of Business or returns of obsolete or surplus equipment in the Ordinary Course of Business;

(iii)                               authorized, recommended, proposed or announced an intention to adopt a plan of complete or partial liquidation or dissolution;

(iv)                              except as required by Law, any Company Benefit Plan or any Employment Agreement, (A) paid or agreed to pay any pension, retirement allowance or other employee benefit to any officer, management employee or key employee of the Company, whether past or present, (B), entered into any new, or materially amended any existing, Employment Agreement or (C) become obligated under any new Employee Benefit Plan that was not in existence on June 30, 2014 or amended any Company Benefit Plan in existence on such date if such amendment would have the effect of materially enhancing any participant benefits thereunder;

(v)                                 (A) assumed or incurred any Indebtedness other than (I) capital lease obligations incurred in the Ordinary Course of Business which, individually or in the aggregate, do not exceed One Hundred Thousand Dollars ($100,000) and (II) Indebtedness under and in compliance with the revolving loan provisions of the Company’s credit agreement dated June 20, 2012 with Societe Generale as in effect on the date of this Agreement that will be paid off prior to or at the Closing or (B) created any Lien on the assets or properties of the Company, except for Permitted Liens;

(vi)                              made any loan or advance to, or guaranteed any Liabilities of, any Person that has not been repaid (except for (A) advances to employees for travel and other business expenses in the Ordinary Course of Business in accordance with the Company’s expense advancement and reimbursement policies and (B) trade debt incurred in the Ordinary Course of Business);

(vii)                           defaulted on or otherwise failed to satisfy any material obligation or material Liability of the Company;

(viii)                        other than in the Ordinary Course of Business, (A) entered into any Material Contract or Company Permit or (B) modified, rescinded, terminated, waived, released or otherwise amended in any material respect any of the terms or provisions of any Material Contract or Company Permit, in each case except for any Material Contract or Material Permit that relates solely to the Cloud & Hosted Services Business and is being assigned to and assumed by CloudCo pursuant to the Contribution Agreement;

(ix)                              made any material change in its accounting methods, practices, policies or principles, whether for general, financial reporting or Tax purposes (including its practices with respect to the collection of accounts receivable and the payment of accounts payable, and its methods for calculating depreciation or amortization or any bad debt, contingency or other reserve), other than such changes as are required by GAAP or applicable Law;

(x)                                 made or changed any Tax election, filed any amended Tax Return, entered into any closing agreement or similar agreement with respect to Taxes, surrendered any right to claim a refund of Taxes, consented to any extension or waiver of the limitations period applicable to any Tax claim or assessment, made or requested any Tax ruling, entered into any Tax sharing or similar agreement or arrangement, entered into any transactions giving rise to a deferred gain or loss, or settled any audit or other Proceeding or claim with respect to Taxes;

(xi)                              except in the Ordinary Course of Business and as would not adversely affect the Company’s relationship with vendors or suppliers, delayed payment on or failed to pay when due the trade accounts payable or other recurring expenses of the Company, in each case except for any such trade accounts payable or other recurring expenses that relate solely to the Cloud & Hosted Services Business and are being assigned to and assumed by CloudCo pursuant to the Contribution Agreement;

(xii)                           modified the terms of, discounted, set off or accelerated the collection of, any accounts receivable, in each case other than in the Ordinary Course of Business;

(xiii)                        settled, released or forgiven any material Proceeding or claim or waived any right thereto, other than any Proceeding, claim or right solely related to the Cloud & Hosted Services Business;

(xiv)                       incurred any material damage, destruction or loss, or made or filed any claim concerning any such damage, destruction or Loss (whether or not covered by insurance), or experienced any condemnation or other taking, in each case with respect to any asset or property of the Company, other than any asset or property solely used in the Cloud & Hosted Services Business; or

(xv)                          entered into any Contract to take any of the actions set forth in this Section 2.7.

2.8                               Customers and Suppliers; Accounts Receivable.

(a)                                 Section 2.8(a)(i) of the Seller Disclosure Schedule sets forth a correct and complete list of the twenty five (25) largest (by dollar volume) customers of the Acquired Business during the years ended December 31, 2013 and December 31, 2014, respectively (such customers, the “Significant Customers”), and sets forth for each Significant Customer the amount of revenue received by the Company from such customer during the years ended December 31, 2013 and December 31, 2014, respectively.  Section 2.8(a)(ii) of the Seller Disclosure Schedule sets forth a correct and complete list of the twenty five (25) largest (by dollar volume) suppliers of the Company during the years ended December 31, 2013 and December 31, 2014, respectively (such suppliers, the “Significant Suppliers”), and sets forth for each Significant Supplier the amount paid by the Company to such supplier during the years ended December 31, 2013 and December 31, 2014, respectively.  To the Knowledge of the Company, the Company has a good relationship with each of the Significant Customers and Significant Suppliers, and the Company has not been involved in any material dispute with any Significant Customer or Significant Supplier during the last two (2) years.  Except as set forth in

Section 2.8(a)(i) or Section 2.8(a)(ii) of the Seller Disclosure Schedule, as applicable, no Significant Customer or Significant Supplier has (i) since December 31, 2013, canceled or otherwise terminated, or, to the Knowledge of the Company, threatened in writing to cancel or otherwise terminate or not renew, its relationship with the Company or (ii) since December 31, 2013 made a material adverse change in, or, to the Knowledge of the Company, threatened in writing to make a material adverse change in, the dollar amount of its business with the Company.  The Company has not received any written or, to the Knowledge of the Company, oral notice stating that the transactions contemplated by this Agreement and the other Transaction Documents will adversely affect the relations of the Company with any Significant Customer or Significant Supplier.

(b)                                 The accounts receivable of the Company arose from bona fide transactions entered into in the Ordinary Course of Business and, except as set forth in Section 2.8(b) of the Seller Disclosure Schedule, are not subject to any right of setoff under any Contract with any account debtor.  Since December 31, 2013, the Company has not materially modified its accounts receivable collection policies or practices.  No Contract concerning any deduction, discount or other deferred price or quantity adjustment has been entered into with respect to any of the accounts receivable of the Company, except accounts receivable that relate solely to the Cloud & Hosted Services Business and are being assigned to CloudCo pursuant to the Contribution Agreement.  Except as set forth in Section 2.8(b) of the Seller Disclosure Schedule, no accounts receivable of the Company have been outstanding for more than ninety (90) days.

2.9                               Title to Tangible Personal Property.  Except as set forth in Section 2.9 of the Seller Disclosure Schedule, the Company owns and has good title to or, in the case of leased property and assets, has valid leasehold interests in, all personal property necessary for the conduct of the Acquired Business as presently conducted, free and clear of all Liens other than (a) Permitted Liens or (b) in the case of leased assets and properties, Liens securing rental payments, to the extent related to the asset or property leased.  All of such personal property is either reflected on the Latest Balance Sheet or was acquired after the Balance Sheet Date in the Ordinary Course of Business, except for items of personal property sold since the Balance Sheet Date in the Ordinary Course of Business.  Such personal property, as a whole, together with the services to be provided by Seller under the Transition Services Agreement, is sufficient for the conduct of the Acquired Business as currently conducted.  Such personal property taken as a whole is in all material respects in good operating condition and repair, ordinary wear and tear excepted and is adequate for the purpose for which it is currently used.  There are no pending or, to the Knowledge of the Company, threatened, condemnation or similar Proceedings or claims against the Company or any item of such personal property.  The Company has made available to Purchaser, an accurate and complete copy of each lease for any leased personal property, other than leases having an annual rental payment of less than $2,500 individually or $35,000 in the aggregate, and all amendments, waivers, supplements or modifications thereto.

2.10                        Significant Contracts.

(a)                                 Section 2.10(a) of the Seller Disclosure Schedule sets forth a correct and complete list of each Contract described below, other than Contracts that solely relate to the

Cloud & Hosted Services Business are being assigned to and assumed by CloudCo pursuant to the Contribution Agreement:

(i)                                     each Contract not fully performed providing for the performance of services or delivery of goods or materials by or to the Company and which requires consideration to be furnished, or which would reasonably be expected to result in consideration to be furnished, to or by the Company having a value in excess of Six Hundred Thousand Dollars ($600,000), in the aggregate, during the twelve (12)-month period either ending on or commencing on the date of this Agreement, in each case identifying each such Contract that, to the Knowledge of the Company, is with a sole source supplier;

(ii)                                  each Contract that contains a covenant restricting the ability of the Company to compete with any Person, to solicit any Person, or to solicit or hire employees or other Persons, or to engage in any business or activity in any geographic area or pursuant to which any benefit is required to be given or lost as a result of such competing or engaging;

(iii)                               each Contract relating to Indebtedness of the Company or to mortgaging, pledging or otherwise placing a Lien on any of the Company’s assets or properties to secure the payment of such Indebtedness;

(iv)                              each Contract providing for the guaranty by the Company of any Liability of any Person; or any Contract that includes any requirement that the Company provide indemnification to or otherwise support the business or Liabilities of any other Person (other than in the Ordinary Course of Business in connection with provision of services to customers and the procurement of services and equipment from suppliers);

(v)                                 each Contract which, when taken together with all purchase orders issued thereunder, involves or results in a commitment of the Company to make a capital expenditure or to purchase a capital asset involving at least Fifty Thousand Dollars ($50,000);

(vi)                              each Real Property Lease;

(vii)                           each Contract with any Governmental Authority;

(viii)                        each Contract under which the Company is lessee of, or holds or operates any personal property for which the annual rental payments exceed Fifty Thousand Dollars ($50,000);

(ix)                              each Contract (A) providing for the license, sublicense or other grant to the Company of the right to use any Company Intellectual Property (other than software that (I) is commercially available without customization, (II) has general applicability to businesses and (III) requires aggregate payments during any calendar year of any kind, including upfront, maintenance or support fees, of less than Ten Thousand Dollars

($10,000) or (B) providing for the license, sublicense or other grant by the Company to any Person of the right to use any Intellectual Property;

(x)                                 each Contract providing for the acquisition by the Company of, or disposition by the Company or any predecessor to the business of the Company of, any Person or any business, operating division, business unit or product line thereof (whether by merger, consolidation or other business combination, recapitalization, acquisition of stock or assets, or otherwise), or any equity or debt investment by the Company or any predecessor to the business of the Company in any other Person, in each case which acquisition, disposition, or investment was consummated since August 25, 2010;

(xi)                              each joint venture, partnership or Contract involving a sharing of profits, losses, costs or liabilities with any other Person;

(xii)                           each Contract that obligates the Company to obtain all or a substantial portion of its requirements for any goods or services from, or supply all or a substantial portion of the requirements for any goods or services of, any other Person;

(xiii)                        each Contract of the Company that includes any “most-favored pricing” provision;

(xiv)                       (A) other than the Company Benefit Plans, each Contract relating to employment, change in control, severance, retention, termination, non-competition, non-solicitation and similar matters between any Company and any employee, other than at-will employment Contracts that do not provide for severance or change-in-control benefits (each, an “Employment Agreement”), and (B) each Contract for the engagement of any Contractor who has provided services to the Company since March 31, 2014 (in this case limited to Contractors who are either individuals or where the services of a particular individual on behalf of such Contractor are contemplated by such Contract) if the compensation payable to such Contractor is in excess of Fifty Thousand Dollars ($50,000) per year;

(xv)                          each collective bargaining agreement with any labor union or other employee representative of a group of employees relating to wages, hours and other conditions of employment;

(xvi)                       each Contract of the Company that includes that contains “take or pay” provisions that require (A) minimum periodic payments or payment commitments of more than Twenty-Five Thousand Dollars ($25,000) to vendors or suppliers; and

(xvii)                    each Contract to enter into any of the foregoing.

(b)                                 Each of the Contracts required to be disclosed pursuant to Section 2.10(a) or Section 2.22 (collectively, the “Material Contracts”) is the valid, legal and binding obligation of the Company, in full force and effect and enforceable against the Company and, to the Knowledge of the Company, each Material Contract is enforceable against the other parties thereto, in accordance with its respective terms (but subject to the Enforceability Exceptions).

Section 2.10(b)(i) of the Seller Disclosure Schedule sets forth a description of each oral modification to any of the Material Contracts.  Except as set forth Section 2.10(b)(ii) of the Seller Disclosure Schedule, the Company is not currently renegotiating any Material Contract or paying liquidated damages in lieu of performance thereunder.  The Company is not in breach or default under, or in receipt of any claim of default or breach under, any Material Contract and, to the Knowledge of the Company, none of the counterparties to any Material Contract is in breach of or default thereunder; no event has occurred which, with the passage of time or the giving of notice, or both, would result in a default, breach or event of noncompliance by the Company or, to the Knowledge of the Company, any other party thereto, under any Material Contract; and to the Knowledge of the Company there is no anticipated breach by any of the other parties to any Material Contract.  Except as set forth is Section 2.10(b)(iii) of the Seller Disclosure Schedule, since December 31, 2013, the Company has not received any written notice, or, to the Knowledge of the Company, oral notice, or advice of termination, modification, acceleration, cancellation, nonrenewal or material adverse price adjustment of any Material Contract other than, solely with respect to Material Contracts described in clauses (i), (vii), (viii), (ix), (xiii) or (xiv)(B) of Section 2.10(a), in the Ordinary Course of Business.

(c)                                  The Company has made available to Purchaser an accurate and complete copy of each written Material Contract, including all amendments, waivers, supplements or modifications thereto, along with a summary of each of the material terms of each oral Material Contract.

2.11                        Intellectual Property.

(a)                                 Section 2.11(a) of the Seller Disclosure Schedule sets forth a list of all (i) trademark and service mark registrations and pending registration applications, unregistered trademarks or service marks, Internet domain name registrations and trade names, (ii) patents and pending patent applications, and (iii) copyright registrations and pending registration applications, in each case, that are owned by the Company, including, to the extent applicable, the date of registration or application and name of registration body where the registration or application was made, but excluding any such registered Intellectual Property that is used solely in connection with the Cloud & Hosted Services Business and being assigned to and assumed by CloudCo pursuant to the Contribution Agreement.  With respect to each item of registered Intellectual Property identified in Section 2.11(a) of the Seller Disclosure Schedule, all necessary registration, issuance, maintenance and renewal documentation and fees have been filed with the appropriate authorities.

(b)                                 Except for Intellectual Property that is owned by third parties (as identified in Section 2.11(c)(i) of the Seller Disclosure Schedule) and Commercial Software, the Company has valid title and interest in and to each item of Intellectual Property that is owned or purported to be owned by the Company or used in the conduct of the business of the Company as currently conducted, in each case, other than Intellectual Property used solely in the conduct of the Cloud & Hosted Services Business and being assigned to and assumed by CloudCo pursuant to the Contribution Agreement (such Intellectual Property, other than the Intellectual Property used solely in the conduct of the Cloud & Hosted Services Business and being assigned to and assumed by CloudCo pursuant to the Contribution Agreement, is collectively, “Company

Intellectual Property”), free and clear of any Liens other than Permitted Liens.  All Company Intellectual Property owned by the Company is herein collectively referred to as “Company Owned Intellectual Property.”  Each item of Company Intellectual Property is in full force and effect, and to the Knowledge of the Company, is valid and subsisting.

(c)                                  Section 2.11(c)(i) of the Seller Disclosure Schedule sets forth an accurate and complete list of all licenses with respect to any Company Intellectual Property to which the Company is a party (other than any Commercial Software), and pursuant to which the Company is authorized or otherwise granted rights by a third-party to use, modify, create derivative works based on, distribute, sell, resell, license or sublicense any of the Company Intellectual Property.  Section 2.11(c)(i) of the Seller Disclosure Schedule also sets forth an accurate and complete list of all licenses to Intellectual Property that have been granted by the Company to any Person other than to customers in the Ordinary Course of Business.  All the foregoing licenses, including the Commercial Software, are in full force and effect and, to the Knowledge of the Company, there is no default or breach thereunder by the Company, any counter-party thereto, or by any third party.  The consummation of the transactions contemplated by this Agreement or the other Transaction Documents will not result in the loss or impairment of any Company Intellectual Property.  Except as set forth in Section 2.11(c)(ii) of the Seller Disclosure Schedule, the Company is not obligated to provide any consideration (whether financial or otherwise) to any Person, nor is any Person entitled to receive any consideration from the Company, with respect to any exercise or use by the Company of any Intellectual Property owned, licensed, or used by the Company other than pursuant to the terms of the licenses set forth in Section 2.11(c)(i) of the Seller Disclosure Schedule.

(d)                                 Except as set forth in Section 2.11(d) of the Seller Disclosure Schedule, to the Knowledge of the Company (i) neither the Company nor any of its products, processes, business or operations are infringing, misappropriating, diluting, or otherwise violating the Intellectual Property of any third party and (ii) no third party is infringing, misappropriating, diluting, or otherwise violating any Company Owned Intellectual Property, and the Company is not a party to, and has not threatened, any suit, action or proceeding against a third party with respect to the alleged infringement, misappropriation or other violation of any Company Intellectual Property.  There is no suit, action or proceeding pending or, to the Knowledge of the Company, threatened against the Company challenging the ownership or the validity or effectiveness of any Company Intellectual Property or with respect to any alleged infringement, misappropriation, or other violation by the Company of any third party’s Intellectual Property.  Notwithstanding any other representation or warranty in this Agreement, the representations and warranties in the first sentence of this Section 2.11(d) constitute the sole and exclusive representations and warranties with respect to the matters to which they specifically relate.

(e)                                  The Company has taken reasonable steps to preserve and protect the confidentiality and ownership of all Company Intellectual Property which would reasonably be considered to be confidential and proprietary, whether owned or licensed by the Company from a third party.  No current or former employee, officer or, director, or independent contractor of the Company has any proprietary, financial or other interest, direct or indirect, in any Company Owned Intellectual Property.  Without limiting the generality of the foregoing, the Company has entered into written agreements (correct and complete copies of which have been made available by the Company to Purchaser) with each current and former employee and independent contractor of the Company first engaged or hired on or after August 25, 2010 who has been involved with the development or creation of any Company Intellectual Property, whereby such employees and independent contractors, as applicable, have: (i) assigned exclusively to the Company (pursuant to a present assignment thereof) all right, title, and interest they have or may have in the Company Owned Intellectual Property; and (ii) agreed to maintain the confidentiality of the Company Intellectual Property and other proprietary information of the Company.  To the Knowledge of the Company, no other current or former employee or independent contractor of the Company first engaged or hired before August 25, 2010 who has been involved with the development or creation of any Company Intellectual Property has refused to enter into such an agreement.  To the Knowledge of the Company, no current or former employee or current or former independent contractor of the Company who has been involved with the development or creation of any Company Intellectual Property is in violation or breach of any term of any such Contract.

(f)                                   No Company Owned Intellectual Property or, to the Knowledge of the Company, any other Company Intellectual Property, is subject to any proceeding or order that (i) restricts in any manner the use, sale, assignment, license or lease thereof by the Company; or (ii) may affect, in full or in part, the validity, subsistence, enforceability or force and effect thereof.  Except in the Ordinary Course of Business or as set forth in Section 2.11(f) of the Seller Disclosure Schedule, the Company is not subject to any Contract or other obligation requiring the Company to indemnify or hold harmless any Person with respect to any Intellectual Property, including any Intellectual Property that was formerly owned or licensed by the Company.

(g)                                  The computer systems, including software, hardware, networks and/or interfaces, that are owned, licensed, leased or otherwise used by the Company are sufficient, in all material respects, for the conduct of the Acquired Business as currently conducted.  In the last twenty-four (24) months, there have been no failures, breakdowns or continued substandard performance in such systems that have caused any material disruption or interruption in or to the conduct of the Acquired Business.

(h)                                 The Company maintains policies and procedures regarding data security, privacy, and personal information that are commercially reasonable and, in any event, comply in all material respects with all obligations to its customers or to other data subjects, and with all applicable Laws. The use and dissemination of personal information by the Company is in compliance in all material respects with applicable privacy policies, terms of use, customer agreements and applicable Law. The transactions contemplated to be consummated hereunder as of the Closing will not violate any agreement between the Company and any third party with regard to the use, dissemination or transfer of any personal information. To the Knowledge of the Company, there has been no security breach relating to, no violation of any security policy regarding, and no unauthorized access to or unauthorized use of, any personal information stored by or on behalf of the Company.

2.12                        Real Property.

(a)                                 Leased Real Property.  Section 2.12(a) of the Seller Disclosure Schedule sets forth (i) an accurate and complete list of all leases, subleases or other Contracts, together with all amendments, waivers, supplements or modifications thereto (collectively, the “Real Property Leases”), under which the Company uses or occupies or has the right to use or occupy the real property that is leased or subleased to the Company (collectively, the “Leased Real Property”); provided, however, that the Leased Real Property does not include any real property solely used or occupied in connection with the Cloud & Hosted Services Business for which the underlying leases will be assigned to and assumed by CloudCo pursuant to the Contribution Agreement and the Real Property Leases do not include such leases, and (ii) an accurate and complete list of all other Contracts with landlords or other Persons with respect to the Company’s occupancy of the Leased Real Property, including any and all subordination, non-disturbance and attornment agreements with any mortgagees of the landlords.  With respect to each Real Property Lease, except as set forth in Section 2.12(a) of the Seller Disclosure Schedule, (A) the Company has not received written notice from any insurance carrier or landlord for any Leased Real Property that the Company needs to undertake any material repairs, alterations or construction or to take any other corrective action with respect to any Leased Real Property, (B) neither the Company nor, to the Knowledge of the Company, any landlord of the Leased Real Property has received written or, to the Knowledge of the Company, oral notice of any violations (zoning or otherwise) from any Governmental Authority having jurisdiction over the Leased Real Property, (C) the zoning of the Leased Real Property permits the continuation of the Acquired Business as currently being conducted on such Leased Real Property, (D) to the Knowledge of the Company, there are no existing, pending or threatened zoning, building code or other moratorium proceedings, or similar matters which could reasonably be expected to adversely affect the ability to operate the Acquired Business on any Leased Real Property, (E) the Company has not entered into discussions with any landlord to further amend, supplement or modify any of the Real Property Leases and (F) the Company is in actual, exclusive possession of the Leased Real Property (other than any common areas thereto) and has good, valid and indefeasible title to all leasehold estates created under the Real Property Leases, free and clear of all Liens except for Permitted Liens.

(b)                                 Owned Real Property.  The Company does not own any real property and neither the Company nor any predecessor to the business of the Company has ever owned any real property.

2.13                        Litigation.  Except as set forth on Section 2.13 of the Seller Disclosure Schedule, there are no, and since August 25, 2010 there have not been, any Proceedings pending or, to the Knowledge of the Company, threatened in writing against the Company, any of its assets or properties, the Shares or any of its officers or directors, or to the Knowledge of the Company, any of its employees or equityholders, in their capacities as such.  There are no Proceedings pending in which the Company is the plaintiff or complainant.  Neither the Company nor any of its assets or properties, other than such assets or properties solely related to the Cloud & Hosted Services Business that are being transferred to CloudCo pursuant to the Contribution Agreement, is subject to any Order.  To the Knowledge of the Company, none of the Company’s employees, officers, directors or equityholders, in their capacities as such, is a party to or bound or affected by any Order which would reasonably be expected to have a material adverse impact on the Company or the ability of the Company to conduct the Acquired Business.  There are no Proceedings pending or, to the Knowledge of the Company, threatened, that question the validity of this Agreement or any of the other Transaction Documents, or the right of Seller or the Company to enter into this Agreement or any of the other Transaction Documents or to consummate the transactions contemplated hereby and thereby.  To the Knowledge of the Company, no investigation by a Governmental Authority exists with respect to the Company or the Acquired Business.

2.14                        Employee Benefit Plans.

(a)                                 Section 2.14(a) of the Seller Disclosure Schedule sets forth an accurate and complete list of each Employee Benefit Plan maintained by the Company or to which the Company is obligated to contribute or for which the Company has, or may have, any liability (collectively, the “Company Benefit Plans”).  The Company has made available to Purchaser an accurate and complete copy of (i) each Company Benefit Plan, including all documents that constitute such plan, (ii) the most recent determination letter, ruling or notice issued by any Governmental Authority with respect to each Company Benefit Plan, if any, (iii) the Form 5500 Annual Report (or evidence of any applicable exemption) for the three most recent plan years (to the extent such forms are required for any Company Benefit Plan), (iv) copies of all material documents and correspondence related to any Company Benefit Plan received from, or provided to, any Governmental Authority during the three (3) year period prior to the date hereof, (v) nondiscrimination testing and supporting materials for the most recent plan year for each Company Benefit Plan required to undertake nondiscrimination testing and (vi) the most recent summary plan description relating to any Company Benefit Plan.  A description of the material terms of any unwritten Company Benefit Plan in existence on the date hereof is set forth in Section 2.14(a) of the Seller Disclosure Schedule.  Section 2.14(a) of the Seller Disclosure Schedule contains an accurate and complete list of any and all employment, change in control, severance, non-competition, non-solicitation and other similar employment arrangements or policies, whether written or oral, generally covering the Company’s employees.  Section 2.14(a) of the Seller Disclosure Schedule also includes a summary of the offer letters issued by the Company to individuals who have not yet begun employment with the Company and their approximate start dates.

(b)                                 Except as set forth in Section 2.14(b) of the Seller Disclosure Schedule:

(i)                                     Each Company Benefit Plan has been maintained, funded and administered in all material respects in compliance with its terms and all applicable Laws (including, to the extent applicable, the applicable requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code).

(ii)                                  Other than routine claims for benefits, there is no Proceeding pending or, to the Knowledge of the Company, threatened in writing against the Company arising out of any Company Benefit Plan and, to the Knowledge of the Company, there are no facts that would reasonably be expected to give rise to any such Proceedings against any Company Benefit Plan.

(iii)                               Each Company Benefit Plan that is intended to meet the requirements of a “qualified plan” under Code section 401(a) has received a favorable determination letter or may rely on a prototype opinion letter from the IRS and, to the Knowledge of the Company, there are no facts or circumstances that would reasonably be expected to cause the loss of such qualification.

(iv)                              No Company Benefit Plan is, and none of the Company or any of its current or former ERISA Affiliates has maintained, any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) that is or was a defined benefit pension plan or is or has been subject to the minimum funding requirements of Code section 412, 430, 431, 432 or 436 or Section 302, 303, 304 or 305 of ERISA or Title IV of ERISA.

(v)                                 All contributions and premium payments that are due under any Company Benefit Plan have been made within the time periods prescribed by ERISA and the Code, and all contributions and premium payments for any period ending on or before the Closing Date that are not yet due have been made to each Company Benefit Plan or will be accrued in the Estimated Working Capital.

(vi)                              The Company does not contribute to or have any obligation to contribute to, and neither the Company nor any of its current or former ERISA Affiliates has contributed to or had any obligation to contribute to, any Multiemployer Plan.

(vii)                           With respect to each Company Benefit Plan, all material reports, returns, notices and other documentation that are required to have been filed with or furnished to any Governmental Authority, or to the participants or beneficiaries of such Employee Benefit Plan, have been timely filed or furnished.

(viii)                        Neither the Company nor any “party in interest” or any “disqualified person” with respect to any Company Benefit Plan has engaged in a non-exempt “prohibited transaction” within the meaning of Code section 4975 or Section 406 of ERISA, or in a similar transaction with respect to any Company Benefit Plan and neither the Company nor any fiduciary of any Company Benefit Plan has any Liability with respect to any transaction in violation of Section 404 or 406 of ERISA.

(ix)                              The Company has not participated in a violation of Part 4 of Title 1, Subtitle B of ERISA by any plan fiduciary of any Company Benefit Plan.

(x)                                 The per share exercise price of each option to purchase shares of capital stock of the Company, Seller or MegaPath Holding Corporation is no less than the fair market value of the applicable share of capital stock on the date of grant of such option determined in a manner consistent with Section 409A of the Code.  No Company Benefit Plan is a non-qualified deferred compensation plan within the meaning of Code section 409A.  No payment to be made under any Company Benefit Plan is, or to the Knowledge of the Company, will be, subject to the penalties of Section 409A(a)(1) of the Code.

(xi)                              Neither the Company nor any of its ERISA Affiliates has any obligation to provide postretirement medical or life insurance benefits to its current or former employees, officers, consultants, agents, equityholders or directors, or any dependent or beneficiary thereof, except as otherwise required under state or federal benefits continuation Laws.

(xii)                           No Company Benefit Plan is, and neither the Company nor any of its ERISA Affiliates has ever maintained, sponsored or contributed to, or been required to contribute to, a “multiple employer plan” within the meaning of Section 4063 or 4064 of ERISA.

(xiii)                        No Company Benefit Plan that is an “employee welfare benefit plan” under Section 3(1) of ERISA is or was (A) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA, (B) a “voluntary employees’ beneficiary association” within the meaning of Code section 501(c)(9) or other funding arrangement for the provision of welfare benefits or (C) self-insured in whole or in part by the Company.

(xiv)                       No individual who has been classified by the Company as a non-employee (such as an independent contractor, leased employee, consultant, or any employee of any of the foregoing) shall have a claim against the Company for eligibility to participate in any Company Benefit Plan if such individual is later reclassified as an employee of the Company.  No employee of the Company is a “leased employee” within the meaning of Code section 414(n).

(xv)                          Except as set forth in Section 2.14(b)(xv) of the Seller Disclosure Schedule, the execution and delivery by the Company of this Agreement and each other Transaction Document to which it will be a party, the performance by the Company of this Agreement and each such Transaction Document, and the consummation of the transactions contemplated hereby and thereby will not (either alone or in combination with another event) (A) result in any payment becoming due, or create any obligation, absolute or contingent, to pay, or increase the amount of compensation due to any current or former employee or other service provider of the Company, whether with respect to any equity or equity-related grant, bonus, severance, termination, “change in control” or similar payment or otherwise, (B) increase any benefits otherwise payable under any Company Benefit Plan, (C) result in the acceleration of the time of payment or vesting of any such compensation or benefits, (D) result in any “parachute payment,” as defined in Section 280G(b)(2) of the Code or (E) result in the triggering or imposition of any restrictions or limitations on the rights of the Company to amend or terminate any Company Benefit Plan.

(c)                                  The Company has no Contract with any employee to maintain any Company Benefit Plan for any period of time.

2.15                        Compliance with Law; Permits.

(a)                                 Except as set forth in Section 2.15(a) of the Seller Disclosure Schedule (a) the Company is, and since August 25, 2010 the Company and any predecessor to the business of the Company has been, in compliance with all applicable Laws, except for violations that would not reasonably be expected to have, individually or in the aggregate, a material impact on the Company or the Acquired Business and (b) neither the Company nor any predecessor to the business of the Company has received any written or, to the Knowledge of the Company, oral notice from any Governmental Authority since August 25, 2010 to the effect that (i) the Company is not in compliance with, or the Company or any predecessor to the business of the Company has in the past not been in compliance with, any applicable Laws or (ii) any Governmental Authority intends to initiate any Proceeding against the Company or any of its assets or properties, in the case of this clause (ii), which could reasonably be expected to result in any material Liability to the Company.

(b)                                 The Company is in possession of all franchises, authorizations, accreditations, licenses, permits, certificates, approvals, clearances, variances, waivers, consents, registrations, certificates of authority, Orders or similar rights issued, granted or obtained by or from any Governmental Authority (collectively, “Permits”) that are necessary for the Company to own, lease and operate its assets and properties and conduct the Acquired Business as currently conducted in compliance with applicable Law and any Orders applicable to the Company or any of its assets or properties (collectively, the “Company Permits”).  Section 2.15(b) of the Seller Disclosure Schedule sets forth an accurate and complete list of the Company Permits.  Each of the Company Permits is in full force and effect and the Company is not in default of, or violation in any material respect under, any of the Company Permits.  No suspension, cancellation or modification is pending or, to the Knowledge of the Company, threatened, with respect to any of the Company Permits.  To the Knowledge of the Company, there is no reason to expect that any Company Permit that will not be renewable upon expiration after payment of routine filing fees and compliance with routine qualification procedures.  There are no Proceedings pending or, to the Knowledge of the Company, threatened that (i) question or contest the validity of, or seek the revocation, nonrenewal or suspension of, any Company Permit or (ii) seek the imposition of any condition, administrative sanction, modification or amendment with respect to any Company Permit.  No Permit held by the Company or any predecessor to the business of the Company since August 25, 2010 has been revoked, or, to the Knowledge of the Company, is threatened to be revoked or otherwise terminated or adversely modified.  The Company has made available to Purchaser accurate and complete copies of each Company Permit, including all amendments, waivers, supplements or modifications thereto.  The Company does not provide any “telecommunications services,” as defined in Section 3(53) of the Communications Act, 47 U.S.C. Sec. 153, subject to the jurisdiction of the Federal Communications Commission or any state commission.

2.16                        Environmental Matters.  Except as set forth in Section 2.16 of the Seller Disclosure Schedule:

(a)                                 The Company is, and at all times since August 25, 2010  the Company and any predecessor to the business of the Company has been, in compliance in all material respects with all applicable Environmental Laws, and to the Knowledge of the Company there are no conditions or circumstances that would either (i) prevent the continued compliance of the Company with Environmental Laws after the Closing or (ii) require additional material capital improvement expenditures in order to maintain the continued compliance of the Company with Environmental Laws after the Closing.

(b)                                 The Company possesses all Permits required under applicable Environmental Laws to be possessed by it with respect to the conduct of its business as presently conducted, and, as of the date hereof, is in compliance in all material respects with the requirements of such Permits.  None of Seller, the Company or any of their Affiliates has disposed of, or arranged to dispose of, any Hazardous Substances in a manner, or to a location that would reasonably be expected to result in a material liability to the Company under any Environmental Laws.

(c)                                  Since August 25, 2010, none of the Company, any predecessor to the business of the Company or any of their respective Affiliates has received any written or, to the Knowledge of the Company, oral notice from any Governmental Authority that alleges that the Company or any of its present or former Affiliates is in violation of any Environmental Law or has or may have any liability arising under, or is subject to any investigation by any Governmental Authority regarding, applicable Environmental Laws, the subject of which is unresolved.

(d)                                 Neither the Company nor any of its Affiliates is subject to any (i) outstanding judgment, order or decree of any Governmental Authority under Environmental Laws with respect to which the Company has any future liability or obligations or (ii) any Contract pursuant to which the Company or any of its Affiliates have accepted responsibility for the investigation, removal or remediation of (or pay for the cost of investigating, removing and/or remediating) Hazardous Materials at the Leased Real Property or any other property.

(e)                                  To the Knowledge of the Company, there are no Hazardous Materials on, in, under or emanating from the Leased Real Property, whether contained in soils, groundwater, surface water, building components, barrels, tanks, sumps, equipment (moveable or fixed), or other containers other than those Hazardous Materials that are (i) in full compliance with Environmental Laws and (ii) would not reasonably be expected to give rise to liability or any obligation to investigate and/or remediate the same under Environmental Laws.

2.17                        Taxes.

(a)                                 All Tax Returns required to have been filed by the Company have been timely filed (taking into account applicable extensions of time to file), and all such Tax Returns are true, complete and correct in all material respects.  All Taxes due and owing by the Company (whether or not shown on any Tax Return) have been timely paid.  The Company is not currently the beneficiary of an extension of time within which to file any Tax Return required to be filed.

(b)                                 Except as set forth in Section 2.17(b) of the Seller Disclosure Schedule, no audits or other Proceedings are in progress, pending or threatened with regard to any Taxes or Tax Returns of, or with respect to, the Company.  Neither the Seller nor the Company has a request for a private letter ruling, a request for administrative relief, a request for technical advice, a request for a change of any method of accounting, or any other request that is pending with any Governmental Authority that relates to Taxes or Tax Returns of the Company.  No power of attorney granted by the Company with respect to any Taxes is currently in force.  No claim has ever been made by a Governmental Authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation in such jurisdiction.

(c)                                  There are no waivers or extensions of any statute of limitations currently in effect with respect to a Tax assessment or deficiency of the Company.

(d)                                 There are no Liens for Taxes (other than Permitted Liens) upon any of the Company’s assets.

(e)                                  The unpaid Taxes of the Company did not, as of the Balance Sheet Date, exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Latest Balance Sheet (rather than in any notes thereto) and will not exceed that reserve as adjusted for operations and transactions entered into in the ordinary course of business through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Returns.

(f)                                   The Company has made available to Purchaser true, correct and complete copies of each of the Company’s income Tax Returns and all other material Tax Returns relating to the Company for each of the preceding four (4) taxable years.

(g)                                  The Company has timely and properly withheld (i) all required amounts from payments to its employees, agents, contractors, nonresidents, shareholders, lenders and other Persons and (ii) all sales, use, ad valorem, and value added Taxes.  The Company timely remitted and reported all withheld Taxes to the proper Governmental Authority in accordance with all applicable Laws.

(h)                                 Except as set forth in Section 2.17(h) of the Seller Disclosure Schedule, the Company is neither a party to nor bound by any Tax sharing, Tax allocation, Tax indemnity or similar agreement or arrangement.

(i)                                     The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any:  (i) change in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) use of an improper method of accounting for a taxable period ending on or prior to the Closing Date, other than the accounting method for deferred rent, (iii) “closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of U.S. state, local or non-U.S. Law) executed on or prior to the Closing Date, (iv) intercompany transactions or any excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of U.S. state, local or non-U.S. Law), (v) installment sale or open transaction disposition made on or prior to the Closing Date, (vi) prepaid amount or any other income eligible for deferral under the Code or Treasury Regulations promulgated thereunder (including, without limitation, pursuant to Code Sections 455 or 456, Treasury Regulations Section 1.451-5 and Revenue Procedure 2004-34, 2004-33 I.R.B. 991) received on or prior to the Closing Date, (vii) election made under Code Section 108(i) prior to the Closing, or (viii) any similar election, action, or agreement that would have the effect of deferring any liability for Taxes of the Company from any period ending on or before the Closing Date to any period ending after such date.

(j)                                    The Company (and any predecessor of the Company) (i) has never been a member of a combined, consolidated, affiliated or unitary group for Tax purposes (other than an affiliated group that includes the Seller and the Company) and (ii) has no liability for Taxes of any Person (other than other members of an affiliated group that includes the Seller and the Company) under Treasury Regulations Section 1.1502-6 (or any comparable provision of local, state or non-U.S. Law), as a transferee or successor, by Contract, or otherwise.

(k)                                 The Company is not a party to, has not participated in, or is not currently participating in, a “listed transaction” (as defined in Code Section 6707A(c)(2) and Treasury Regulations Section 1.6011-4(b)(2).

(l)                                     The Company is and always has been taxed as a C corporation for U.S. federal Income Tax purposes.  The Company does not have a permanent establishment or conduct business through any branch other than its country of formation.

(m)                             The Company has never been either a “distributing corporation” or a “controlled corporation” within the meaning of Section 355 of the Code and the Treasury Regulations promulgated thereunder.

(n)                                 The Company has never been party to any joint venture, partnership or other arrangement or Contract treated as a partnership for federal income Tax purposes.

(o)                                 The Company is not (and has never been) a “United States real property holding company” within the meaning of Code Section 897(c)(2).

(p)                                 The Company is not subject to a Tax holiday or Tax incentive or grant in any jurisdiction (collectively, a “Tax Incentive”) that will terminate (or be subject to a clawback or recapture) as a result of the transactions contemplated by this Agreement.  There is no potential for any Tax Incentive that was realized on or prior to the Closing Date to be subject to recapture as a result of any action or activities following the Closing Date.

2.18                        Insurance.  Section 2.18 of the Seller Disclosure Schedule sets forth an accurate and complete list of all insurance policies maintained by the Company.  The Company has made available to Purchaser accurate and complete copies of such insurance policies, including all amendments, waivers, supplements or modifications thereto.  Such insurance policies are currently effective, and are of such types and amounts as are consistent with customary practices and standards of companies engaged in businesses similar to that of the Company, and the Company does not rely on self-insurance (other than customary deductibles, co-insurance and retentions).  All premiums with respect to such insurance policies are currently paid in accordance with the terms of such policies and are not subject to renegotiation or retroactive adjustment (except for adjustments based on worker’s compensation payroll adjustments).  The Company is in compliance in all material respects with all other terms and conditions of such insurance policies and (a) no material dispute with any insurance carrier exists with respect to the scope of any insurance coverage, (b) the Company has not received any written or, to the Knowledge of the Company, oral notice of cancellation, termination non-renewal or reduction in coverage or any other written or, to the Knowledge of the Company, oral indication that any insurance policy is no longer in full force and effect or will not be renewed, and (c) the Company has not received any written or, to the Knowledge of the Company, oral refusal of coverage or any written notice that a defense will be afforded with reservation of rights (other than a general reservation of rights with respect to a claim (that, to the Knowledge of the Company, is a covered claim)).  An accurate and complete list of material insurance claims covering the period since December 31, 2014 and through the date of this Agreement is attached to Section 2.18 of the Seller Disclosure Schedule.

2.19                        Employees.

(a)                                 Section 2.19(a) of the Seller Disclosure Schedule separately sets forth all of the employees of the Acquired Business (the “Acquired Business Employees”) as of the date of this Agreement, and for each such Acquired Business Employee the Company has made available to Purchaser the following information: name, job title, Fair Labor Standards Act designation, current base compensation and visa and green card application status.  To the Knowledge of the Company, no Acquired Business Employee is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality or non-competition agreement, that in any way adversely affects or restricts the performance of such Acquired Business Employee’s duties.  Except as provided in the Employment Agreements set forth in Section 2.10(a)(xiv) of the Seller Disclosure Schedule pursuant to clause (xiv) of Section 2.10, all employees of the Acquired Business are employees at will.

(b)                                 Except as set forth in Section 2.19(b) of the Seller Disclosure Schedule, to the Knowledge of the Company, each Employee is (i) a United States citizen, (ii) a lawful permanent resident of the United States or (iii) an alien authorized to work in the United States either specifically for the Company or for any United States employer.  The Company has completed a Form I-9 (Employment Eligibility Verification) for each Employee and each such Form I-9 has since been updated as required by applicable Law and is correct and complete in all material respects.  With respect to each Employee, an authorized official of the Company has reviewed the original documents relating to the employment eligibility and authorization of such Employee to be employed in the United States in compliance with applicable Law and such documents appeared, to such official, to be genuine on their face.

(c)                                  The Company has withheld all amounts required by Law or agreement to be withheld from the wages or salaries of its Employees and is not liable for the payment of any arrears of wages or other Taxes, penalties, fines or other compensation of any kind, however designated, for failure to comply with any of the foregoing.  Except as set forth in Section 2.19(c) of the Seller Disclosure Schedule, the Company has properly classified its Employees pursuant to the Fair Labor Standards Act.

(d)                                 Since December 31, 2011, the Company has not experienced any strike, walkout, strike, union activity, picketing, work stoppage, work slowdown, lockout, sit-in, grievance, labor dispute, boycott, collective bargaining dispute or any other similar occurrence or, to the Knowledge of the Company, any attempt to organize or represent the labor force of the Company.  The Company is, and since December 31, 2011 the Company and any predecessor to the business of the Company has been, in compliance in all material respects with all applicable Laws regarding employment and employment practices.  There is no labor strike, work stoppage or slowdown pending or, to the Knowledge of the Company, threatened against the Company with respect to its employees.  There are no controversies pending or threatened between the Company, on the one hand, and any of its Employees (or former employees), or any labor union or other collective bargaining unit representing any of their Employees, on the other hand.  No Order of or Proceeding by any Governmental Authority or employee or former employee with respect to the Company in relation to any actual or alleged violation of any employment-related Laws is pending or, to the Knowledge of the Company, threatened, nor has the Company received any written or, to the Knowledge of the Company, oral notice from any Governmental Authority indicating an intention to conduct the same.  The Company is not a party to or otherwise bound by any consent decree, settlement or conciliation agreement with any Governmental Authority relating to prospective, current or former employees or employment practices.  In the past year, the Company has not implemented any layoff of employees that would implicate the Worker Adjustment and Retraining Notification (WARN) Act and the rules and regulations promulgated thereunder or any similar Law (considered independently from any layoffs that may occur after the Closing).

(e)                                  The Company is not a party to, or bound by, any collective bargaining or other Contract with a labor organization representing any of the Employees.  No union or other collective bargaining unit, employee organizing entity, works council or employee representative has been certified or recognized by the National Labor Relations Board, any Governmental Authority or the Company as representing any of the Employees.

2.20                        Powers of Attorney.  Section 2.20 of the Seller Disclosure Schedule sets forth an accurate and complete list of the names of all Persons holding general or special powers of attorney from the Company and a summary of the terms thereof.

2.21                        Absence of Certain Practices.  Neither the Company nor any of its employees, officers, directors, equityholders, representatives or agents, has, directly or indirectly, made, given or incurred or agreed to make, give or incur any contribution, payment, gift or entertainment or other expense or similar benefit to any customer, vendor, supplier, governmental employee or other Person who is or may be in a position to help or hinder the business or operations of the Company (or assist the Company in connection with any actual or proposed transaction relating to the Acquired Business), (a) that subjected or would reasonably be expected to subject the Company to any damage or penalty in any criminal or governmental Proceeding, (b) that subjected or would reasonably be expected to subject the Company to any adverse consequences with any Governmental Authority or regarding the ability of the Company, or any of them, to continue doing business as it is currently conducted by the Company, or (c) that in case of a payment made directly or indirectly to an official or employee of any Governmental Authority, constitutes an illegal bribe or kickback (or if made to an official or employee of a foreign government, is unlawful under the Foreign Corrupt Practices Act of 1977, as amended) or, in the case of a payment made directly or indirectly to a Person other than an official or employee of a government or Governmental Authority, constitutes an illegal bribe, illegal kickback or other illegal payment under any Law of the United States or under the Law of any other Governmental Authority that could subject the payor to a criminal penalty or the loss of a license or privilege to engage in a trade or business.

2.22                        Transactions with Related Persons.  Except as set forth in Section 2.22 of the Seller Disclosure Schedule, since December 31, 2011, no (a) Affiliate of the Company, (b) officer, director or holder of more than ten percent (10%) of the voting capital stock of the Company, Seller, CloudCo or MegaPath Holdco Corporation or, to the Knowledge of the Company, member of the “immediate family” (as such term is defined under Rule 16a-1(e) of the Securities Exchange Age of 1934) of any such Person, (c) to the Knowledge of the Company, officer, director or equityholder of any other Affiliate of the Company or (d) corporation, partnership, limited liability company or other entity in which any officer or director of the Company, Seller, CloudCo or MegaPath Holdco Corporation or, to the Knowledge of the Company, any member of their immediate family or any other Affiliate of the Company has a direct or indirect interest in more than thirty percent (30%) of the voting capital stock of such entity, has:

(i)                                     purchased any goods or services from, or sold or furnished any goods or services (including management services) to, the Company;

(ii)                                  a beneficial interest in any Contract to which the Company is a party or by which the Company or any of its assets or properties may be bound or affected (except, with respect to employees of the Company, for written employment contracts listed in Section 2.10(a) of the Seller Disclosure Schedule pursuant to Section 2.10(a)(xiv)); or otherwise receives any rights or benefits from, or is the beneficiary of any obligations of, the Company (except, with respect to employees of the Company, for employment-related obligations incurred in the Ordinary Course of Business on arms-length terms that are fair to the Company); or

(iii)                               any interest or claim against the Company or any of its assets or properties which could materially and adversely affect the Company’s assets or properties or title to or right to use its assets or properties, or to conduct the Acquired Business.

Except as set forth Section 2.22 of the Seller Disclosure Schedule, no assets or properties (whether tangible or intangible) of any of the Persons described in this Section 2.22 are used by the Company in the conduct of the Acquired Business.

2.23                        Books and Records.  The minute books of the Company contain accurate records of all meetings and other corporate actions of its board of directors and any committees thereof and of its stockholders.

2.24                        Bank Accounts.  Section 2.24 of the Seller Disclosure Schedule sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company maintains any deposit or checking account, the account numbers of all such accounts and the names of all persons authorized to draw thereon or make withdrawals therefrom.

2.25                        Brokers.  Except as set forth in Section 2.25 of the Seller Disclosure Schedule, no agent, broker, finder or investment or commercial banker or other Person engaged by or acting on behalf of the Company or any of its representatives or Affiliates in connection with the negotiation, execution or performance of this Agreement or the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby, is or will be entitled to any brokerage or finder’s or similar fee or other commission from the Company as a result of this Agreement or the other Transaction Documents or the consummation of the transactions contemplated hereby and thereby.

2.26                        No Other Representations or Warranties.  EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES (a) OF THE COMPANY CONTAINED IN THIS ARTICLE II, IN THE OTHER TRANSACTION DOCUMENTS OR IN ANY DOCUMENT DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS AND (b) OF SELLER CONTAINED IN THIS ARTICLE II OR ARTICLE III, IN THE OTHER TRANSACTION DOCUMENTS OR IN ANY DOCUMENT DELIVERED IN CONNECTION WITH THIS AGREEMENT OR OTHER TRANSACTION DOCUMENTS, NEITHER THE COMPANY NOR SELLER MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY REGARDING THE COMPANY OR ITS BUSINESS, ASSETS OR LIABILITIES, AND THE COMPANY AND SELLER HEREBY DISCLAIM ANY SUCH REPRESENTATIONS OR WARRANTIES.

ARTICLE III
REPRESENTATIONS AND WARRANTIES REGARDING SELLER

As a material inducement to Purchaser to enter into this Agreement and to consummate the transactions contemplated by this Agreement, Seller hereby represents and warrants to Purchaser, as of the date of this Agreement and as of the Closing Date, as follows:

3.1                               Existence; Good Standing.  Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all required corporate power and authority to own or lease its properties and assets and to conduct its business as presently conducted.  Seller is duly licensed or qualified to do business as a foreign entity and is in good standing under the laws of each other jurisdiction in which such licensing or qualification is necessary, except where the failure to be so licensed or qualified or to be in good standing would not reasonably be expected to have a material adverse effect on the ability of Seller to perform its obligations under this Agreement and the other Transaction Documents to which it will be a party or to consummate the transactions contemplated by this Agreement and such Transaction Documents.

3.2                               Authority; Enforceability.

(a)                                 Seller has all required power and authority to execute and deliver this Agreement and the other Transaction Documents to which it will be a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance by Seller of this Agreement and the other Transaction Documents to which it will be a party, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized and approved by all required action on the part of Seller.

(b)                                 This Agreement has been duly and validly executed and delivered by Seller and each other Transaction Document to which it will be a party will be, at and as of the Closing, duly and validly executed and delivered by Seller and (assuming due authorization, execution and delivery by Purchaser) this Agreement constitutes, and each such Transaction Document will constitute, a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except for the Equitable Exceptions, and Seller has full right, power and authority to transfer, sell and deliver the Shares to Purchaser pursuant to this Agreement.

3.3                               No Conflicts.  Except as set forth in Section 3.3 of the Seller Disclosure Schedule, the execution and delivery of this Agreement by Seller does not, the execution and delivery of the other Transaction Documents to be executed and delivered by Seller will not, the performance by Seller of its obligations under this Agreement and such other Transaction Documents will not, and the consummation of the transactions contemplated by this Agreement and the other Transaction Documents will not (a) violate Seller’s Organizational Documents, (b) violate or conflict in any material respect with any Law applicable to Seller or by which Seller or the Shares are bound or affected, (c) with or without the passage of time or the giving of notice, or both, violate, conflict with or result in a breach of the terms or conditions or provisions of, or constitute a default (or an event which might, with the passage of time or the giving of notice or both, constitute a default) under, or result in or give rise to a right of termination, modification, acceleration or cancellation of any obligation under, any Contract to which Seller is a party or by which Seller or any of the Shares are bound or (d) result in the creation or imposition of a Lien upon any of the Shares.

3.4                               Consents.  Except as required under the HSR Act or as set forth in Section 3.4 of the Seller Disclosure Schedule, no notice to or consent of or with any Governmental Authority or third Person is required to be obtained by Seller in connection with Seller’s execution and delivery of this Agreement and the other Transaction Documents to which it will be a party or the performance of its obligations hereunder or thereunder.

3.5                               Litigation.  There are no Proceedings pending or, to the Knowledge of Seller, threatened against Seller or any of the Shares or Seller’s other assets or properties, or any Orders outstanding against Seller, in each case that (a) questions the validity of this Agreement or any other Transaction Document to which Seller will be a party or any action taken or to be taken by Seller in connection herewith or therewith, (b) seeks to enjoin the consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which Seller will be a party; or (c) would reasonably be expected to, either individually or in the aggregate, delay, hinder, prevent or otherwise adversely affect Seller’s ability to perform Seller’s obligations under this Agreement or such Transaction Documents or to consummate the transactions contemplated hereby or thereby.

3.6                               Title to Shares.  Seller is the beneficial and lawful record owner of the Shares and has good, valid and marketable title to the Shares, free and clear of any and all Liens.  On the date of this Agreement the Shares collectively constitute, and on the Closing Date the Shares will constitute, all of the issued and outstanding shares of capital stock of the Company.  There are no Contracts to which Seller is a party with respect to the acquisition, disposition or voting of, or any other matters pertaining to, any of the Shares or any other equity interests of the Company.  Seller has the power and authority to sell, transfer, assign, exchange and deliver its Shares, as provided in this Agreement, and such sale, transfer, assignment, exchange and delivery will convey to Purchaser at the Closing good, valid, enforceable and marketable title to the Shares, free and clear of any and all Liens and restrictions other than restrictions of general applicability imposed by federal or state securities Laws and those imposed on the Shares by Purchaser.

3.7                               Certain Relationships.  Seller is not subject to any Contract that would require Seller to pay any amount to any person that will be an employee of the Company following the Closing as a result of the consummation of the transactions contemplated by this Agreement or the other Transaction Documents.

3.8                               No Other Representations or Warranties.  EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF SELLER CONTAINED IN ARTICLE II OR THIS ARTICLE III, IN ANY TRANSACTION DOCUMENT OR IN ANY DOCUMENT DELIVERED IN CONNECTION WITH THIS AGREEMENT OR OTHER TRANSACTION DOCUMENTS, SELLER MAKES NO EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY REGARDING SELLER, AND SELLER HEREBY DISCLAIMS ANY SUCH REPRESENTATIONS OR WARRANTIES.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PURCHASER AND PARENT

As a material inducement to Seller to enter into this Agreement and to consummate the transactions contemplated by this Agreement, Purchaser and Parent hereby jointly and severally represent and warrant to Seller, as of the date of this Agreement and as of the Closing Date, as follows:

4.1                               Existence; Good Standing.  Parent and Purchaser are corporations duly incorporated, validly existing and in good standing under the laws of the State of Delaware and the State of Virginia, respectively, and have all required corporate power and authority to own or lease their respective properties and assets and to conduct its business as presently conducted.  Purchaser is duly licensed or qualified to do business as a foreign entity and is in good standing under the laws of each other jurisdiction in which such licensing or qualification is necessary, except where the failure to be so licensed or qualified or to be in good standing would not reasonably be expected to have a material adverse effect on the ability of Purchaser to perform its obligations under this Agreement and any other Transaction Documents to which it will be a party or to consummate the transactions contemplated hereby and thereby.

4.2                               Authority; Enforceability.

(a)                                 Each of Parent and Purchaser has all required power and authority to execute and deliver this Agreement and the other Transaction Documents to which it will be a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance by each of Parent and Purchaser of this Agreement and the other Transaction Documents to which it will be a party, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized and approved by all required action on the part of Parent and Purchaser.

(b)                                 This Agreement has been duly and validly executed and delivered by each of Parent and Purchaser and each Transaction Document to which Purchaser will be a party will be, at and as of the Closing, duly and validly executed and delivered by Purchaser and (assuming due authorization, execution and delivery by the Company and Seller) this Agreement constitutes, and each such Transaction Document will constitute, a legal, valid and binding obligation of Parent and Purchaser (to the extent that they are a party thereto), enforceable against Parent and Purchaser (to the extent that they are a party thereto) in accordance with its terms, except for the Equitable Exceptions.

4.3                               No Conflicts.  Except as set forth in Section 4.3 of the Purchaser Disclosure Schedule, the execution and delivery of this Agreement by Parent and Purchaser does not, the execution and delivery of the other Transaction Documents to be executed and delivered by Purchaser will not, and the consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which Purchaser will be a party will not (a) violate Parent’s or Purchaser’s Organizational Documents, respectively, (b) violate any Law applicable to Parent or Purchaser or (c) solely with respect to Purchaser, with or without the passage of time or the giving of notice, or both, violate, conflict with or result in a breach of the terms or conditions or provisions of, or constitute a default (or an event which might, with the passage of time or the giving of notice or both, constitute a default) under, or result in or give rise to a right of termination, modification, acceleration or cancellation of any obligation under, any Contract to which Purchaser is a party or by which it or its properties or assets are bound.

4.4                               Consents.  Except as required under the HSR Act or as set forth in Section 4.4 of the Purchaser Disclosure Schedule, no notice to or consent of or with any Governmental Authority or third Person is required to be obtained by Parent or Purchaser in connection with Parent or Purchaser’s execution and delivery of this Agreement and the other Transaction Documents to which it will be a party or the performance of its obligations hereunder or thereunder.

4.5                               Litigation.  There is no Proceeding pending or, to the Knowledge of Purchaser, threatened against Parent or Purchaser, that (a) questions the validity of this Agreement or any other Transaction Document to which Purchaser will be a party or any action taken or to be taken by Purchaser in connection herewith or therewith, (b) seeks to enjoin the consummation of the transactions contemplated by this Agreement or such other Transaction Documents or (c) which would reasonably be expected to have, individually or together with any other such Proceedings, a material adverse effect on the ability of Parent or Purchaser to consummate the transactions contemplated by this Agreement and such other Transaction Document.

4.6                               Financial Ability to Perform.  At the Closing, Purchaser will have cash, available lines of credit or other resources of immediately available funds sufficient to be able to consummate the transactions contemplated by this Agreement and the other Transaction Documents, upon the terms contemplated by this Agreement and such other Transaction Documents, and to pay its transaction fees and expenses.

4.7                               Investment Representations.  The Purchaser is purchasing the Shares for investment purposes and not with a present view to, or for sale in connection with, any distribution thereof, within the meaning of the Securities Act.  The Purchaser acknowledges that the Shares have not been registered under the Securities Act or qualified under applicable state securities laws and understands the restrictions on resale of the Shares imposed by the Securities Act and such applicable state securities laws.  The Purchaser also acknowledges that Seller has no obligation to register the Shares, that there is presently no public market for the Shares, that there may never be a public market for the Shares, and that, even if such a market develops, Purchaser may never be able to sell or dispose of the Shares and, accordingly, Purchaser must bear the economic risk of this investment potentially indefinitely.  Purchaser is an “accredited investor,” as that term is defined in Rule 501 under Regulation D promulgated under the Securities Act.

4.8                               Brokers Fees.  No agent, broker, finder or investment or commercial banker, or other Person engaged by or acting on behalf of Purchaser or any of Purchaser’s representatives or Affiliates in connection with the negotiation, execution or performance of this Agreement or the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby, is or will be entitled to any brokerage or finder’s or similar fee or other commission from Seller as a result of this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby.

4.9                               No Other Representations or Warranties.  EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF PURCHASER AND PARENT CONTAINED IN THIS ARTICLE IV, IN THE OTHER TRANSACTION DOCUMENTS OR IN ANY DOCUMENT DELIVERED IN CONNECTION WITH THIS AGREEMENT OR OTHER TRANSACTION DOCUMENTS, NEITHER PURCHASER NOR PARENT MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY, AND EACH OF PARENT AND PURCHASER HEREBY DISCLAIMS ANY SUCH REPRESENTATIONS OR WARRANTIES.

ARTICLE V
PRE-CLOSING COVENANTS

5.1                               Conduct of Seller and Purchaser.

(a)                                 Except as consented to by Purchaser in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the period from the date of this Agreement until the Closing (the “Pre-Closing Period”), Seller shall, subject to the terms and conditions of this Agreement (A) not sell or otherwise dispose of any of the Shares, (B) not permit any Lien to encumber the Shares, (C) not waive or relinquish any material right or claim with respect to the Shares that would adversely impact Purchaser and (D) use commercially reasonable efforts to satisfy all conditions set forth in Section 7.1.

(b)                                 Except as consented to by Seller in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the Pre-Closing Period, Purchaser shall, subject to the terms and conditions of this Agreement, use commercially reasonable efforts to satisfy all conditions set forth in Section 7.2.

5.2                               Conduct of the Company.

(a)                                 Except: (i) as set forth in Section 5.2(a) of the Seller Disclosure Schedule, (ii) to the extent required under this Agreement, (iii) to the extent required by applicable Law (after consultation with Purchaser) or (iv) as otherwise consented to by Purchaser in writing (such consent to not be unreasonably withheld, conditioned or delayed), during the Pre-Closing Period the Company shall (A) conduct the Acquired Business in the Ordinary Course of Business, (B) use commercially reasonable efforts to preserve substantially intact its present business organization and its relationships with customers, suppliers and others having business dealings with it, and to keep available the services of the Company’s present officers and significant employees, (C) use commercially reasonable efforts to satisfy all conditions set forth in Section 7.1 and (D):

(1)                                 not declare, set aside or pay any dividend or distribution in respect of any capital of the Company (except dividends and distributions paid in cash prior to the Closing from funds legally available for distribution), or redeem, purchase or otherwise acquire any securities of the Company;

(2)                                 not permit any Lien to encumber any of its assets, or otherwise subject any such assets to any Lien, other than (i) Permitted Liens or (ii) any Lien to be removed at or prior to Closing;

(3)                                 not issue, grant, sell or encumber any equity interest in the Company, or any right relating thereto, or make any other changes in the equity capital structure of the Company;

(4)                                 not make any capital expenditures except in amounts not to exceed One Million Five Hundred Thousand Dollars ($1,500,000) in the aggregate in any thirty (30) consecutive day period, or fail to make or materially delay any necessary capital expenditures;

(5)                                 not hire any new management-level employees that will continue to be employees of the Company following the Closing (other than to fill vacancies created by the termination of employment of current management-level employees);

(6)                                 not enter into any new Contract, business arrangement or relationship that would be required to be set forth in Section 2.22 of the Seller Disclosure Schedule (unless the same will be terminated on or before the Closing without liability, after the Closing, to the Company);

(7)                                 not make any change in its annual accounting period;

(8)                                 not cancel any debts owed to or claims held by it, other than in the Ordinary Course of Business;

(9)                                 not take any action or fail to take any action that would result in any of the representations and warranties of the Company and Seller set forth in Section 2.7 (other than clause (xiv) thereof) becoming not true and correct in all material respects (in the case of representations and warranties not qualified as to materiality or Material Adverse Effect) or true and correct in all respects (in the case of representations and warranties qualified as to materiality or Material Adverse Effect) as of the Closing; and

(10)         not make or change any Tax election, not file any amended Tax Return, not enter into any closing agreement or similar agreement with respect to Taxes, not surrender any right to claim a refund of Taxes, not consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment, not make or request any Tax ruling, not enter into any Tax sharing or similar agreement or arrangement, not enter into any transactions giving rise to a deferred gain or loss, or not settle any audit or other Proceeding or claim with respect to Taxes; and

(11)         not enter into any Contract or otherwise become obligated to do any action prohibited under the foregoing clauses (1) — (10).

5.3          Control of Operations.  Nothing contained in this Article V shall give Purchaser, directly or indirectly, the right to control or direct the operations of the Company prior to the Closing.  Prior to the Closing, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

5.4          Regulatory and Other Approvals.

(a)           General.  During the Pre-Closing Period, Seller shall, and shall cause its Affiliates (including the Company) to, and Purchaser shall, and shall cause its Affiliates to, in a timely manner and subject to the terms and conditions of this Section 5.4, use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable, and execute and deliver such documents upon reasonable request, to carry out the provisions of this Agreement, consummate the Closing hereunder and make effective the transactions contemplated by this Agreement, including all filings with any Governmental Authority (including the HSR Act filings discussed in Section 5.4(c)) and obtaining all necessary waivers, consents and approvals from, and taking all necessary actions to avoid any Proceeding by, any Governmental Authority.

(b)           Without limiting the generality of Section 5.4(a), during the Pre-Closing Period (i) Seller shall, and shall cause the Company to, in a timely manner use commercially reasonable efforts to (A) obtain all consents, approvals, waivers, orders, Permits and authorizations of, and make all registrations, applications, qualifications, designations, declarations, filings and notifications with or to, each Governmental Authority necessary in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby (collectively, the “Governmental Approvals”) and (B) obtain all consents, waivers, approvals and authorizations of counterparties under the Contracts to which any of the Companies are a party or by which any of their respective assets or properties are bound which are required under the terms and conditions of such Contracts to be obtained in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, other than such consents, waivers, approvals and authorizations not required by Purchaser as set forth in a written notice (collectively, the “Contract Consents”), (ii) Purchaser shall use all commercially reasonable efforts to obtain all Governmental Approvals to which Purchaser is required to be the applicant of record, and (iii) Purchaser shall, upon written request from Seller or the Company, use commercially reasonable efforts to assist Seller and the Company in connection with such matters in the manner so requested; provided, however, that such assistance shall not require Purchaser to (I) expend any out-of-pocket costs or expenses (other than costs of counsel and other advisors to Purchaser incurred in providing information and otherwise cooperating with Seller and the Company), (II) provide any other financial accommodation by way of guarantee, security deposit, letter of credit or otherwise or (III) agree to any material or commercially unreasonable amendment, alteration, modification or waiver of or with respect to any Permit or Contract.  Notwithstanding any other provision of this Agreement, including the foregoing provisions of this Section 5.4, Seller shall not, and shall cause the Company not to, enter into any Contract that places additional obligations or limitations on Purchaser or any of the Companies following the Closing as a condition for obtaining any Contract Consent or Governmental Approval, except with the prior written consent of Purchaser, and Purchaser shall not be required to consent to any divestiture or other structural or conduct relief applicable to the assets, properties or business of the Company or the business of Purchaser and its Affiliates.  Except to the extent that Governmental Approvals require Purchaser to make submissions as applicant of record, Seller shall have primary responsibility to make application for and to pursue the grant of each of the Governmental Approvals and Contract Consents.

(c)           Each of Purchaser and Seller shall file or cause to be filed with the United States Federal Trade Commission (the “FTC”) and the United States Department of Justice (the “DOJ”), in each case pursuant to the HSR Act (i) the notification and report form, if any, required for the transactions contemplated hereby, which form shall be filed not later than ten (10) Business Days following the date of this Agreement and (ii) any supplemental information requested in connection therewith, which information shall be filed as soon as reasonably practicable after the request therefor.  Any such notification and report form and supplemental information shall be in substantial compliance with the requirements of the HSR Act.

(d)           Subject to applicable Laws relating to the exchange of information, the Company and Seller, on the one hand, and Purchaser, on the other hand, shall furnish to the other such necessary information and reasonable assistance as any Party may reasonably request in connection with preparation of the notices and requests referred to in this Section 5.4 and any filing or approval process that is necessary to obtain any Governmental Approvals.  Except to the extent limited by applicable Law, the Company and Seller, on the one hand, and Purchaser, on the other hand, shall (i) keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, any Governmental Authority in connection with this process, (ii) furnish the other with copies of all correspondence and communications between such Party and its Affiliates and their respective representatives, on the one hand, and any Governmental Authority or members of its staff, on the other hand, with respect to this Agreement and the transactions contemplated hereby (excluding documents and communications which are subject to preexisting confidentiality agreements and to attorney client privilege), (iii) provide each other the right to review in advance, and to the extent applicable consult with each other on, all the information that appears in any filing made with, or written materials submitted to, any Governmental Authority in connection with this Agreement and the transactions contemplated hereby (in exercising the foregoing right, each of the parties shall act reasonably and as promptly as reasonably practicable) and (iv) comply as promptly as reasonably practicable and in any event in accordance with applicable Law with any such inquiry or request.

(e)           Limitation on Obligations.  Notwithstanding the foregoing, nothing in this Section 5.4 shall obligate any Party to waive or amend any condition set forth in Article VII or any underlying representation, warranty, covenant or agreement.

5.5          Access.  During the Pre-Closing Period, Seller shall cause the Company to (a) provide to Purchaser and the employees, directors, officers, agents or representatives of Purchaser (collectively, the “Purchaser Representatives”), upon reasonable prior notice to the Company, reasonable access, during normal business hours, and in such a manner as not to unreasonably interfere with the conduct of the Acquired Business, to (i) the facilities, assets, properties, books and records of the Company and (ii) the employees, directors, officers, agents or representatives of the Company or Seller (collectively, the “Seller Representatives”), (b) furnish to Purchaser and the Purchaser Representatives such documents, additional financial and operating data and other information related to the Acquired Business as Purchaser and the Purchaser Representatives may reasonably request and (c) with the prior consent of Seller (such consent not to not be unreasonably withheld, delayed or conditioned) permit Purchaser and the Purchaser Representatives to contact and discuss the affairs and accounts of the Company with the customers, third party payors, vendors, suppliers and other business relations of the Company (it being acknowledged that Purchaser and the Purchaser Representatives are not prohibited from contacting any such Person with respect to any matter unrelated to the transactions contemplated by this Agreement or the other Transaction Documents).  Prior to the Closing, all information disclosed by or on behalf of Seller and the Company to Purchaser or any of the Purchaser Representatives shall be received and held in accordance with the Confidentiality Agreement.  No investigation by Purchaser or any of the Purchaser Representatives pursuant to this Section 5.5 shall affect, add to or subtract from any representations and warranties of the Company or Seller or the conditions to the obligations of the Parties to consummate the transactions contemplated by this Agreement or the other Transaction Documents.

5.6          Exclusivity.  During the Pre-Closing Period, Seller shall not, and shall cause the Company and each of the Seller Representatives not to, directly or indirectly, solicit, initiate, encourage, entertain, facilitate or participate in any inquiries, proposals or offers from, discuss or negotiate with, provide any information to, consider the merits of any inquiries, proposals or offers from, or enter into any letter of intent, term sheet or Contract with, any Person (other than Purchaser), in each case relating to (a) any sale, assignment or transfer of any of the Shares or any direct or indirect interest therein, (b) any merger, consolidation, recapitalization, business combination or other similar transaction involving Seller or the Company, (c) any sale of any assets or properties of the Company outside of the Ordinary Course of Business, other than solely with respect to the Divestiture or the Cloud & Hosted Services Business, or (d) any issue by the Company of any capital stock or other equity securities, or any securities convertible into or exercisable or exchangeable for (including any rights, warrants or options to acquire) any such capital stock, other equity securities or other securities, (any such transaction referred to in the preceding clauses (a), (b), (c) or (d), an “Alternative Transaction”).  If, during the Pre-Closing Period, Seller or any of the Seller Representatives receives any inquiry, offer or proposal concerning a proposed Alternative Transaction, Seller shall not (and shall cause the Seller Representatives to not) make any written or oral response to such inquiry, offer or proposal (other than to state that a contractual obligation precludes a substantive response) and shall provide written notice to Purchaser, promptly (and in any event within two (2) Business Days) of receipt or awareness of such inquiry, offer or proposal by Seller or any of the Seller Representatives, which notice shall include a reasonable description of the material terms and conditions of the proposed Alternative Transaction (including the identity of the Person making the inquiry, offer or proposal) and accurate and complete copies of any documents supplied by such Person in connection with the proposed Alternative Transaction.  Seller shall, and shall cause the Seller Representatives to, cease immediately any discussions regarding any potential Alternative Transactions that were ongoing as of the date of this Agreement.

5.7          Notification.  During the Pre-Closing Period, the Company and Seller, on the one hand, and Purchaser, on the other hand, shall notify the other as soon are reasonably practicable (and in any event within five (5) Business Days) after becoming aware of (a) any breach of, or inaccuracy in, any of its or their representations and warranties contained in this Agreement that is qualified by materiality or Material Adverse Effect, (b) any material breach of, or inaccuracy in, any of its or their representations and warranties contained in this Agreement that is not qualified by materiality or Material Adverse Effect, (c) any breach or non-fulfillment of any of its or their covenants or agreements contained in this Agreement or (d) any change, effect, matter, event, fact, condition, circumstance, occurrence or development that, individually or in the aggregate, is or would reasonably be expected to cause a condition to the other Parties’ obligation to consummate the Closing set forth in Article VII to not be satisfied prior to the Termination Date.  Except as provided in the next sentence, such notice shall not (i) be deemed to supplement or amend the Seller Disclosure Schedule or the Purchaser Disclosure Schedule or any such representation and warranty or covenant and agreement of the Company, Seller or Purchaser for the purpose of determining whether any of the conditions set forth in Article VII have been satisfied or (ii) affect the right of any Purchaser Indemnified Party or Seller Indemnified Party to indemnification pursuant to Article VIII.  Notwithstanding the foregoing, to the extent such notice is from Seller and (A) relates to Section 2.8(a)(i) or Section 2.8(a)(ii) of the Seller Disclosure Schedule (relating to customers and suppliers), Section 2.8(b) of the Seller Disclosure Schedule (ageing of accounts receivable), Section 2.10 of the Seller Disclosure Schedule (relating to Material Contracts, but solely with respect to the additions to or deletions of any Material Contracts thereon arising in the Ordinary Course of Business), Section 2.14 of the Seller Disclosure Schedule (relating to employment agreements and offer letters, but solely with respect to the additions to or deletions of any Contracts or offer letters thereon arising in the Ordinary Course of Business) or Section 2.18 of the Seller Disclosure Schedule (relating to the list of insurance policies, but solely with respect to the additions to or deletions of any insurance policies thereon arising in the Ordinary Course of Business) and (B) the disclosure in such notice is only as to changes that do not result from a non-fulfillment or breach of any covenant of the Company or Seller set forth in this Agreement (or, with respect to deletions from Section 2.10 of the Seller Disclosure Schedule, that do not result from or relate to any breach or other non-performance of any Contract), from and after the Closing, Purchaser shall be deemed to have waived any and all rights it and all other Purchaser Indemnified Parties may have arising from or relating to a breach of representation or warranty with respect to such sections that is described in such notice (including any right to indemnification pursuant to Article VIII); provided, however, that no such waiver shall apply if and to the extent the breach described in such notice related to the failure of a representation or warranty of the Company or Seller to be true and correct on and as of the date of this Agreement.

5.8          Purchaser Financing.

(a)           During the Pre-Closing Period, Purchaser shall use commercially reasonable efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary in order to obtain debt financing to provide funding for the transactions contemplated by this Agreement and the other Transaction Documents (the “Financing”), it being acknowledged by Purchaser that obtaining the Financing is not a condition to the Closing.  During the Pre-Closing Period, Purchaser shall keep Seller reasonably apprised of the status of the Financing.

(b)           Seller and the Company shall from time to time as and when requested by Purchaser, provide reasonable cooperation to Purchaser in connection with Purchaser’s efforts to obtain the Financing, as Purchaser may reasonably request.  Without limiting the generality of the foregoing, the Company and Seller shall, and shall use their commercially reasonable efforts to cause the other Seller Representatives to, at the request of Purchaser (i) participate in meetings, drafting sessions and due diligence sessions, (ii) (A) furnish Purchaser, as promptly as reasonably practicable following Purchaser’s request, with such pertinent and customary information, to the extent reasonably available to the Company or Seller, regarding the Company and the Acquired Business, as may be reasonably requested by Purchaser to consummate the Financing and with information regarding the Company and the Acquired Business (including information to be used in the preparation of one or more information packages regarding the business, operations, financial projections and prospects of the Company and the Acquired Business), in each case, which is reasonable and customary for the arrangement of loans contemplated by the Financing and to the extent reasonably available to the Company, Seller or the Seller Representatives (collectively, the “Required Information”) and (iii) execute and deliver customary certificates or other documents and instruments relating to guarantees (but not any personal guarantees of any Seller or Affiliates other than the Company), the pledge of collateral and other matters ancillary to the Financing as may be reasonably requested by Purchaser; provided, however, that no obligation under any such certificate, document or instrument shall be effective until the Closing and Seller shall not and, prior to the Closing, the Company shall not, be required to pay any commitment or other fee or other amount in connection with the Financing.

5.9          Outstanding Letters of Credit and Guarantees.

(a)           Section 5.9(a) of the Seller Disclosure Schedule sets forth a complete list of the letters of credit and corporate guarantees issued in support of the Acquired Business by or on behalf of Seller or its Affiliates (other than the Company) for the benefit of third parties (the “Scheduled Guarantees”).

(b)           Purchaser shall use its commercially reasonable efforts to provide a replacement guarantee, letter of credit, security or other collateral from Purchaser to the third party beneficiary of each Scheduled Guarantee, and to obtain from the respective beneficiary of such Scheduled Guarantee, in form and substance reasonably satisfactory to Seller, valid and binding written releases of Seller and its Affiliates (other than the Company), as applicable, from any liability arising after the Closing Date under such Scheduled Guarantees with effect as of the Closing.  If, after expending its commercially reasonable efforts, Purchaser is unable to procure such a release prior to the Closing, then Purchaser shall continue to expend such efforts after the Closing, and until such time as Purchaser is able to obtain such a release, or if earlier until such time as (i) the end of the then current term of the Contract associated with such Scheduled Guarantee in accordance with its terms, if applicable, or (ii) the satisfaction of the underlying obligations which such Scheduled Guarantee supports, if applicable, Seller shall, or shall cause its Affiliate to, use commercially reasonable efforts to maintain and not terminate such Scheduled Guarantee.

(c)           Purchaser shall after the Closing indemnify and hold harmless Seller and its Affiliates from any liabilities to the extent arising out of or related to a claim against any Scheduled Guarantees  related to events or circumstances occurring after the Closing.

(d)           Notwithstanding anything to the contrary in this Agreement, no breach or violation of any agreement as the result of any failure to replace any such letter of credit or corporate guarantee shall constitute a breach of any representation or warranty under this Agreement or cause any condition precedent set forth in Section 7.1 not to be satisfied.

5.10        Publicity.  Except and solely to the extent otherwise required by applicable Law or by obligations pursuant to any listing agreement with or rules of any securities exchange or permitted by this Section 5.10, no Party shall make or permit any press release or other public announcement with respect to the existence of or subject matter of this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby without the prior written consent of Purchaser and Seller.  If Purchaser and Seller agree on a press release, then each of the Company, Seller, Purchaser and their respective Affiliates may issue further press releases and similar announcements without the consent of Purchaser or Seller; provided that each such press release or similar announcement contains, with respect to the information concerning this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, solely the information that is contained in the initial press release.  To the extent any such press release or other public announcement is required by applicable Law or by obligations pursuant to any listing agreement with or rules of any securities exchange, the disclosing party shall provide reasonable advance written notice thereof to Purchaser and Seller and consult with the non-disclosing parties concerning the contents of the public announcement.

5.11        280G Matters.  Before the Closing Date, the Company shall (a) submit to all Persons entitled to vote (within the meaning of the Treasury Regulations under Section 280G of the Code) the material facts concerning all payments and benefits that, in the absence of shareholder approval of such payments and benefits, would constitute “parachute payments” within the meaning Section 280G(b)(2) of the Code (“Parachute Payments”), in form and substance reasonably satisfactory to Purchaser and its counsel, which will satisfy all requirements of Section 280G(b)(5)(B)of the Code and the Treasury Regulations thereunder, and (b) take all necessary actions (including soliciting any required waivers of any such Parachute Payments or other consents from any applicable “disqualified individuals,” within the meaning of the Treasury Regulations under Section 280G of the Code) in order to solicit the approval and consent of all such Persons with respect to any Parachute Payments (the “280G Stockholder Approval”).  Purchaser shall have the right to review and approve (which approval shall not be unreasonably withheld, conditioned or delayed) all documents and materials relating to the 280G Stockholder Approval in advance of the 280G Stockholder Approval.

5.12        Cooperation with Audit.  The Company and Seller acknowledge that following the date of this Agreement Purchaser may conduct, at Purchaser’s expense, an audit of the financial statements for the Acquired Business or of the Company after giving effect to the disposition of its Network Services and Cloud & Hosted Services businesses.  The Company (prior to the Closing) and Seller (after the Closing) shall, and each of them shall cause their respective Affiliates (including for Seller, CloudCo after the Closing) to, use commercially reasonable efforts to cooperate with Purchaser and its accountants in connection with such audit and to provide Purchaser and its accountants with such assistance as may reasonably be requested by Purchaser or its accountants in connection with such audit, which assistance may include (a) assistance in the preparation of books and records of the Company separating the Acquired Business from the Company’s Network Services and Cloud & Hosted Services Businesses and making appropriate allocations of accounting and financial items among such businesses and (b) making employees, information, records and other reasonably requested materials available on a mutually convenient basis to assist in the conduct of such audit.  The Company (prior to the Closing) and Seller (after the Closing) shall, and shall cause its Affiliates (including for Seller, CloudCo after the Closing) to, use commercially reasonable efforts to also provide such additional information available to Seller and its Affiliates which is relevant and reasonably necessary to enable Purchaser and its accountants to prepare and audit such financial statements in compliance with the rules of the Securities and Exchange Commission applicable to Parent, and any registration statement, report or disclosure statement filed with the Securities and Exchange Commission by, or on behalf of, Parent.  In connection with the foregoing audit(s), and in furtherance of the obligations of the Company and Seller to assist Purchaser pursuant to this Section 5.12, the Company (prior to the Closing) and Seller (after the Closing) covenants and agrees to execute and deliver or cause to be executed and delivered to Purchaser’s accountants audit representation letters with respect to the period prior to the Closing as reasonably requested by Purchaser or its accountants.

5.13        The Divestiture.

(a)           The Divesture shall be consummated by (i) the contribution by the Company of certain assets to CloudCo as provided in the Contribution Agreement (the “Contributed Assets”), (ii) the assumption by CloudCo of certain liabilities of the Company as provided in the Contribution Agreement (the “Assumed Liabilities”), (iii) the transferring by the Company of certain employees to CloudCo or an Affiliate of Cloudco as contemplated by the Contribution Agreement (the “Transferred Employees”) and (iv) following the completion of the foregoing transactions, the distribution by the Company of the memberships in CloudCo to Seller prior to the Closing.

(b)           Seller and Purchaser shall, and Seller shall cause the Company and CloudCo to, work together in good faith to mutually determine on or before the date that is fourteen (14) days following the date of this Agreement (the “Allocation Date”) (i) the assets of the Company that will be Contributed Assets, (ii) the liabilities of the Company that will be Assumed Liabilities, and (iii) the employees of the Company who will be Transferred Employees.

(c)           For the purposes of the allocations required by Section 5.13(b), Seller and Purchaser agree as follows:

(i)            all Employees other than the Acquired Company Employees will be Transferred Employees and any severance liabilities associated with such Employees will be Assumed Liabilities;

(ii)           all of the Company’s office leases other than those for the Company’s facilities at Costa Mesa, California and Austin, Texas will be Contributed Assets;

(iii)          the determination of the current assets and the current liabilities of the Company that will be Contributed Assets and Assumed Liabilities will be made in a manner consistent with the manner in which Purchaser and Seller ultimately determine Actual Working Capital;

(iv)          any asset (including any Contract, other than the office leases that are addressed in the preceding clause (ii)) that is used exclusively in or relates exclusively to the Cloud & Hosted Services Business will be a Contributed Asset;

(vi)          any liability that arises exclusively from or relates exclusively to the Cloud & Hosted Services Business (or that arises exclusively from or relates exclusively to any Contributed Asset) shall be an Assumed Liability; and

(vii)         with respect to any asset (including any Contract, other than the office leases that are addressed in the preceding clause (ii)) that is not used exclusively in or relate exclusively to either the Cloud & Hosted Services Business or the Acquired Business (any such asset, a “Shared Asset”) or any liability that does not arise exclusively from or relate exclusively to the Cloud & Hosted Services Business or the Acquired Business (any such liability, a “Shared Liability”), Seller and Purchaser will work together in good faith to allocate such assets and liabilities in a fair and equitable manner, taking into account (A) the business in which such Shared Asset is primarily used or to which such Shared Asset primarily relates, (B) the business from which such Shared Liability primarily arose or to which such Shared Liability primarily relates, (C) the relative value and importance of such Shared Asset to the Cloud & Hosted Services Business as compared to its value and importance to the Acquired Business after the Closing, (D) in the case of any Contract that is a Shared Asset, the ease of allocating the benefits and obligations under such Contract to one business or the other as contemplated by Section 5.14, (E) the relative costs which the Cloud & Hosted Services Business and the Acquired Business will incur to replace such Shared Asset if such Shared Asset is not allocated to it and (F) such other considerations they may deem appropriate.

5.14        Shared Contracts.  Seller and Purchaser shall, and Seller shall cause the Company and CloudCo to, work together in good faith to mutually determine on or before the Allocation Date (a) all of the Contracts that relate to both the Acquired Business and the Cloud and Hosted Services Business (the “Shared Contracts”) and (b) for each Shared Contract, whether such Shared Contract is to be retained by the Company or to be assigned to CloudCo as part of the Divestiture pursuant to the Contribution Agreement.  For each Shared Contract, the Transition Services Agreement shall provide for a mutually agreeable arrangement by which each applicable Party that is not a party to such Contract following the Closing would be able to obtain the benefits and assume the obligations to or under such Contract in accordance with such Contract with respect to the business operated by such Party (including by subcontracting, sub-licensing or sub-leasing to the applicable Party that is not a party to such Contract, or by an arrangement under which the Party that is a party to such Contract would enforce for the benefit of such other Party, any and all rights of such Party that is a party to the Contract against a third party thereto), in each case without mark-up or premium except as except as expressly provided in the Transition Services Agreement, with the Party that is not a party to such Contract assuming the obligations to such third party thereto with respect to the business operated by such Party, in each case without mark-up or premium except as expressly provided in the Transition Services Agreement.  Notwithstanding the foregoing, (i) with respect to any Contract other than a Shared Contract that was intended to be assigned to CloudCo pursuant to the Contribution Agreement but was not so assigned in accordance with Section 2.1 thereof, Cloudco will reimburse to the Company all costs incurred by the Company in maintaining such Contract, without mark-up or premium, and (ii) with respect to any Shared Contract that was intended to be assigned to CloudCo pursuant to the Contribution Agreement but was not so assigned in accordance with Section 2.1 thereof, Cloudco will reimburse to the Company all incremental costs incurred by the Company in maintaining such Contract, without mark-up or premium, that would not have been incurred by the Company if such Contract had been assigned to CloudCo.

5.15        Commercial Agreements and Shared Services.  Purchaser shall, and Seller and the Company shall cause CloudCo to, work together in good faith to negotiate and prepare (a) mutually agreeable commercial agreements incorporating terms and conditions consistent with those set forth on Exhibit D attached hereto and (b) the schedules to the Transition Services Agreement (including the services to be provided and the terms and conditions upon which such services shall be provided).

ARTICLE VI
POST-CLOSING COVENANTS

6.1          Tax Election.

(a)           Seller shall (and, as necessary, cause any Person that is treated as the owner of such Shares for Income Tax purposes to) join with Purchaser in making, and Seller and Purchaser shall take any and all action necessary to effect, a timely election under Code Section 338(h)(10) (and any corresponding election under applicable state, local or foreign Tax Law) with respect to the purchase by the Purchaser of the Shares (the “338(h)(10) Election”).  The following provisions shall govern certain Tax matters relating to or resulting from the 338(h)(10) Election, notwithstanding anything to the contrary in Section 6.2.

(b)           Purchaser shall prepare IRS Form 8023 (“Form 8023”) and any corresponding state, local or foreign Tax forms and shall furnish such forms to Seller, for Seller’s completion and execution, no less than ten (10) days prior to the date such forms are required to be filed with any Governmental Authority; provided, that Purchaser shall deliver Form 8023 to Seller, for Seller’s completion and execution, no less than three (3) Business Days prior to the Closing Date.  Seller shall (and, as necessary, cause any Person that is treated as the owner of such Shares for Income Tax purposes to) promptly and properly complete and execute all such forms Purchaser provides to Seller and return the appropriately completed and executed copies to Purchaser for timely filing by Purchaser with the applicable Governmental Authority no less than five (5) days prior to the date such forms are required to be filed with any Governmental Authority; provided, that Seller shall return the appropriately completed and executed copy of Form 8023 to Purchaser on or prior to the Closing Date, in a form reasonably acceptable to Purchaser.

(c)           The Purchase Price, the liabilities of the Company and any other relevant items (the “338(h)(10) Consideration”) shall be allocated among the assets of the Company (the “Assets”) in accordance with this Section 6.1(c) (the “Allocation”).  As promptly as practicable after the Closing Date, but in any event within one hundred eighty (180) days thereof, Purchaser shall cause to be prepared and delivered to Seller a draft Allocation in accordance with Code Section 338(h)(10) and the Treasury Regulations thereunder (the “Draft Allocation”).  If Seller does not deliver to Purchaser a written objection to the Draft Allocation, setting forth in reasonable detail the basis for any such objection, within thirty (30) days after their receipt of the Draft Allocation, then the Draft Allocation shall become final and binding upon the Parties (the “Final Allocation”).  If Seller timely delivers such objection to Purchaser, then Seller and Purchaser shall work in good faith to resolve any dispute, and if all items of dispute are so resolved, then the Draft Allocation shall be amended accordingly and shall become the Final Allocation.  If any dispute with respect to the Draft Allocation remains unresolved for a period of twenty (20) days after Purchaser receives Seller’s objection notice, then Purchaser and Seller shall submit only the remaining disputed items to a the Accounting Arbitrator for determination.  The Accounting Arbitrator’s determination as to each such disputed item shall be binding on the Parties, and the Draft Allocation shall be amended in accordance with the Accounting Arbitrator’s determination and shall become the Final Allocation.  Purchaser shall prepare IRS Form 8883 (and any similar form for purposes of state, local or foreign Tax Law) for each of “Old Target” and “New Target” (as defined for purposes of Treasury Regulations 1.338(h)(10)-1) consistent with the Final Allocation, and Purchaser, on behalf of the Company, shall timely file or cause to be filed such Form 8883 and other forms with the appropriate Governmental Authority.  If any adjustment is subsequently made to the 338(h)(10) Consideration pursuant to the terms of this Agreement, Seller agrees to execute and deliver promptly to Purchaser such other Tax forms relating to the 338(h)(10) Election as Purchaser may reasonably request, and Seller hereby authorizes Purchaser to file any and all forms with respect to the 338(h)(10) Election.  The Form 8883 and other forms shall be binding on Seller, the Company and their respective Affiliates for all Tax purposes, and each such Person shall file all Tax Returns in a manner consistent with the Form 8883 and other forms; provided, however, that (i) the amount realized by Seller may differ from the amount allocated hereunder to reflect transaction costs that reduce the amount realized for Income Tax purposes and (ii) Purchaser’s cost for the assets that it is deemed to acquire may differ from the amount allocated hereunder to reflect the inclusion in the total cost of items (for example, capitalized acquisition costs) not included in the amount so allocated.  None of Seller, the Company, Purchaser or their respective Affiliates shall take any position on any Tax Return, before any Governmental Authority or in any Proceeding relating to Taxes that is in any way inconsistent with the Form 8883.

(d)                                 Seller shall include any income, gain, loss, deduction or other Tax item resulting from the 338(h)(10) Election on Seller’s Tax Returns to the extent and in the manner required by applicable Law, and shall timely file such Tax Returns and pay the Taxes reported on such Tax Returns.  Seller shall also be responsible for and shall pay any Tax imposed on the Company attributable to the making of the 338(h)(10) Election, including any Tax imposed under Treasury Regulations Section 1.338(h)(10)-1(d)(2).

6.2                               Tax Matters.

(a)                                 Preparation of Tax Returns.

(i)                                     Seller, at its sole cost and expense, shall (A) prepare and timely file (or cause the Company to prepare and timely file) all Tax Returns of the Company due (after taking into account all appropriate extensions) on or prior to the Closing Date (the “Pre-Closing Tax Returns”), all consolidated, combined or unitary Tax Returns with respect to Income Taxes that include Seller and the Company (the “Consolidated Returns”) and all other Tax Returns with respect to Income Taxes of the Company with a taxable year ending on or prior to the Closing Date (the “Other Income Tax Returns”, and, together with the Consolidated Returns and the Pre-Closing Tax Returns, the “Seller Prepared Returns”) and (B) timely pay (or cause the Company to timely pay) all Taxes that are shown as payable with respect to such Seller Prepared Returns.  All Seller Prepared Returns shall be prepared in accordance with existing procedures, practices, and accounting methods of the Company, unless otherwise required by applicable Law.  Each Seller Prepared Return shall be submitted to Purchaser for Purchaser’s review and comment at least twenty (20) days prior to the due date of such Seller Prepared Return (taking into account extensions); provided, that with respect to any Consolidated Return, Seller shall only be required to deliver a pro forma Tax Return for the Company.  Seller shall incorporate any reasonable comments made by Purchaser in such Seller Prepared Return prior to filing.

(ii)                                  Purchaser shall cause the Company to prepare and timely file all Tax Returns of the Company for Pre-Closing Tax Periods (other than the Consolidated Returns and the Other Income Tax Returns) that are due after the Closing Date (the “Purchaser Prepared Returns”).  To the extent that a Purchaser Prepared Return relates solely to a taxable period ending on or before the Closing Date, such Tax Return shall be prepared in accordance with existing procedures, practices, and accounting methods of the Company, unless otherwise required by applicable Law.  Each Purchaser Prepared Return shall be submitted to the Seller for the Seller’s review and comment at least twenty (20) days prior to the due date of such Purchaser Prepared Return (taking into account extensions).  Purchaser shall consider any comments of the Seller in good faith.  No failure or delay in the Purchaser providing Purchaser Prepared Returns for Seller to review shall reduce or otherwise affect the obligations or liabilities of Seller pursuant to this Agreement.

(iii)                               Seller shall claim all Income Tax deductions permitted to be claimed by applicable Law with respect to the payment of any Company Transaction Expenses and the payment of any Company Indebtedness at or after the Closing pursuant to Section 1.3(a) (except with respect to any Indebtedness identified on Schedule 1.2(g)) in the final Tax Returns of the Company for the taxable period ending on the Closing Date, and Purchaser shall not take any action, or permit the Company to take any action, inconsistent therewith, unless otherwise required by applicable Law.

(b)                                 Apportionment of Taxes.  In the case of any Straddle Period, the amount of any Taxes of the Company (i) based on or measured by income or receipts, sales or use, employment, or withholding for the Pre-Closing Tax Period shall be determined based on an interim closing of the books as of the close of business on the Closing Date (and for such purpose, the taxable period of any partnership or other pass-through entity in which the Company holds a beneficial interest shall be deemed to terminate at such time) and (ii) the amount of other Taxes of the Company for a Straddle Period for the Pre-Closing Tax Period shall be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the Straddle Period prior to and including the Closing Date and the denominator of which is the number of days in such Straddle Period.

(c)                                  Cooperation.  Purchaser, the Company and Seller shall (and shall cause their respective Affiliates to) (i) assist in the preparation and timely filing of any Tax Return of the Company, (ii) assist in any audit or other Proceeding with respect to Taxes or Tax Returns of the Company, (iii) make available any information, records or other documents relating to any Taxes or Tax Returns of the Company, and (iv) provide any information necessary or reasonably requested to allow Purchaser or the Company to comply with any information reporting or withholding requirements contained in the Code or other applicable Law.

(d)                                 Tax Contests.  Purchaser shall notify Seller within thirty (30) days upon the receipt of any notice, or becoming aware, of any audit or other similar examination with respect to Taxes for which Seller would reasonably be expected to be liable pursuant to this Agreement (a “Tax Contest”); provided, however, no failure or delay of Purchaser in providing such notice shall reduce or otherwise affect the obligations of Seller pursuant to this Agreement, except to the extent that Seller is materially and adversely prejudiced as a result of such failure or delay.  Purchaser shall control, or cause the Company to control, the conduct of any Tax Contest; provided, however, that Seller, at its sole cost and expense, shall have the right to participate in any such Tax Contest to the extent it relates solely to a Pre-Closing Tax Period.  Notwithstanding the foregoing, to the extent any Tax Contest relates solely to a Consolidated Return, Seller shall have the right to control such Tax Contest.

6.3                               Transfer Taxes.  Purchaser and Seller shall each be liable for one-half (1/2) of all sales, use, transfer, stamp, duties, documentary, registration, recording and other similar Taxes and related fees and penalties incurred as a result of the transactions contemplated by this Agreement (collectively, “Transfer Taxes”).  Purchaser shall file or shall cause the Company to file all required Tax Returns relating to Transfer Taxes.  To the extent practicable, the amount of such Transfer Taxes shall be calculated prior to the Closing Date, and payment shall be made by Purchaser or Seller, as applicable, to settle the obligations provided in this Section 6.3.  To the extent Seller, on the one hand, or Purchaser or the Company, on the other hand, pays or becomes obligated to pay any such Transfer Taxes after the Closing that was not identified and paid at the Closing in accordance with the preceding sentence, Seller or Purchaser may, from time to time or at any time, notify the other of such unpaid Transfer Taxes, which notice shall be accompanied by evidence of such the payment or obligation to pay such Transfer Taxes and the amount of such Transfer Taxes.  Promptly, and in any event within five (5) Business Days after receipt of such notice, Seller or Purchaser, as applicable, shall pay to the Party that delivered such notice its proportionate share of such Transfer Taxes.

6.4                               Access to Books and Records.  From and after the Closing until the seventh (7th) anniversary of the Closing Date, Purchaser shall, and shall cause the Company to, provide Seller and its authorized representatives with reasonable access, during normal business hours, to the books, records (including accountants’ work papers), properties, facilities and employees of the Company with respect to periods prior to the Closing Date in connection with financial reporting, Tax Return preparation or Tax compliance matters of Seller (whether or not relating to periods prior to the Closing Date).  Purchaser and Seller agree that any access or other rights under this Section 6.4 shall be provided only after reasonable advance written request by Seller, and Seller shall reasonably cooperate with Purchaser and the Company so that such access or other rights do not unreasonably disrupt the operations of the Company.  Subject to Section 6.2, the Parties agree and acknowledge that Purchaser may condition its obligations under this Section 6.4 on receipt from Seller of a customary agreement restricting use and disclosure by Seller of the information provided by Purchaser or the Company to Seller or otherwise obtained by Seller in exercising its rights under this Section 6.4.  Unless otherwise consented to in writing by Seller, Purchaser shall not permit the Company, for a period of seven (7) years following the Closing Date, to destroy, alter or otherwise dispose of any of its material books and records, or any material portions thereof, relating to periods prior to the Closing Date and matters relating to this Agreement and the transactions contemplated hereby without first giving at least thirty (30) days’ prior written notice to Seller and offering to surrender to Seller such books and records or such portions thereof.

6.5                               Restrictive Covenants of Seller.  As a material inducement to Purchaser to enter into this Agreement and to consummate the transactions contemplated by this Agreement, Seller hereby agrees as follows:

(a)                                 Confidentiality.  Seller shall not, and shall cause each of Seller’s Affiliates to not, at any time after the Closing, disclose to any Person or use for any purpose other than exercising Seller’s rights and performing Seller’s obligations under this Agreement and the other Transaction Documents to which Seller is a party, any Confidential Information; provided, however, that Seller and Seller’s Affiliates may make such disclosures of Confidential Information as are required under applicable Law, in each case as long as Seller (i) provides reasonable advance notice of such requirement to Purchaser so that Purchaser may seek a protective order or other appropriate remedy, (ii) reasonably cooperates with Purchaser to obtain an appropriate protective order or other reliable assurance that confidential treatment shall be accorded to such information and (iii) discloses only such information as Seller is advised by outside legal counsel in writing that Seller is legally required to disclose.

(b)                                 Non-Solicitation.

(i)                                     Seller shall not, and shall cause each of Seller’s Affiliates to not, directly or indirectly, at any time during the period from the Closing Date through the first (1st) anniversary of the Closing Date, (A) solicit for employment or in any other way induce or attempt to induce to leave the employ of or engagement by Purchaser or the Company, any Person who is, on the date of such solicitation or attempted inducement, a director, officer, employee or consultant to Purchaser or the Company; or (B) induce or attempt to induce any Person who is a director, officer, employee or consultant to Purchaser or the Company to leave the employ of or terminate or breach their respective agreements with Purchaser or the Company, or in any other way deliberately interfere with the relationship between Purchaser or the Company and any such Person;  provided, however, that no general advertisement or general solicitation of employment not targeted to the directors, officers, employees or consultants of Purchaser or the Company shall be deemed to be a solicitation of such individuals in violation of this Section 6.5(b)(i); or

(ii)                                  Seller shall not, and shall cause each of MegaPath Holding Corporation, CloudCo and any future Subsidiary of MegaPath Holding Corporation to not, directly or indirectly, at any time during the period from the Closing Date through the third (3rd) anniversary of the Closing Date (A) solicit, attempt to solicit, or assist any other Person in soliciting or attempting to solicit, any business of the type conducted by the Acquired Business or by Parent or any of its Subsidiaries as of the Closing Date from any Person who is a customer or referral source of the Company with respect to the Acquired Business as of the Closing Date or who was a customer or referral source of the Company with respect to the Acquired Business at any time during the six (6)-month period preceding the Closing Date or (B) take any action to deliberately interfere with the relationship between the Company and Person who is a lessor, licensor, customer, supplier, licensee or other business associate or relation of the Company with respect to the Acquired Business prior to the Closing Date; provided, however, that the provisions of this Section 6.5(b)(ii) shall not apply with respect to VoIP services (and only VoIP services) provided by CloudCo.

(c)                                  Authority for Judicial Enforcement and Revision.  Seller agrees and acknowledges that the covenants of Seller set forth in this Section 6.5 (i) are reasonable in geographic and temporal scope and in all other respects and (ii) have been made in order to induce Purchaser to enter into this Agreement and consummate the transactions contemplated hereby, and Purchaser would not have entered into this Agreement or consummated the transactions contemplated hereby, in each case but for the covenants of Seller contained in this Section 6.5.  If, at any time of enforcement of any of the provisions of this Section 6.5, a Governmental Authority determines that the duration, scope or area restrictions stated herein are not enforceable under applicable Law, the Parties agree that the maximum duration, scope or area (as applicable) permitted by applicable Law shall be substituted for the duration, area or scope (as applicable) stated herein and the Governmental Authority shall be authorized by the Parties to revise the restrictions contained herein to cover such maximum duration, area or scope

(as applicable).  This Section 6.5(c) shall be read in conjunction with (and not to the exclusion of) Section 10.6 (Severability).

(d)                                 Injunctive Relief.  The Parties agree that any breach or attempted breach of this Section 6.5 would cause irreparable injury to Purchaser, which cannot be adequately compensated in monetary damages.  Therefore, Purchaser shall have, in addition to, and not in lieu of, any of the other rights and remedies available hereunder, the right to have the provisions of this Section 6.5 specifically enforced by any court of competent jurisdiction by way of an injunction or other equitable relief.  Purchaser shall not be required to post a bond or other security or to prove actual damages or the inadequacy of monetary damages in connection with its efforts to obtain equitable relief concerning this Section 6.5.

(e)                                  Exercise of Certain Rights.  With respect to each Person who is an executive of the Company on the date of this Agreement and who will cease to be an employee of the Company at any time at or prior to the Closing in order to become an employee of Seller, MegaPath Holding Corporation or CloudCo, Seller shall take such actions as shall be necessary and appropriate to either (i) ensure that the Company will remain an express third party beneficiary of any contractual covenant not to compete, covenant not to solicit or similar agreement that is in effect with the Company on the date of this Agreement or (ii) enforce, or cause MegaPath Holding Corporation or CloudCo to enforce, such restrictive covenants from time-to-time at the request of the Company for the benefit of the Company as the same may be applicable to the Acquired Business, and Seller shall not, and shall cause MegaPath Holding Corporation and CloudCo not to, waive such restrictive covenants as the same may be applicable to the Acquired Business.

6.6                               Further Assurances.  From time to time, as and when requested by any Party, each other Party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as the requesting Party may reasonably deem necessary or desirable (and at the cost and expense of such requesting Party, except to the extent such cost or expense constitutes a Loss for which such Party is entitled to indemnification pursuant to Article VIII) to evidence and effectuate the transactions contemplated by this Agreement and the other Transaction Documents.  Without limiting the generality of the foregoing, if, after the Closing, Purchaser or the Company, on the one hand, or Seller or any Affiliate of Seller identify (i) any tangible or intangible property or other asset in the possession of Seller or its Affiliates that is owned, or has been used or held for use in the operation of the Acquired Business by the Company, other than any such property or asset that is shared between the Acquired Business and the Cloud & Hosted Services Business and is addressed in the Transition Services Agreement, or (ii) any Contract to which Seller or its Affiliates is a party that Purchaser or the Company confirms is intended to be for the benefit of the Company, other than any such Contract that is shared between the Acquired Business and the Cloud & Hosted Services Business and is addressed in the Transition Services Agreement, then, in each case, unless specifically addressed in the Contribution Agreement, Seller shall, or shall cause its Affiliate to, as the case may be, deliver or convey such property or other asset, or assign such Contract, to the Company, accompanied by appropriate instruments of transfer or assignment, as the case may be, but without any further consideration being required from

Purchaser or the Company in connection with such conveyance, delivery or assignment, as the case may be.

6.7                               Netco Transaction.  For the avoidance of doubt, all funds remaining in the third-party escrow account established in connection with the transactions contemplated by the Netco Purchase Agreement are for the benefit of, and shall be released to, Seller and its Affiliates other than the Company, and are not for the benefit of the Company.  Subject to the provisions of Article VIII, Seller and its Affiliates other than the Company shall control any Proceeding related to such escrowed funds or any claim for indemnification under the Netco Purchase Agreement, and Purchaser and the Company shall use commercially reasonable efforts, at Seller’s expense, to cooperate and assist Seller and its Affiliates in any such matter that arises after the Closing, including providing such access to certain information in accordance with in Section 6.4 as may be reasonably requested by Seller or its Affiliates in connection with any such matter.

6.8                               Use of Trademarks; Name Change.  Purchaser acknowledges that all rights of the Company in and to any of the MegaPath Marks shall be transferred to an Affiliate of Seller as part of the Divestiture.  Following the Closing, Purchaser shall take all actions necessary to (i) change the legal name of the Company to a name that does not contain the word “MegaPath” or any similar word and (ii) ensure that neither Purchaser, nor any of its Affiliates (including the Company) market or brand any products or services of the Company using any MegaPath Marks or otherwise use the MegaPath Marks at any time for any reason; provided, however, that Purchaser and the Company shall have the right, with respect to inventory, supplies, marketing materials, signs and other items used in the Acquired Business immediately prior to the Closing that contain or display MegaPath Marks, to use the MegaPath Marks in the manner and to the extent used by the Acquired Business prior to the Closing, and Seller hereby grants to Purchaser and the Company a non-exclusive, royalty-free license and right to use the MegaPath Marks in such manner and to such extent, for such period of time as is necessary to exhaust all such inventory and supplies and replace such signs, marketing materials and other items with similar assets that do not contain or display any MegaPath Marks.  Purchaser shall take, and cause the Company to take, such actions as are necessary to replace such signs, marketing materials and other items as soon as reasonably practicable following the Closing and to exhaust such inventory and supplies in the ordinary course of business.  All links between any domain name included within the Acquired Business and any domain names of Seller or any of its Affiliates shall be removed as soon as reasonably practicable after the Closing, and after the Closing, Purchaser shall use commercially reasonable efforts to cooperate with Seller in taking all actions necessary to complete these actions.

6.9                               Financial Statements for the Acquired Business.  On or before April 15, 2015, Seller shall deliver or cause to be delivered to Purchaser (a) the unaudited balance sheets of the Acquired Business as at December 31, 2012 and 2013, together with the related unaudited statements of income, stockholder’s equity and cash flows of the Acquired Business for the years then ended and (b) the unaudited statements of stockholder’s equity and cash flows of the Acquired Business for the year ended December 31, 2014 (collectively, the “Prior Carve-Out Financial Statements”).   Except as set forth in Section 2.6(a)(ii) of the Seller Disclosure Schedule, each of the Prior Carve-Out Financial Statements when delivered will have been, (a)

prepared in accordance with the accounting methods, practices, policies and principles set forth on Schedule 1.5 consistently applied as at the dates thereof and for the periods covered thereby, and (b) prepared, in all material respects, based upon the books and records of the Company, and each of the Prior Carve-Out Financial Statements when delivered will present, fairly the financial condition of the Acquired Business as of its respective date and the results of operations and cash flows of the Acquired Business for the periods then ended, as applicable.

ARTICLE VII
CONDITIONS TO CLOSING

7.1                               Conditions to the Obligation of Purchaser.  The obligation of Purchaser to consummate the transactions contemplated by this Agreement in connection with the Closing shall be subject to the satisfaction or waiver by Purchaser on or prior to the Closing Date of each of the following conditions:

(a)                                 The representations and warranties of the Company and Seller contained in Article II and Article III (i) that are Fundamental Representations shall be true and correct in all respects on the date made and as of the Closing (except with respect to  those representations and warranties that are made as of a specific date, only as of such date) and (ii) that are other than Fundamental Representations shall be true and correct in all respects on the date made and as if made at and as of the Closing (except with respect to  those representations and warranties that are made as of a specific date, only as of such date), except, with respect to this clause (ii) for such failures to be true and correct as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)                                 No disclosure made by Seller pursuant to Section 5.7 with respect to changes, developments, conditions, events or circumstances occurring after the date of this Agreement shall have caused the representations and warranties of the Company or Seller set forth in Article II or Article III to which such disclosure pertains to not be true and correct in all respects (if qualified by materiality or Material Adverse Effect) or true and correct in all material respects (if not qualified by materiality or Material Adverse Effect) as if made at and as of the Closing (except with respect to  those representations and warranties that are made as of a specific date, only as of such date).

(c)                                  The Company and Seller shall have duly performed and complied in all material respects with all covenants and agreements contained herein required to be performed or complied with by Seller at or before the Closing.

(d)                                 The waiting period applicable to the consummation of the transaction contemplated by this Agreement under the HSR Act shall have expired or been terminated and each of the Governmental Approvals and Contract Consents set forth on Schedule 7.1(d) shall have been received.

(e)                                  There shall not be in effect any litigation involving the Shares or Seller, whether pending or threatened in writing, that seeks to enjoin, delay, restrain, prohibit or impair the consummation of the transactions contemplated by this Agreement, or any injunction or other

Order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated by this Agreement.

(f)                                   Seller shall have delivered to Purchaser customary payoff letters or other evidence reasonably satisfactory to Purchaser providing for the release of any Liens securing the Company Indebtedness upon payoff in full of such Company Indebtedness (other than the Company Indebtedness identified on Schedule 1.2(g)), and the release of any other Liens on the Shares as of the Closing.

(g)                                  Seller shall have delivered to Purchaser evidence reasonably satisfactory to Purchaser of the termination of each of the contracts set forth on Schedule 2.22, if any, designated by Purchaser to the Company not less than ten (10) days prior to the Closing, in each case without any Liability to the Company after the Closing.

(h)                                 The Divestiture shall have been completed.

(i)                                     The Marketing Period shall have been completed.

(j)                                    Seller shall have delivered to Purchaser the Form 8023 in accordance with Section 7.3(b)(xiii).

7.2                               Conditions to the Obligation of the Company and Seller.  The obligations of the Company and Seller to consummate the transactions contemplated by this Agreement in connection with the Closing shall be subject to the satisfaction or waiver by Seller on or prior to the Closing Date of each of the following conditions:

(a)                                 The representations and warranties of Purchaser contained in Article IV (i) that are Fundamental Representations shall be true and correct in all respects on the date made and as of the Closing (except with respect to  those representations and warranties that are made as of a specific date, only as of such date) and (ii) that are other than Fundamental Representations shall be true and correct in all respects on the date made and as if made at and as of the Closing (except with respect to  those representations and warranties that are made as of a specific date, only as of such date), except, with respect to this clause (ii), for such failures to be true and correct as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Purchaser or Parent to perform their obligations under this Agreement.

(b)                                 Purchaser shall have duly performed and complied in all material respects with all covenants and agreements contained herein required to be performed or complied with by Purchaser at or before the Closing.

(c)                                  The waiting period applicable to the consummation of the transaction contemplated by this Agreement under the HSR Act shall have expired or been terminated.

(d)                                 There shall not be in effect any injunction or other order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated by this Agreement.

(e)                                  The Divestiture shall have been completed.

7.3                               Closing Deliveries of Seller.  At the Closing:

(a)                                 Seller shall assign and transfer to Purchaser all of its right, title and interest in and to the Shares by delivering to Purchaser the certificates representing the Shares, duly endorsed in blank or accompanied by duly executed stock powers endorsed in blank; and

(b)                                 Seller shall deliver, or cause to be delivered, to Purchaser:

(i)                                     a certificate, dated as of the Closing Date and executed by a duly authorized representative of Seller, as to the fulfillment of the conditions set forth in Section 7.1(a), (b) and (c);

(ii)                                  a certificate of the secretary of the Company, dated as of the Closing Date, certifying (A) that a correct and complete copy of the Certificate of Incorporation of the Company as in effect immediately prior to the Closing is attached thereto, with a copy of such Certificate of Incorporation certified by the Secretary of State of the Commonwealth of Virginia as of a date not more than ten (10) days prior to the Closing Date also attached thereto, (B) that a correct and complete copy of the by-laws of the Company as in effect immediately prior to the Closing is attached thereto, (C) that a Certificate of Good Standing of the Company issued by the Secretary of State of the Commonwealth of Virginia and each of the other states set forth on Schedule 7.3(b)(ii), each dated as of a date not more than ten (10) days prior to the Closing Date, are attached thereto, (D) the resolutions of the Company’s board of directors approving the execution, delivery and performance of this Agreement and (E) to the incumbency and signature of the officer of the Company executing this Agreement and the other Transaction Documents to which the Company will be a party.

(iii)                               a certificate of the secretary of Seller, dated as of the Closing Date, certifying (A) resolutions of the Seller’s board of directors and shareholders approving the execution, delivery and performance of this Agreement and (B) to the incumbency and signature of the officer of Seller executing this Agreement and the other Transaction Documents to which Seller will be a party;

(iv)                              the resignation of each director of the Company from his or her position as a director and, to the extent requested by Purchaser in writing at least twenty (20) Business Days prior to the Closing Date, the resignation of each officer of the Company so requested by Purchaser from his or her position as an officer, in each case effective as of the Closing;

(v)                                 the seal, minute book and stock transfer records of the Company, and deliver all original corporate records and documents of the Company not then in possession of the Company but in the possession of Seller;

(vi)                              an IRS Form W-9 or W-8, as applicable, together with all required supporting documentation, properly completed and duly executed by Seller in accordance with applicable IRS requirements, certifying that Seller is not subject to backup withholding of federal Tax or to withholding of federal Tax at source on interest income;

(vii)                           a properly completed and executed certificate of non-foreign status from Seller that complies with Treasury Regulations Section 1.1445-2(b)(2);

(viii)                        a subscription agreement with respect to the Parent Stock, in substantially the form of Exhibit A hereto (the “Subscription Agreement”), duly executed by Seller;

(ix)                              a transition services agreement, between Seller and the Company , in substantially the form of Exhibit B hereto (the “Transition Services Agreement”), duly executed by Seller;

(x)                                 a contribution agreement with respect to the Divestiture, in substantially the form of Exhibit C hereto (the “Contribution Agreement”), duly executed by Seller, the Company and Cloudco;

(xi)                              a release of obligations from the Seller in favor of the Company, in substantially the form of Exhibit E hereto (the “Seller Release”), duly executed by Seller;

(xii)                           a copy of each of the payoff letters related to the Company Indebtedness to be paid at the Closing, duly executed by the parties thereto and dated within a reasonable time prior to the Closing Date, including the agreement of the holders of Liens to terminate all UCC financing statements filed in connection therewith;

(xiii)                        a properly completed and executed Form 8023, in a form reasonably acceptable to Purchaser, in accordance with Section 6.1(b); and

(xiv)                       such other documents, instruments or agreements as Purchaser reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.

7.4                               Closing Deliveries of Purchaser.  At the Closing:

(a)                                 Purchaser shall pay the Closing Cash Consideration and deliver the Parent Stock in accordance with Section 1.3.

(b)                                 Purchaser shall deliver, or cause to be delivered, to Seller:

(i)                                     a certificate, dated as of the Closing Date and signed by an officer of Purchaser, as to the fulfillment of the conditions set forth in Sections 7.2(a) and (b);

(ii)                                  a certificate of the secretary of each of Purchaser and Parent, dated as of the Closing Date, certifying (A) resolutions of the board of directors approving the execution, delivery and performance of this Agreement and (B) to the incumbency and signature of the officer of Seller executing this Agreement and the other Transaction Documents to which Seller will be a party;

(iii)                               the Subscription Agreement, duly executed by Purchaser; and

(iv)                              the Transition Services Agreement, duly executed by Purchaser.

ARTICLE VIII
INDEMNIFICATION

8.1                               Survival Period.  The representations and warranties set forth in this Agreement shall survive the Closing and shall terminate on the twelve (12) month anniversary of the Closing Date; provided, however, that: (a) the representations and warranties contained in Section 2.17 (Tax) shall survive the Closing until sixty (60) days after expiration of the applicable statute of limitations (after giving effect to any extension or tolling thereof) for the matters described in such representations and warranties and (b) the representations and warranties contained in Section 2.1 (Existence; Good Standing), Section 2.2 (Capitalization), Section 2.3 (Authority; Enforceability), Section 2.5 (Subsidiaries), Section 2.25 (Brokers), Section 3.1 (Existence; Good Standing), Section 3.2 (Authority; Enforceability), Section 3.6 (Title to Shares), Section 4.1 (Existence; Good Standing), Section 4.2 (Authority; Enforceability), and Section 4.8 (Brokers Fees) shall survive the Closing indefinitely (the representations and warranties referred to in this clause (b) and the preceding clause (a) are collectively the “Fundamental Representations”).  Each covenant and agreement of the Parties contained in this Agreement shall each survive the Closing and shall terminate on the date sixty (60) days after the running of the applicable statute of limitations (after giving effect to any extension or tolling thereof) with respect to the subject matter of such covenant and agreement, except for those covenants and agreements that contain specific survival periods (which shall each survive the Closing and shall terminate on the last day of such specific survival period).

8.2                               Expiration of Indemnification.  No Notice of Claim (a) concerning a breach of or inaccuracy in a representation and warranty contained in this Agreement or a non-fulfillment or breach of any covenant or agreement made by or to be performed by a Party set forth in this Agreement may be delivered by a Person seeking indemnification after expiration of the representation and warranty or covenant and agreement with respect to which such indemnification claim is being made, as provided in Section 8.1, or (b) concerning any of the matters set forth in Section 8.3(a)(iv), (v) or (vi) may be delivered by a Person seeking indemnification after the date ninety (90) days after the running of the applicable statute of limitations with respect to the subject matter of such indemnification; provided, however, in the case of each of the preceding clauses (a) and (b), if a Notice of Claim concerning any of the foregoing matters has been delivered in accordance with Section 8.4(a) or Section 8.5(a) by a Person seeking indemnification prior to the expiration of the period set forth in the preceding clauses (a) or (b), as applicable, the right to indemnification with respect to the matter set forth in such Notice of Claim and any other claim(s) arising out of, resulting from or relating to the facts giving rise to such claim for indemnification shall survive until such later date as each such claim for indemnification has been fully and finally resolved in accordance with this Article VIII.

8.3                               Indemnification by the Parties.

(a)                                 Subject to the terms and conditions of this Article VIII, Seller hereby agrees, from and after the Closing, to indemnify, defend and hold harmless Purchaser, Parent,

each of Purchaser’s and Parent’s Affiliates and each of the officers, directors, managers, members, partners, equityholders, employees, representatives, agents, successors and assigns of Purchaser, Parent and such Affiliates (collectively, the “Purchaser Indemnified Parties”) from and against, and pay on behalf of and reimburse each Purchaser Indemnified Party in respect of, any and all Losses incurred, suffered, sustained or required to be paid, directly or indirectly, by any Purchaser Indemnified Party arising out of, resulting from or relating to (i) any breach of or inaccuracy in any representation and warranty made by the Company or Seller in Article II or by Seller in Article III, (ii) any non-fulfillment or breach of any covenant or agreement made by or to be performed by Seller set forth in this Agreement, (iii) any non-fulfillment or breach of any covenant or agreement made by or to be performed by the Company at or prior to the Closing, (iv) any Indemnified Taxes, (v) any Liability of the Company arising or relating to the Pre-Closing Period that is not primarily related to the conduct of the Acquired Business, (vi) any Liabilities that are “Assumed Liabilities” as that term is defined in the Contribution Agreement or (vii) any Liability of the Company arising out of or relating to the claims referred to in Section 2.13 of the Seller Disclosure Schedule under the heading “Open Litigation” and identified as “Enqwest, LLC” in the column titled “Name”.  Notwithstanding the foregoing, and for the avoidance of doubt, no Seller Indemnified Party will be a Purchaser Indemnified Party by reason of such Seller Indemnified Party’s position with the Company or otherwise.

(b)                                 Subject to the terms and conditions of this Article VIII, Parent and Purchaser hereby agree, from and after the Closing, to jointly and severally indemnify, defend and hold harmless Seller, each of Seller’s Affiliates and each of its and their respective officers, directors, managers, members, partners, equityholders, employees, representatives, agents, successors and assigns (collectively, the “Seller Indemnified Parties”) from and against, and pay on behalf of and reimburse each Seller Indemnified Party in respect of, any and all Losses incurred, suffered, sustained or required to be paid, directly or indirectly, by any Seller Indemnified Party arising out of, resulting from or relating to (i) any breach of or inaccuracy in any representation and warranty made by Parent or Purchaser in Article IV or (ii) any non-fulfillment or breach of any covenant or agreement made by or to be performed by Parent or Purchaser set forth in this Agreement.

8.4                               Indemnification Claim Procedure.

(a)                                 If any Purchaser Indemnified Party or Seller Indemnified Party, as applicable (in the capacity as a Person seeking indemnification under this Article VIII, the “Indemnified Party”), obtains actual knowledge of any matter not involving a Third Party Claim that the Indemnified Party reasonably believes will entitle the Indemnified Party to indemnification from Purchaser or Seller under this Article VIII (in the capacity as a Person against whom indemnification is sought under this Article VIII, the “Indemnifying Party”), the Indemnified Party shall promptly thereafter deliver to the Indemnifying Party a notice thereof (a “Notice of Claim”) describing such matter in reasonable detail and, to the extent reasonably estimable, the estimated Losses resulting therefrom; provided, however, that any failure to give such notification on a timely basis or to provide any particular details therein shall not relieve the Indemnifying Party of its obligation to indemnify any Indemnified Party hereunder except to the extent that such failure to provide, delay in providing or omission of any particular detail actually prejudices the ability of the Indemnifying Party to defend against such matter.

(b)                                 The Indemnifying Party shall respond to the Indemnified Party within twenty (20) Business Days following the date that the Notice of Claim is delivered to pursuant to Section 8.4(a) (the “Response Period”), specifying whether or not the Indemnifying Party disputes the claim(s) described in the Notice of Claim, describe in reasonable detail the basis for each such dispute and include reasonable supporting materials (a “Claim Response”).  If the Indemnifying Party fails to give a Claim Response within the Response Period, the Indemnifying Party shall be deemed not to dispute the claim(s) described in the related Notice of Claim.  If the Indemnifying Party gives a Claim Response within the Response Period but does not in such Claim Response dispute all of the claim(s) made in the related Notice of Claim, the Indemnifying Party shall be deemed not to dispute the undisputed claim(s) described in the related Notice of Claim.  If the Indemnifying Party elects not to dispute any claim described in a Notice of Claim, whether by failing to give a timely Claim Response or otherwise, then, subject to the limitations set forth in Section 8.6, the amount of Losses alleged in such Notice of Claim shall be conclusively deemed to be an obligation of the Indemnifying Party and the Indemnified Party shall be paid the amount specified in the Notice of Claim as provided in Section 8.8 (it being acknowledged that the amount of any estimated Losses shall be revised by the Indemnified Party from time to time as the same are determined, all of which Losses shall be indemnified by the Indemnifying Party).  If the Indemnifying Party delivers a Claim Response within the Response Period indicating that the Indemnifying Party disputes one or more of the matters identified in the Notice of Claim, Purchaser and Seller shall promptly meet in good faith to resolve the dispute.  If Purchaser and Seller do not resolve a dispute regarding a claim within thirty (30) days after the delivery of the Claim Response, either the Indemnifying Party or the Indemnified Party may submit the dispute to a court of competent jurisdiction for resolution.  Upon resolution of such dispute, whether by agreement or by a court of competent jurisdiction, if it is determined that any indemnification payment is required pursuant to this Article VIII such amount shall be paid to the Indemnified Party as provided in Section 8.8.

8.5                               Defense of Third Party Claims.

(a)                                 With respect to any matter for which an Indemnified Party is entitled to indemnification from an Indemnifying Party under this Article VIII that relates to a Proceeding or Claim by a third party (a “Third Party Claim”), the Indemnified Party shall provide to the Indemnifying Party a Notice of Claim relating to such Third Party Claim promptly after receiving written notification of such Proceeding or Claim; provided, however, that any failure to give such notification on a timely basis shall not relieve the Indemnifying Party of its obligation to indemnify any Indemnified Party hereunder except to the extent that such failure to provide or delay in providing actually prejudices the ability of the Indemnifying Party to defend against such Third Party Claim.

(b)                                 The Indemnifying Party shall have the right to assume and pursue the defense of any Third Party Claim with counsel selected by it and reasonably acceptable to the Indemnified Party, upon delivery to the Indemnified Party, within thirty (30) days after notice of the Third Party Claim has been delivered to the Indemnifying Party, of an acknowledgement and agreement that (i) any Losses resulting therefrom are indemnifiable Losses for which the Indemnified Party is entitled to indemnification under this Article VIII (subject to the limitations set forth in Section 8.6) and (ii) that the Indemnifying Party shall post any bond or other security to the extent required in connection with the defense or appeal of such Third Party Claim (an “Assumption of Defense Notice”), provided that the Indemnifying Party shall have an additional ninety (90) days after the delivery of such notice to revoke such acknowledgement and agreement with respect to any portion of such Losses based on matters that become known to the Indemnifying Party during such period and which indicate that such Losses would not be indemnifiable Losses for which the Indemnified Party is entitled to indemnification under this Article VIII (and if a notice of such revocation is not delivered by the Indemnifying Party during such ninety (90) day period, such Losses shall conclusively be deemed indemnifiable Losses).  Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of a Third Party Claim if (i) such Third Party Claim involves a purported class action, (ii) such Third Party Claim involves criminal allegations, (iii) such Third Party Claim demands injunctive or other equitable relief that, if granted, would have an adverse effect on any of the Purchaser Indemnified Parties or their respective businesses (if a Purchaser Indemnified Party is the Indemnified Party) or any of the Seller Indemnified Parties or their respective businesses (if a Seller Indemnified Party is the Indemnified Party), (iv) the Indemnified Party reasonably determines that the Losses associated with such Third Party Claim are likely to exceed the then-remaining amount of the Indemnification Cap or (v) the Indemnified Party reasonably determines that it would be inappropriate for a single counsel to represent both the Indemnifying Party and the Indemnified Party in connection with such Third Party Claim under applicable standards of legal ethics.

(c)                                  Unless and until the Indemnified Party receives, with respect to any Third Party Claim, an Assumption of Defense Notice from the Indemnifying Party within the thirty (30)-day period provided above or if, at any time after the Indemnifying Party has assumed the defense of a Third Party Claim, the Indemnifying Party fails diligently to defend such Third Party Claim (i) the Indemnified Party may, but shall not be obligated to, fully assume, commence and pursue its defense of such Third Party Claim in any such manner as it may deem appropriate, (ii) the Indemnified Party shall thereafter promptly inform the Indemnifying Party of all material developments related to such Third Party Claim (including copying the Indemnifying Party on court filings and correspondence); provided, however, that the Indemnified Party shall not be obligated to turn over any attorney-client privileged information, (iii) the Indemnifying Party shall reasonably cooperate in the defense or prosecution of such Third Party Claim, including the retention and (upon the Indemnified Party’s request) the provision to the Indemnified Party of records and information which are reasonably relevant to such Third Party Claim, and making employees and other representatives and advisors available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder and (iv) the Indemnified Party shall not settle any such Third Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed.  For the avoidance of doubt, any attorneys’ fees and expenses and other costs and expenses incurred by the Indemnified Party in connection with a Third Party Claim prior to the time at which such Third Party Claim has been assumed by the Indemnifying Party as provided herein or during any subsequent time in which the Indemnified Party is conducting its own defense of a Third Party Claim in accordance with this Section 8.5 shall be Losses hereunder.

(d)                                 If the Indemnifying Party assumes the defense of a Third Party Claim, it shall control and direct the defense of such Third Party Claim and the cost of such defense shall constitute Losses of the Indemnified Party, with the indemnification by the Indemnifying Party against all such Losses being subject to the limitations set forth in Section 8.6, to the extent applicable, but the Indemnified Party shall have the right to participate in the defense of such Third Party Claim and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party.  During any time period in which the Indemnifying Party is defending a Third Party Claim (i) the Indemnifying Party shall promptly inform the Indemnified Party of all material developments related to such Third Party Claim (including copying the Indemnified Party on court filings and correspondence) and (ii) the Indemnified Party shall reasonably cooperate in the defense or prosecution of such Third Party Claim, including the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information which are reasonably relevant to such Third Party Claim, and making employees and other representatives and advisors available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.  Notwithstanding anything to the contrary herein, the Indemnifying Party shall not settle any Third Party Claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed) unless (A) the compromise or settlement does not involve any statement, finding or admission of any fault of, breach of Contract by, or violation of Law by, the Indemnified Party, (B) the sole relief provided in the compromise or settlement is monetary damages that are paid in full by the Indemnifying Party and does not include any requirement that the Indemnified Party take or refrain from taking any actions other than compliance with any non-disclosure obligations related to the terms of such settlement contained in the settlement agreement, (C) the compromise or settlement includes an unconditional and irrevocable release of the Indemnified Party, (D) the settlement agreement includes a reasonable confidentiality obligation by the Third Party claimant of the terms of the settlement and (E) the Indemnified Party is a party to, or an express Third Party beneficiary of, the settlement agreement, entitled to enforce such settlement agreement.  The Indemnified Party shall have no Liability with respect to any compromise or settlement of any Third Party Claims made without its consent (if such consent is required by this Section 8.5) and any such compromise or settlement shall be void.

(e)                                  This Section 8.5 shall not apply to Tax Contests, which shall be governed by Section 6.2(d).

8.6                               Limitations on Indemnification.

(a)                                 Purchaser Limitations.

(i)                                     Subject to Section 8.6(e), the Purchaser Indemnified Parties shall not be entitled to indemnification with respect to any claim for indemnification made pursuant to Section 8.3(a)(i) if the Losses associated with such claim (or group of related claims arising out of the same or similar circumstances) are less than Twenty Thousand Dollars ($20,000) (the “De Minimus Claim Amount”).

(ii)                                  Subject to Section 8.6(e), the Purchaser Indemnified Parties shall not be entitled to indemnification with respect to any claim for indemnification made pursuant to Section 8.3(a)(i) unless and until the aggregate dollar amount of all Losses of the

Purchaser Indemnified Parties for all claims relating to Losses that would otherwise be indemnifiable pursuant to Section 8.3(a)(i) exceeds One Million Dollars ($1,000,000) (the “Threshold Amount”), after which point Seller shall be required to provide indemnification with respect to all indemnifiable Losses with respect to any such claim for indemnification made pursuant to Section 8.3(a)(i) from dollar one.  In addition, subject to Section 8.6(e), the Purchaser Indemnified Parties shall not be entitled to indemnification with respect to any claim for indemnification made pursuant to Section 8.3(a)(i), Section 8.3(a)(iii) or Section 8.3(a)(iv) to the extent that all claims made under any or all of such Sections are in an aggregate amount in excess of Ten Million Dollars ($10,000,000) (the “Indemnification Cap”).

(b)                                 Seller Limitations.  Subject to Section 8.6(e), the Seller Indemnified Parties shall not be entitled to indemnification with respect to any claim for indemnification made pursuant to Section 8.3(b)(i) (i) unless the Losses associated with such claim (or group of related claims arising out of the same or similar circumstances) exceed the De Minimus Claim Amount, (ii) unless and until the Losses associated with all claims for indemnification made pursuant to Section 8.3(b)(i) incurred by the Seller Indemnified Parties aggregate at least the Threshold Amount, after which point Purchaser shall be required to provide indemnification with respect to all indemnifiable Losses with respect to any claim for indemnification made pursuant to Section 8.3(b)(i) from dollar one or (iii) in an aggregate amount in excess of the Indemnification Cap.

(c)                                  Other Limitations.  Notwithstanding anything to the contrary in this Article VIII or elsewhere in this Agreement, in no event shall any Indemnified Party be entitled to receive indemnification under this Article VIII for any Losses relating to (i) any multiple of any direct Losses or (ii) any special, exemplary or punitive damages; provided, however, that this limitation shall not apply if, and solely to the extent that, an Indemnified Party is seeking to obtain through indemnification reimbursement of such Losses resulting from an award in a Third Party Claim against such Indemnified Party of such Losses.

(d)                                 No Double Recovery.  Notwithstanding the fact that any Indemnified Party may have the right to assert claims for indemnification under or in respect of more than one provision of this Agreement in respect of any fact, event, condition or circumstance, no Indemnified Party shall be entitled to recover the amount of any Losses suffered by such Indemnified Party or its Affiliates more than once, regardless of whether such Losses may be as a result of a breach of more than one representation, warranty or covenant.  Without limiting the generality of the foregoing, no Indemnified Party shall be able to recover any Loss for which it is otherwise entitled to indemnification under this Agreement if such Loss has already been taken into account in determining the Closing Cash Consideration or in determining the Net Increase or Net Decrease, as finally determined in accordance with Section 1.5.

(e)                                  Exceptions; Overall Indemnity Cap.  Notwithstanding anything in this Agreement to the contrary, the Parties acknowledge and agree that (i) the provisions of Sections 8.6(a) and (b) shall not apply with respect to any Losses arising out of, resulting from or relating to any action or inaction that constitutes fraud, willful misconduct or intentional misrepresentation, (ii) the De Minimus Claim Amount and the Threshold Amount shall not apply to any indemnification claims made with respect to the Fundamental Representations and (iii) the Indemnification Cap shall not apply to any indemnification claims made with respect to the Fundamental Representations and any such indemnification with respect to Fundamental Representations shall be excluded in calculating when the Indemnification Cap is reached, and instead the maximum aggregate amount of Losses for which indemnification is required to be made with respect to a Fundamental Representation by Seller pursuant to Section 8.3(a)(i) or Purchaser pursuant to Section 8.3(b)(i) shall be the Purchase Price.

8.7                               Determination of Loss Amount.

(a)                                 For purposes of determining (i) whether there has been a breach of any representation and warranty of Seller set forth in Article II or Article III and (ii) the Losses for any such breach, all materiality qualifications contained in such representations and warranties (however they may be phrased and including the word “material”, the term “Material Adverse Effect” and words or terms of similar import) shall be ignored and not given any effect; provided, however, that materiality qualifications shall not be ignored, and they shall be given effect, for purposes of the definition of Permitted Liens or Material Contracts and any use of such terms in this Agreement.

(b)                                 Purchaser shall, and shall cause the Company to, in good faith, diligently seek recovery, at its or their own expense, of all insurance proceeds from insurers with respect to all Losses with respect to which any Purchaser Indemnified Party makes a claim for indemnification under this Article VIII; provided that (i) the expenses incurred by Purchaser or the Company in connection with such recovery and the net present value of any increase in premiums of the applicable insurance policies relating to the claims so made shall be a Loss related to such claim for indemnification and (ii) no Indemnifying Party shall delay making any payment under this Article VIII pending resolution of any such insurance claim.  To the extent that Purchaser or the Company receives any amount under insurance coverage with respect to a matter for which a Purchaser Indemnified Party has previously obtained payment in indemnification under this Article VIII from Seller, Purchaser shall, as soon as reasonably practicable after receipt of such insurance proceeds, pay and reimburse to Seller for any prior indemnification payment (up to the amount of the insurance proceeds) by deliver of cash in such amount.

(c)                                  The representations and warranties made by the Company and Seller, on the one hand, and Purchaser and Parent, on the other hand, in this Agreement are made with the knowledge and expectation that Seller is (in the case of representations and warranties made by Purchaser and Parent) and Purchaser is (in the case of representations and warranties made by the Company and Seller) placing reliance thereon in entering into, and performing its obligations under, this Agreement.

8.8                               Source of Recovery; Payment of Amounts Due.

(a)                                 Subject to the application of Section 8.6, within five (5) Business Days after it is determined pursuant to this Article VIII that any amount is due to any Purchaser Indemnified Party under Section 8.3(a), such amount shall be satisfied (i) if the amount of such payment is less than the aggregate amount of the Deferred Cash Payment (as reduced by any prior application of this Section 8.8 prior to the time of such payment), then by a dollar-for-dollar reduction in the Deferred Cash Payment to be made pursuant to Section 1.3(d) and (ii) if the amount of such payment is equal to or greater than the aggregate amount of the Deferred Cash Payment (as reduced by any prior application of this Section 8.8 prior to the time of such payment), then by a dollar-for-dollar reduction in the remainder of the Deferred Cash Payment to be made pursuant to Section 1.3(d), with the amount of any excess paid by Seller to Purchaser within such five (5)-Business Day period, by wire transfer of immediately available funds.  For the avoidance of doubt if there are any unresolved indemnification claims by the Purchaser Indemnified Parties outstanding on the first anniversary of the Closing Date, Purchaser may defer until the resolution thereof the payment to Seller of that portion of the Deferred Cash Payment equivalent to reduction that would occur therein if all such unresolved indemnification claims were resolved in favor of Purchaser.

(b)                                 Subject to the application of Section 8.6, within five (5) Business Days after it is determined pursuant to this Article VIII that any amount is due to any Seller Indemnified Party hereunder, such amount shall be paid by Purchaser to such Seller Indemnified Party by wire transfer of immediately available funds.

(c)                                  If any payment required under this Section 8.8 is not made in full within five (5) Business Days after it is determined under this Article VIII that such payment is due, the unpaid payment shall thereafter bear simple interest at a rate equal to the prime rate in effect from time to time (as published in The Wall Street Journal) plus six (6) percentage points, until paid in full.

8.9                               Exclusive Remedy.  The Parties agree that, from and after the Closing, the sole and exclusive remedies of (a) the Purchaser Indemnified Parties for any breach of or inaccuracy in any of the representations and warranties of the Company and Seller contained in this Agreement or any non-fulfillment or breach of any of the covenants and agreements of the Company or Seller contained in this Agreement and (b) the Seller Indemnified Parties for any breach of or inaccuracy in any of the representations and warranties of Purchaser contained in this Agreement or any non-fulfillment or breach of any of the covenants and agreements of Purchaser contained in this Agreement, in each case, whether based in contract or tort or any other theory of liability, are the indemnification and reimbursement obligations of the Parties set forth in this Article VIII.  The provisions of this Section 8.9 shall not, however, prevent or limit the remedies (i) contemplated by Section 1.5, (ii) contemplated by Section 10.12 with respect to specific performance or injunctive relief for breaches of covenants, (iii) contemplated by Section 6.2 with respect to Taxes or (iv) for any claim based upon fraud, willful misconduct or intentional misrepresentation.  For the avoidance of doubt, (A) the limitation set forth in this Section 8.9 shall not apply to any of the Transaction Documents other than this Agreement and (B) to the extent that any matter is subject to indemnification under alternative provisions of this Agreement, an Indemnified Party may seek such indemnification under such alternative provisions of this Agreement, but such Indemnified Party may not recover duplicate amounts for its Losses relating to such matter.

8.10                        Treatment of Indemnification Payments.  Any indemnification payments made pursuant to this Article VIII shall be treated as adjustments to the Purchase Price, unless otherwise required under applicable Law.

ARTICLE IX
TERMINATION

9.1                               Termination.  This Agreement may be terminated and the transactions contemplated herein may be abandoned at any time prior to the Closing:

(a)                                 by the written mutual consent of Purchaser and Seller;

(b)                                 By Purchaser, upon a breach of or inaccuracy in any representation and warranty of the Company or Seller set forth in Article II or Article III, or upon a upon a breach of any covenant or agreement of the Company or Seller set forth in this Agreement, in each case such that the conditions to Closing set forth in Sections 8.1(a), (b) or (c) would not be satisfied as of the time of such breach or inaccuracy; provided, however, that if such breach or inaccuracy is curable by the Company or Seller through the exercise of commercially reasonable efforts within twenty (20) days after written notice thereof is delivered to the Seller, then Purchaser may not terminate this Agreement under this Section 9.1(b) prior to the end of such twenty (20)-day period so long as the Company and Seller, as applicable, continue to exercise commercially reasonable efforts to cure such breach, inaccuracy or non-fulfillment (and then only if such breach, inaccuracy or non-fulfillment has not been cured);

(c)                                  by Seller, (I) upon a breach of or inaccuracy in any of the representations or warranties of Purchaser set forth in Article IV, or upon a breach of any covenant or agreement of Purchaser set forth in this Agreement, in each case such that the condition to Closing set forth in Section 7.2(a) or (b) would not be satisfied as of the time of such breach or inaccuracy; provided, however, that if such breach or inaccuracy is curable by Purchaser through the exercise of commercially reasonable efforts within twenty (20) days after written notice thereof is delivered to Purchaser, then Seller may not terminate this Agreement under this Section 9.1(c) prior to the end of such twenty (20)-day period so long as Purchaser continues to exercise commercially reasonable efforts to cure such breach, inaccuracy or non-fulfillment (and then only if such breach, inaccuracy or non-fulfillment has not been cured) or (II) if the Marketing Period has been completed and the conditions to Closing set forth in Sections 7.1 and Sections 7.2(c) and (d) are satisfied (other than those conditions that by their nature can only be satisfied at the Closing, provided that such conditions are reasonably capable of being satisfied) and Purchaser is unable to satisfy its obligation to effect the Closing by the date the Closing is required to have occurred pursuant to Section 1.4 because of a failure to have obtained the Financing;

(d)                                 by either Purchaser or Seller, if the Closing shall not have occurred on or before June 30, 2015 (or such other date to which Purchaser and Seller may agree in writing) (the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 9.1(d) shall not be available (i) to Purchaser at any time that there is a material breach of or inaccuracy in any of the representations and warranties of Purchaser contained in this Agreement or Purchaser is in material breach or non-fulfillment of any covenant or agreement of

Purchaser set forth in this Agreement, in each case such that the Seller’s conditions to Closing under Section 7.2 are not satisfied or (ii) to Seller at any time that there is a material breach of or inaccuracy in any of the representations and warranties of the Company or Seller contained in this Agreement or the Company or Seller is in material breach or non-fulfillment of any covenant or agreement of the Company or Seller set forth in this Agreement, in each case such that Purchaser’s conditions to Closing under Section 7.1 are not satisfied; or

(e)                                  by either Seller or Purchaser, if any Governmental Authority shall have issued an Order or taken any other action permanently enjoining, restraining or otherwise prohibiting the Closing and such Order or other action shall have become final and nonappealable; provided that (i) if Purchaser is the Party seeking to terminate this Agreement pursuant to this Section 9.1(e), Purchaser shall have used commercially reasonable efforts to remove such Order or other action and such Order or other action shall not have been principally caused by the breach by Purchaser of its covenants or agreements under this Agreement, and (ii) if Seller is the Party seeking to terminate this Agreement pursuant to this Section 9.1(e), Seller shall have used commercially reasonable efforts to remove such Order or other action, and such Order or other action shall not have been principally caused by the breach by the Company or Seller of the covenants or agreements of the Company and Seller under this Agreement.

9.2                               Effect of Termination.  Purchaser or Seller, as applicable, shall give written notice to the other of any termination by it of this Agreement pursuant to Sections 10.1(b), (c), (d) or (e), which notice shall identify the clause pursuant to which the termination is being effected.  Upon delivery of such notice or upon a termination of this Agreement pursuant to Section 9.1(a), this Agreement will become null and void, and there will be no liability on the part of any Party, any of their respective Affiliates or any of their respective officers, directors, employees, equityholders, representatives, agents or advisors, except that:

(a)                                 any such termination shall not affect the Parties’ respective rights and obligations under Section 5.9 (publicity), this Section 9.2, Article X or the Confidentiality Agreement, all of which shall survive such termination; and

(b)                                 if such termination results from the fraud of the Company or Seller, the willful or intentional failure of the Company or Seller to perform a covenant or agreement set forth in this Agreement or the willful or intentional breach by the Company or Seller of any of their respective representations and warranties set forth in this Agreement, the Company and Seller shall be fully liable for any and all Losses incurred or suffered by Purchaser as a result of such fraud, failure or breach; and

(c)                                  if such termination results from the fraud of Purchaser, the willful or intentional failure of Purchaser to perform a covenant or agreement set forth in this Agreement or the willful or intentional breach by Purchaser of any of its respective representations and warranties set forth in this Agreement, Purchaser shall be fully liable for any and all Losses incurred or suffered by the Company and Seller as a result of such fraud, failure or breach.

ARTICLE X
GENERAL PROVISIONS

10.1                        Expenses.

(a)                                 Except as otherwise specifically provided for in this Agreement or the Other Transaction Documents, (i) Seller shall bear all costs and expenses (including fees and disbursements of counsel, financial advisors and accountants and financing fees, if any) incurred by or on behalf of Seller in connection with this Agreement, the Other Transaction Documents and the transactions contemplated hereby and thereby, (ii) Seller shall bear all costs and expenses (including fees and disbursements of counsel, financial advisors and accountants and financing fees, if any) incurred prior to the Closing (or at the Closing pursuant to a Contract of the Company existing prior to the Closing) by or on behalf of the Company in connection with this Agreement, the Other Transaction Documents and the transactions contemplated hereby and thereby and (iii) except to the extent reflected in the Final Closing Statement, Seller shall pay all transaction bonuses, change-in-control payments and similar obligations to Employees that were committed to prior to the Closing, even if such amounts are payable after the Closing (such costs and expenses, collectively, the “Company Transaction Expenses”).  Any Company Transaction Expenses that are not paid at or prior to the Closing or included in the Final Closing Statement, as finally determined in accordance with Section 1.5, shall be paid in full by Seller promptly after written notice thereof has been provided to Seller.

(b)                                 Except as otherwise specifically provided for in this Agreement or the Other Transaction Documents, (i) Purchaser shall bear all costs and expenses (including fees and disbursements of counsel, financial advisors and accountants and financing fees, if any) incurred by or on behalf of Purchaser in connection with this Agreement, the Other Transaction Documents and the transactions contemplated hereby and thereby and (ii) the Company shall bear all costs and expenses (including fees and disbursements of counsel, financial advisors and accountants and financing fees, if any) incurred after the Closing (or at the Closing pursuant to a Contract of the Company that Purchaser causes the Company to enter into at the Closing) by or on behalf of the Company in connection with this Agreement, the Other Transaction Documents and the transactions contemplated hereby and thereby.

(c)                                  If this Agreement is terminated prior to the Closing, the obligation of each Party to pay its own expenses shall be subject to any rights of such Party arising from a breach of this Agreement by another Party pursuant to Section 9.2.

10.2                        Notices.  All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed using certified or registered United States mail with postage prepaid or (c) sent by next-day or overnight mail or delivery using a nationally recognized overnight courier service, as follows:

If to the Company (prior to the Closing) or Seller:

MegaPath Group, Inc.

6800 Koll Center Parkway, Suite 200

Pleasington, CA  94566

Attention:  Steven B. Chisholm

with a copy (which shall not constitute notice, request, demand, waiver or other communication to Seller) to:

Morgan Lewis & Bockius LLP

600 Anton Blvd., Suite 1800

Costa Mesa, CA  92626

Attention:  Timothy Rupp

If to Purchaser:

GTT Communications, Inc.

7900 Tysons One Place

Suite 1450

McLean, VA 22102

Attention:  Chris McKee

With a copy (which shall not constitute notice, request, demand, waiver or other communication to Purchaser) to:

Goodwin Procter, LLP
901 New York Avenue, NW

Washington, DC 20001

Attention: Jay Schifferli

A Party may designate a new address to which notices, requests, demands, waivers and other communications shall thereafter be transmitted by providing written notice to that effect to the other Parties.  Each notice, request, demand, waiver or other communication transmitted in the manner described in this Section 10.2 shall be deemed to have been provided, received and become effective for all purposes hereunder (i) when delivered personally to the recipient, if delivered personally, (ii) three (3) Business Days after being mailed by certified or registered United States mail, postage prepaid, (iii) one (1) Business Day after being sent by next day or overnight mail or delivery using a nationally recognized overnight courier service, or (iv) when presented for delivery to the addressee as so addressed during normal business hours, if such delivery shall have been rejected, denied or refused for any reason.

10.3                        Assignment; Successors.  Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated (whether in whole or part, voluntarily or involuntarily, by operation of Law, merger, consolidation, dissolution or otherwise) by (a) Parent or Purchaser without the prior written consent of Seller; or (b) Seller, without the prior written consent of Purchaser.  Notwithstanding the foregoing, Purchaser or Parent shall have the right without the consent of Seller to (i) assign its rights and delegate its obligations hereunder following the Closing to any Affiliate of Purchaser that expressly assumes this Agreement, provided that such assigning party shall remain responsible for any failure of the assignee to fulfill such obligations; provided that Purchaser provides notice of such assignment to Seller, (ii) assign its rights and delegate its obligations hereunder to any successor to all or substantially all of the business and assets of Purchaser or Parent; or (iii) collaterally assign its rights hereunder to any Person extending credit to Purchaser, Parent or any of their respective Affiliates, in each case unless such assignment would delay the consummation of the transactions contemplated hereby or cause Purchaser or Parent to have to obtain the consent of any Person to the consummation of the transactions contemplated hereby (other than the Consents set forth on Section 4.3 of the Purchaser Disclosure Schedule).  Any purported assignment or delegation of this Agreement or any rights, interests or obligations hereunder in violation of this Section 10.3 shall be void and of no force or effect.  Subject to the foregoing, this Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

10.4                        Amendment and Waiver.  This Agreement may not be amended except by an instrument in writing executed by Purchaser and Seller, which states that it constitutes an amendment to this Agreement and specifies the provision(s) that are being amended.  Any provision of this Agreement may be waived at any time by (a) Purchaser and Parent, by delivery to Seller of a written instrument executed by Purchaser, which states that it constitutes a waiver of this Agreement and specifies the provision(s) that are being waived and (b) Seller and the Company (prior to the Closing), by delivery by Seller to Purchaser of a written instrument executed by Seller, which states that it constitutes a waiver of this Agreement and specifies the provision(s) that are being waived.  Any such waiver shall be effective only to the extent specifically set forth in such written instrument.  Neither the exercise (from time to time and at any time) by a Party of, nor the delay or failure (at any time or for any period of time) to exercise by a Party, any right, power or remedy shall constitute a waiver of the right to exercise, or impair, limit or restrict the exercise of, such right, power or remedy or any other right, power or remedy at any time and from time to time thereafter.  No waiver of any right, power or remedy of a Party shall be deemed to be a waiver of any other right, power or remedy of such Party or shall, except to the extent so waived, impair, limit or restrict the exercise of such right, power or remedy.

10.5                        Entire Agreement.  This Agreement, including the annex, exhibits and schedules hereto, along with the other Transaction Documents and the Confidentiality Agreement, constitute the entire agreement of the Parties, and supersedes all other prior or contemporaneous Contracts (whether written or oral), by or among the Parties with respect to the subject matter hereof and thereof, including any letter of intent, term sheet or memorandum of terms entered into or exchanged by the Parties or any of their respective Affiliates.  The annex, exhibits and schedules specifically referred to herein, and delivered pursuant hereto, are an integral part of this Agreement.

10.6                        Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement shall hereafter be held to be invalid, unenforceable or illegal, in whole or in part, in any jurisdiction under any circumstances for any reason (a) such provision shall be reformed to the minimum extent necessary to cause such provision to be valid, enforceable and legal while preserving the intent of the Parties as expressed in, and the benefits to such Parties provided by, such provision or (b) if such provision cannot be so reformed, such provision shall be severed from this Agreement and an equitable adjustment shall be made to this Agreement (including addition of necessary further provisions to this Agreement) so as to give effect to the intent as so expressed and the benefits so provided to the maximum extent permitted by applicable Law.  Such holding shall not affect or impair the validity, enforceability or legality of such provision in any other jurisdiction or under any other circumstances.  Neither such holding nor such reformation or severance shall affect or impair the legality, validity or enforceability of any other provision of this Agreement.

10.7                        Headings.  The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

10.8                        Counterparts.  This Agreement may be executed in one or more counterparts, all of which (when executed and delivered) shall be considered one and the same Agreement and shall become effective when one or more counterpart signature pages have been signed by each Party and delivered by each Party to the other Parties, it being understood that the Parties need not sign the same counterpart.  Counterparts may be delivered by facsimile or other electronic transmission method (including pdf), and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

10.9                        Governing Law.  THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, ALL RELATIONSHIPS BETWEEN THE PARTIES HEREUNDER AND ALL DISPUTES AND PROCEEDINGS (IN CONTRACT, IN TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE FOREGOING SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, AND ENFORCED IN ACCORDANCE WITH, THE DOMESTIC LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

10.10                 Consent to Jurisdiction; Waiver of Jury Trial.

(a)                                 EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL PROCEEDINGS (IN CONTRACT, IN TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, ANY RELATIONSHIPS BETWEEN THE PARTIES HEREUNDER AND ANY DISPUTES WITH RESPECT TO ANY OF THE FOREGOING SHALL BE COMMENCED AND PROSECUTED EXCLUSIVELY IN THE FEDERAL AND STATE COURTS OF THE STATE OF DELAWARE AND ANY APPELLATE COURT THEREFROM (COLLECTIVELY, THE “DELAWARE COURTS”).  EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS AND SUBMITS, FOR ITSELF AND ITS ASSETS, TO THE EXCLUSIVE JURISDICTION OF ANY OF THE DELAWARE COURTS IN RESPECT OF ANY SUCH PROCEEDING.  EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SERVICE

OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.2.  NOTHING IN THIS AGREEMENT SHALL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(b)                                 EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, ANY RELATIONSHIPS BETWEEN THE PARTIES HEREUNDER AND ANY DISPUTES WITH RESPECT TO ANY OF THE FOREGOING IN ANY OF THE DELAWARE COURTS.  EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH PROCEEDING IN ANY OF THE DELAWARE COURTS.  EACH OF THE PARTIES AGREES THAT A FINAL JUDGMENT IN ANY SUCH PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(c)                                  EACH PARTY AGREES THAT ANY PROCEEDING (IN CONTRACT, IN TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, ANY RELATIONSHIPS BETWEEN THE PARTIES HEREUNDER AND ANY DISPUTES WITH RESPECT TO ANY OF THE FOREGOING WILL INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUCH PROCEEDING.

(d)                                 EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY PROCEEDING ARISING UNDER OR RELATING TO THIS AGREEMENT, SEEK TO ENFORCE THE FOREGOING WAIVERS, (ii) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (iii) SUCH PARTY MAKES SUCH WAIVERS VOLUNTARILY, AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATION IN THIS SECTION 10.10.

10.11                 Remedies.

(a)                                 Subject to the provisions of Section 8.9, each of the Parties shall have and retain all rights and remedies, at law or in equity, including rights to specific performance and injunctive or other equitable relief, arising out of or relating to a breach or threatened breach of this Agreement.  Notwithstanding anything herein to the contrary, it is acknowledged and agreed that the Company shall be entitled to seek specific performance of Purchaser’s obligations to consummate the Closing only in the event that each of the following conditions has been satisfied: (i) the Marketing Period has ended and all of the conditions set forth in Section 7.1 and Sections 7.2(c) and 7.2(d) have been satisfied or waived (other than those conditions that by their nature are to be satisfied or waived at the Closing), (ii) Purchaser fails to complete the Closing by the date the Closing is required to have occurred pursuant to Section 1.4 and (iii) the Company has confirmed in a written notice delivered to Purchaser that if specific performance is granted and the Financing is funded, then the Closing will occur.

(b)                                 Without limiting the generality of Section 10.11(a), each of the Parties acknowledges that money damages would not be a sufficient remedy for any breach or threatened breach of this Agreement and that the non-breaching Parties would be damaged irreparably and would have no adequate remedy of law if any provision of this Agreement is not performed in accordance with its specific terms or otherwise is breached.  Accordingly, each Party agrees that the other Parties shall be entitled to a decree of specific performance to enforce the rights and obligations of the Parties from any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith, without the necessity of posting a bond or other security or proving actual damages and without regard to the adequacy of any remedy at law.

10.12                 Third Party Beneficiaries.  No Person other than Purchaser and Seller has, is intended to have, or shall have any rights, remedies, obligations or benefits under any provision of this Agreement, other than (a) any permitted successors and assigns of the Parties under Section 10.3 (who are intended third party beneficiaries of this Agreement) and (b) the Purchaser Indemnified Parties and the Seller Indemnified Parties (who are intended third party beneficiaries of Article VIII).

10.13                 Interpretation.  All references in this Agreement to annexes, exhibits, schedules, articles, sections, subsections and other subdivisions refer to the corresponding annexes, exhibits, schedules, articles, sections, subsections and other subdivisions of or to this Agreement unless expressly provided otherwise.  Any capitalized term used but not defined in an annex or schedule to this Agreement have the meaning set forth in this Agreement.  The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof,” and words of similar import, refer to this Agreement as a whole and not to any particular article, section, subsection or other subdivision hereof unless expressly so limited herein.  The words “either,” “or,” “neither,” “nor,” and “any” are not exclusive, and the word “or” is deemed to have the meaning “and/or”.  The word “including” (in its various forms) means including without limitation.  All references to “$” and dollars shall be deemed to refer to United States currency unless otherwise specifically provided.  Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.  Unless expressly stated to the contrary, references in this Agreement or Annex A to any Contract are to that Contract as amended, modified or supplemented from time to time in accordance with the terms thereof.  References in this Agreement to a Person shall include the successors and assigns thereof.  All references to materials in this Agreement, including any report, record, file or other document, shall, in each case, include any form or medium of such materials (including electronic form).

10.14                 Construction.  The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party based on any claim that such Party or counsel to such Party drafted this Agreement or any provision hereof.  The information contained in this Agreement and in the schedules hereto is disclosed solely for purposes of this Agreement, and no information contained herein or therein shall be deemed to be an admission by any Party to any third party of any matter whatsoever (including any violation of Law or breach of Contract).  Except for the limitation provided in Section 2.11(d), each representation and warranty contained herein is independent of all other representations and warranties contained herein (whether or not covering an identical or a related subject matter) and must be independently and separately complied with and satisfied.  Exceptions or qualifications to any representations or warranties contained in the text thereof or schedules thereto shall not be construed as exceptions or qualifications to any other representation or warranty, except that the Parties acknowledge and agree that with respect to the Seller Disclosure Schedule, any exception to a representation and warranty of Seller that is disclosed in a section thereof under a caption referencing such representation and warranty shall be deemed to also be an exception to each other representation and warranty of Seller contained in this Agreement for which a separate section is provided in the Seller Disclosure Schedule, notwithstanding the absence of a cross reference thereto, if and to the extent that it would be reasonably apparent that such exception is applicable to such other representation and warranty.

10.15                 Deliveries to Purchaser.  Any document or item shall be deemed “provided” or “made available” by the Company to Purchaser for purposes of Article II and Article III if such document or item is included prior to the date of this Agreement in the electronic data rooms established by the Company at https://bankstreet.firmex.com in connection with the transactions contemplated by this Agreement.

[remainder of this page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the date written above.

PARENT:

GTT COMMUNICATIONS, INC.

By:
Name:
Title:

PURCHASER:

GLOBAL TELECOM & TECHNOLOGY AMERICAS, INC.

By:
Name:
Title:

SELLER:

MEGAPATH GROUP, INC.

By:
Name:
Title:

THE COMPANY:

MEGAPATH CORPORATION

By:
Name:
Title:

[Signature Page to Stock Purchase Agreement]

ANNEX A

DEFINITIONS

The terms defined in this Annex A, whenever used in this Agreement (including in the Seller Disclosure Schedule and the Purchaser Disclosure Schedule), shall have the respective meanings indicated below for all purposes of this Agreement.

“338(h)(10) Consideration” has the meaning set forth in Section 6.1(c).

“338(h)(10) Election” has the meaning set forth in Section 6.1(a).

“Accounting Arbitrator” has the meaning set forth in Section 1.5(c).

“Acquired Business” has the meaning set forth in the recitals.

“Acquired Business Employees” has the meaning set forth in Section 2.19(a).

“Actual Cash” means the Company’s amount of (a) cash, (b) marketable U.S. government securities, including U.S. Treasury bills, notes and bonds, and (c) investment grade money market securities and bank certificates of deposit having original or remaining maturities of three months or less at date of purchase and which are carried at cost; provided, however, that Actual Cash (i) will be net of outstanding transfers and checks and (ii) include credit card transactions processed and in transit, all as determined in accordance with GAAP.

“Actual Company Indebtedness” has the meaning set forth in Section 1.5(a).

“Actual Company Transaction Expenses” has the meaning set forth in Section 1.5(a).

“Actual Working Capital” has the meaning set forth in Section 1.5(a).

“Affiliate” means, with respect to any Person, a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person, with “control” (including the terms “controlled by” and “under common control with”) meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

“Agreement” means this Stock Purchase Agreement, including the Exhibits, Schedules and Annex hereto, as amended, supplemented and modified from time to time in accordance with its provisions.

“Allocation” has the meaning set forth in Section 6.1(c).

“Allocation Date” has the meaning set forth in Section 5.13.

“Alternative Transaction” has the meaning set forth in Section 5.6.

“Assets” has the meaning set forth in Section 6.1(c).

“Assumed Liabilities” has the meaning set forth in Section 5.13(a).

“Assumption of Defense Notice” has the meaning set forth in Section 8.5(b).

“Audited Financial Statements” has the meaning set forth in Section 2.6(a).

“Balance Sheet Date” has the meaning set forth in Section 2.6(a).

“Business” has the meaning set forth in the recitals.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

“Claim Response” has the meaning set forth in Section 8.4(b).

“Closing” has the meaning set forth in Section 1.4(a).

“Closing Date” has the meaning set forth in Section 1.4(a).

“Closing Purchase Price” has the meaning set forth in Section 1.2(a).

“Closing Statement” has the meaning set forth in Section 1.3(e).

“Code” means the Internal Revenue Code of 1986, as amended.

“Commercial Software” means software programs generally available to the public, which have been licensed to the Company pursuant to “click-wrap,” “click to download,” “browsewrap” or “shrink-wrap” perpetual end-user licenses.

“Company” has the meaning set forth in the preamble.

“Company Benefit Plans” has the meaning set forth in Section 2.14(a).

“Company Intellectual Property” has the meaning set forth in Section 2.11(b).

“Company Owned Intellectual Property.” has the meaning set forth in Section 2.11(b).

“Company Permits” has the meaning set forth in Section 2.15(b).

“Company Transaction Expense” has the meaning set forth in Section 10.1.

“Confidential Information” means any and all information and records, data and other trade secrets of the Company, as they may exist from time to time, of any Persons that hereafter are or become Subsidiaries of the Company or of customers, suppliers, vendors, referral sources or other Persons that the Company does business with, whether written, oral, electronic or in other tangible or intangible form, including (a) corporate information (including business plans, proposed products, expansion plans, designs and design projects, strategies and policies), (b) marketing information (including strategies, methods, customers, prospects, market research data and plans for trademarks, service marks and copyrighted materials), (c) financial information (including cost, sales, pricing and performance data, debt arrangements, investors, client financial information and credit files), (d) operational and scientific information (including current and planned distribution and supply methods and processes, techniques, contracts, business records, trade secrets, computer programs and technical information) and (e) personnel information (including personnel lists, resumes, personnel data, organizational structure, compensation structure and performance evaluations).  The term “Confidential Information”, however, does not include any information which (i) is or becomes general public knowledge or general knowledge in the industry in which the applicable business is operated through no fault of Seller, (ii) was available to Seller on a non-confidential basis from a source other than the Company or an Affiliate of Seller prior to being disclosed or made available to Seller by or on behalf of Purchaser or the Company, as evidenced by the contemporaneous written records of Seller or (iii) is disclosed to or becomes available to Seller on a non-confidential basis by or from a source other than the Company or its Affiliates or any of Seller’s Affiliates after the disclosure of such information to Seller by or on behalf of the Company or its Affiliates, which source does not have a duty of nondisclosure, directly or indirectly, to the Company, its Affiliates or another Person with respect to such information.

“Confidentiality Agreement” means the confidentiality agreement dated March 4, 2014 by and between Parent and the Company.

“Consolidated Returns” has the meaning set forth in Section 6.2(a)(i).

“Contract” means any oral or written contract, agreement, license, lease, contract, note, mortgage, indenture, commitment, instrument, arrangement or other obligation that is binding or enforceable on at least one of the parties thereto (for the avoidance of doubt, any purchase order that is issued under a master purchase agreement shall not be deemed to be a separate Contract, but, instead shall be deemed to be part of such master purchase agreement).

“Contract Consents” has the meaning set forth in Section 5.4(b).

“Contractor” means any independent contractor, consultant, freelancer or other service provider providing services to, or who has provided services since December 31, 2011, the Company or any predecessor to the business of the Company.

“Contributed Assets” has the meaning set forth in Section 5.13(a).

“Contribution Agreement” has the meaning set forth in Section 7.3(b)(x).

“De Minimus Claim Amount” has the meaning set forth in Section 8.6(a)(i).

“Delaware Courts” has the meaning set forth in Section 10.11(a).

“Deferred Cash Payment” has the meaning set forth in Section 1.2(a).

“Dispute Notice” has the meaning set forth in Section 1.5(b).

“Divestiture” has the meaning set forth in the recitals.

“DOJ” has the meaning set forth in Section 5.4(c).

“Draft Allocation” has the meaning set forth in Section 6.1(c).

“Employees” means the employees of the Company.

“Employee Benefit Plan” means each “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) and each other employment, retention, severance, change-in-control, bonus, incentive, equity-based, deferred compensation, fringe benefit, disability, health or medical, life insurance or other employee benefit plan, program, policy contract or arrangement.

“Employment Agreement” has the meaning set forth in Section 2.10(a)(xiv).

“Environmental Law” means any U.S. federal, state, county, regional, foreign or local law, statute, rule, regulation, code, ordinance, order, decree or judgment relating to:  (a) the manufacture, transport, use, treatment, storage, disposal of Hazardous Substances, Release or threat of Release; (b) pollution or the protection of human health, safety or the environment as they relate to Hazardous Substances or the environment (including natural resources, air, and surface or subsurface land or waters); or (c) natural resources, including laws relating to Releases or threats of Releases or otherwise relating to the manufacture, processing, distribution, use, presence, production, treatment, storage, disposal, transport, or handling of Hazardous Substances, including the Federal Water Pollution Control Act (33 U.S.C. §1251 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. §6901 et seq.), the Safe Drinking Water Act (42 U.S.C. §3000(f) et seq.), the Toxic Substances Control Act (15 U.S.C. §2601 et seq.), the Clean Air Act (42 U.S.C. §7401 et seq.), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and other similar state and local statutes, and any regulations promulgated thereto.

“Equitable Exceptions” means, with respect to enforcement of the terms and provisions of this Agreement and the Transaction Documents, (a) the effect of any applicable Law of general application relating to bankruptcy, reorganization, insolvency, moratorium or similar Laws affecting creditors’ rights and relief of debtors generally and (b) the effect of general principles of equity, including general principles of equity governing specific performance, injunctive relief and other equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

“ERISA” has the meaning set forth in Section 2.14(b).

“ERISA Affiliate” means any employer that would be considered a single employer with the Company under Code section 414(b), (c), (m) or (o).

“Estimated Closing Cash” has the meaning set forth in Section 1.3(e).

“Estimated Closing Indebtedness” has the meaning set forth in Section 1.3(e).

“Estimated Company Transaction Expenses” has the meaning set forth in Section 1.3(e).

“Estimated Working Capital” has the meaning set forth in Section 1.3(e).

“Final Allocation” has the meaning set forth in Section 6.1(c).

“Final Closing Statement” has the meaning set forth in Section 1.5(a).

“Financing” has the meaning set forth in Section 5.8(a).

“Form 8023”  has the meaning set forth in Section 6.1(b).

“FTC” has the meaning set forth in Section 5.4(c).

“Fundamental Representations” has the meaning set forth in Section 8.1(a).

“GAAP” means United States generally accepted accounting principles in effect as of the date of this Agreement.

“Governmental Approvals” has the meaning set forth in Section 5.4(b).

“Governmental Authority” means any federal, state, regional, county, city, municipal or local governmental or quasi-governmental authority, whether foreign or domestic, of any nature or any agency, commission, department, board, bureau, court, tribunal, arbitrator, arbitral body, agency, branch, official entity or other administrative or regulatory body obtaining authority from any of the foregoing, including courts, tribunals, judicial or arbitral bodies, self-regulatory authorities, public utilities, sewer authorities and any supra-national organization, state, county, city or other political subdivision; or other Person exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

“Hazardous Substance” means any hazardous substance as defined in 42 U.S.C. § 9601(14), any hazardous waste as defined by 42 U.S.C. §6903(5), any pollutant or contaminant as defined by 42 U.S.C. §9601(33), any toxic substance, oil or hazardous material or other chemical or substance (including, without limitation, any petroleum product or by-product, asbestos in any form, polychlorinated biphenyls, urea formaldehyde or perchlorate) regulated by or forming the basis of liability under any applicable Environmental Laws, or any other material or substance that is listed or classified as hazardous pursuant to any applicable Environmental Law.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Income Tax” means any federal, state, local or foreign Tax measured by or based upon income or receipts (whether denominated an income Tax, franchise Tax or otherwise), including any interest, penalty or addition thereto, whether or not disputed.

“Indebtedness” means, as to any Person, without duplication (a) all indebtedness for borrowed money, (b) all obligations evidenced by bonds, debentures, notes or other instruments, (c) all obligations upon which interest charges are customarily paid or owed (other than trade payables incurred in the Ordinary Course of Business), (d) the amount of net payments due upon settlement of obligations under interest rate cap agreements, interest rate swap agreements, foreign currency exchange agreements and other hedging agreements or arrangements, (e) any lease or similar arrangement that would be required to be accounted for as a capital lease in accordance with U.S. GAAP, (f) any obligations of any other Person secured by Liens (other than Permitted Liens) on assets or property of the Company, (g) any amounts owed under drawn letters of credit and (h) all obligations described in the foregoing clauses of this definition of any other Person which are directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured against loss.

“Indemnification Cap” has the meaning set forth in Section 8.6(a).

“Indemnified Party” has the meaning set forth in Section 8.4(a).

“Indemnified Taxes” means any and all Taxes (a) imposed on the Company for a Pre-Closing Tax Period or the portion of any Straddle Period ending on or before the Closing Date, (b) of any member of an affiliated, consolidated, combined or unitary group of which the Company (or any predecessor) is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulations Section 1.1502-6 or any analogous or similar state, local or non-U.S. Law, (c) of any Person imposed on the Company as a transferee or successor, by Contract, indemnification agreement or otherwise, or pursuant to any Law, which Taxes relate to an event, agreement or transaction occurring on or before the Closing Date, (d) any Transfer Taxes for which Seller is responsible pursuant to Section 6.3, (e) any Taxes imposed on the Company as a result of the Divestiture and (f) any Taxes as a result of the 338(h)(10) Election; provided, however, Indemnified Taxes shall exclude any Taxes to the extent such Taxes were included in the computation of Working Capital, as finally determined and resulted in a reduction in Purchase Price.

“Indemnifying Party” has the meaning set forth in Section 8.4(a).

“Intellectual Property” means any or all of the following in any jurisdiction throughout the world (a) trademarks, service marks, trade dress, trade names, logos, corporate names, Internet domain names, and all other designations of origin (together with the goodwill of the business symbolized by the foregoing), including all registrations and registration applications therefor, (b) inventions (whether or not patentable or reduced to practice), patents, patent applications and patent disclosures (together with all reissuances, continuations, continuations-in-part, divisionals, revisions, extensions and reexaminations thereof), (c) copyrights mask works, and other works of authorship, and registrations and registration applications therefor, (d) rights or interests protected by non-statutory or common law evidenced by or embodied in any idea, design, concept, process, technology, invention, discovery, enhancement, improvement or information and data (including formulae, procedures, protocols, techniques and results of experimentation and testing), regardless of patentability, including trade secrets and know how, (e) computer software, including operating systems, applications, routines, interfaces, and algorithms, whether in source code or object code, (f) moral and economic rights of authors and inventors, however denominated, (g) all other proprietary and intellectual property rights however denominated, (h) all derivative works and improvements of any of the foregoing and (i)

all applications, registrations, extensions and renewals related to any of the foregoing, regardless of whether any of such rights arise under the laws of the United States or any other state, country or jurisdiction.

“IRS” means the Internal Revenue Service.

“Knowledge of Seller” means the actual knowledge of D. Craig Young, Steven B. Chisholm and Paul Milley.

“Knowledge of Purchaser” means the actual knowledge of Richard D. Calder, Jr., Chris Mckee, Michael R. Bauer and Tony Hansel.

“Knowledge of the Company” means the actual knowledge of D. Craig Young, Steven B. Chisholm, Paul Milley, David Williams and Michael Perusse, in each case after inquiry by such individual to his direct reports with respect to the matter in question.

“Latest Balance Sheet” has the meaning set forth in Section 2.6(a).

“Latest Carve-Out Financial Statements” has the meaning set forth in Section 2.6(a).

“Law” means any constitutional provision, treaty, statute, ordinance, law (including common law), Order, rule, regulation or code of any Governmental Authority, or any legally binding regulatory policy statement, binding standard or guidance, or general binding directive or decree of any Governmental Authority, in each case as any of the foregoing may be in effect from time to time or, as to Purchaser only, any securities exchange on which the securities of Parent are listed from time to time.

“Leased Real Property” has the meaning set forth in Section 2.12(a).

“Liability” with respect to any Person, means any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such Person, including any liability for payment, Indebtedness, payment obligation or other sum that is or may become due.

“Lien” means any lien (including any Tax lien), mortgage, security interest, pledge,  option, charge, deed of trust, hypothecation, mortgage, contingent sale, title retention, building or use restriction, adverse claim, easement, encroachment or other similar defect affecting title, conditional sales agreement, community property interest, or other similar encumbrance or restriction (including a restriction on transfer such as a right of first refusal) of any nature or kind, whether voluntarily or involuntarily incurred, arising by operation of Law, by Contract or otherwise, and including any Contract to give any of the foregoing in the future.

“Losses” means any and all Liabilities, Proceedings, losses, assessments, awards, judgments, settlement payments, fines, penalties, Taxes, interest, damages, costs, deficiencies, fees, charges and expenses, including any and all reasonable expenses incurred in connection with investigating or defending any of the foregoing, or asserting any valid claim against Seller for the indemnification of the foregoing pursuant to the terms of this Agreement (including court filing fees, court costs, arbitration fees or costs, witness fees, and reasonable fees and disbursements of legal counsel, investigators, consultants, expert witnesses, accountants and other professionals).

“Marketing Period” means the first period of twenty (20) consecutive Business Days after the date hereof throughout which (a) Purchaser shall have the Required Information that the Company is required to provide to Purchaser pursuant to Section 5.8(b) in connection with any portion of the Financing to be consummated on the Closing Date; provided, that if the Company shall in good faith reasonably believe it has delivered the Required Information, it may deliver to Purchaser a written notice to that effect (stating when it believes it completed such delivery), in which case the Marketing Period shall be deemed to have commenced on the date of such notice unless Purchaser in good faith reasonably believes the Company has not completed delivery of the Required Information and, within four (4) Business Days after the delivery of such notice by the Company, delivers a written notice to the Company to that effect (stating to the extent reasonably possible which Required Information the Company has not delivered) and (b)  nothing has occurred and no condition exists that would cause any of the conditions set forth in Section 7.1(a) and Section 7.1(e) to fail to be satisfied assuming the Closing were to be scheduled for any time during such 20-consecutive-Business Day period; provided, further, that the Marketing Period shall not be deemed to have commenced if, prior to the completion of such 20-consecutive-Business-Day period, (i) the Company’s auditor shall have withdrawn its audit opinion with respect to any year end audited financial statements set forth in the Audited Financial Statements, in which case the Marketing Period shall be deemed not to commence unless and until a new audit opinion is issued with respect thereto by the Company’s auditor or another independent public accounting firm, (ii) the Company shall have determined that it is necessary to restate any material financial information included in the Required Information or that it is considering any such restatement, in which case the Marketing Period shall be deemed not to commence unless and until such restatement has been completed or the Company has determined that no restatement shall be required, or (iii) the Required Information contains any untrue statement of a material fact or omits to state any material fact, in each case with respect to the Company or the Acquired Business, necessary in order to make the statements contained in such Required information, in the context in which they were made, not materially misleading, in which case the Marketing Period will not be deemed to commence until all such Required Information has been corrected or disclosed; provided, further, that the Marketing Period shall end on any earlier date on which the entire Financing is consummated.

“Material Adverse Effect” means any fact, circumstance, development, change or effect that, individually or in the aggregate, is, or would reasonably be expected to be, materially adverse to the operations, condition (financial or otherwise), results of operations, assets, liabilities or business of the Company, except for any adverse effect resulting after the date of this Agreement from (a) the announcement or disclosure of this Agreement or the transactions contemplated by this Agreement, not made in breach of the terms of this Agreement, (b) general economic or political conditions or changes that affect the industry generally in which the Company operates, (c) military action or any act of terrorism involving the United States, (d) changes in Law or accounting requirements or principles required by GAAP, (e) compliance with the terms of this Agreement or with any request of Purchaser and (f) the failure of the

Company to meet or achieve the results set forth in any projection, estimate, forecast or plan (it being acknowledged that the underlying cause of such failure may constitute a Material Adverse Effect), in the case of each of the foregoing clauses (a) through (f), solely to the extent that it does not, and would not reasonably be expected to have, a materially disproportionate adverse effect on the Company relative to other participants in the industries in which Company is operated; provided, that solely for purposes of the definition of “Material Adverse Effect,” “Company” shall mean the Company as it exists immediately after the consummation of the Divestiture and excluding the Cloud & Hosted Services Business.

“Material Contracts” has the meaning set forth in Section 2.10(b).

“MegaPath Marks” means all marks, trade names, logos, names, and domain names utilizing the name “MegaPath” or any abbreviations or derivatives thereof

“Multiemployer Plan” has the meaning set forth in Section 3(37) of ERISA.

“Net Decrease” has the meaning set forth in Section 1.5(a).

“Net Increase” has the meaning set forth in Section 1.5(a).

“Netco Purchase Agreement” means that certain Membership Interest Purchase Agreement, dated as of September 5, 2014, by and among MegaPath Holding Corporation, MPGC, LLC and GC Pivotal, LLC.

“Notice of Claim” has the meaning set forth in Section 8.4(a).

“Objection Notice” has the meaning set forth in Section 1.5(c).

“Order” means any judgment, writ, decree, directive, decision, injunction, ruling, stipulation, award, order (including any consent decree or cease and desist order) or determination of any kind issued, promulgated or entered by or with any Governmental Authority.

“Ordinary Course of Business” means, with respect to any action take or omitted to be taken by the Company that (a) is consistent in nature, scope and magnitude with the past practices of the Company and is taken in the ordinary course of the normal, day-to-day operations of the Company and (b) does not require authorization by the board of directors or equityholders of the Company (or by any Person or group of Persons exercising similar authority) and does not require any other separate or special authorization of any nature.

“Organizational Documents” of a Person means (a) its articles of incorporation, certificate of incorporation, certificate of formation or similar document(s) filed with a Governmental Authority, which filing forms or organizes the Person and (b) its bylaws, limited liability company operating agreement, partnership agreement, trust agreement or similar document(s), whether or not filed with a Governmental Authority, which organize or govern the internal affairs of such Person, in the case of each of the preceding clause (a) and (b), as amended to date and in effect at the time in question.

“Other Income Tax Returns” has the meaning set forth in Section 6.2(a).

“Parent” has the meaning set forth in the Preamble.

“Parent Stock” has the meaning set forth in Section 1.2.

“Party” and “Parties” each has the meaning set forth in the Preamble.

“Permit” has the meaning set forth in Section 2.15(b).

“Permitted Liens” means (a) statutory Liens for current Taxes not yet due and payable or the amount or validity of which is being contested in good faith by the Company and are accrued in full on the Interim Balance Sheet, (b) mechanic’s, materialmen’s, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the Ordinary Course of Business, (c) liens securing rental payments under capital lease arrangements to the extent related to the assets leased, (d) solely with respect to the Leased Real Property (i) easements, rights of way or other similar matters or restrictions or exclusions that would be shown by a current title report or other similar report and which individually or in the aggregate do not materially interfere with the use or possession thereof by the Company, (ii) zoning, planning and other similar limitations and restrictions and all rights of any Government Authority to regulate the Leased Real Property that are not violated by the current use or occupancy of such Leased Real Property and (iii) any condition or other matter, if any, that may be shown or disclosed by a current and accurate survey that would not be reasonably likely to materially adversely affect the operation of the Business at such location as the Business is currently being conducted at such location and (e) Liens arising under worker’s compensation, unemployment insurance, social security, retirement and similar legislation arising or incurred in the Ordinary Course of Business (and without any violation of applicable Law).

“Person” means any natural person, firm, partnership, association, corporation, company, limited liability company, trust, business trust, Governmental Authority or other entity.

“Pre-Closing Period” has the meaning set forth in Section 5.1(a).

“Pre-Closing Tax Period” means any taxable period that ends on or before the Closing Date and the portion of any Straddle Period that ends on or before the Closing Date.

“Pre-Closing Tax Returns” has the meaning set forth in Section 6.2(a)(i).

“Prior Carve-Out Financial Statements” has the meaning set forth in Section 6.9.

“Proceeding” means any suit, action, arbitration, audit, hearing, investigation, litigation, claim, complaint, administrative or similar proceeding (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private), in each case commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority.

“Purchase Price” has the meaning set forth in Section 1.2(a).

“Purchaser” has the meaning set forth in the preamble.

“Purchaser Disclosure Schedule” means the disclosure schedule setting forth disclosures of Purchaser, or qualifications or exceptions to, any of Purchaser’s representations and warranties set forth in Article IV or Purchaser’s covenants set forth in Article V delivered by Purchaser to Seller simultaneously with the execution and delivery of this Agreement.

“Purchaser Indemnified Parties” has the meaning set forth in Section 8.3(a).

“Purchaser Prepared Returns” has the meaning set forth in Section 6.2(a)(ii).

“Purchaser Representatives” has the meaning set forth in Section 5.5.

“Real Property Leases” has the meaning set forth in Section 2.12(a).

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, migration, leaching, placing, discarding, dumping or disposing of any Hazardous Substances into the environment (including the abandonment of barrels, containers or other closed receptacles containing any Hazardous Substances).

“Required Information” has the meaning set forth in Section 5.8(b).

“Response Period” has the meaning set forth in Section 8.4(b).

“Scheduled Guarantees” has the meaning set forth in Section 5.9(a).

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” has the meaning set forth in the preamble.

“Seller Disclosure Schedule” means the disclosure schedule setting forth disclosures of Seller, or qualifications or exceptions to, any of to the representations and warranties set forth in Article II and Article III, or Seller’s covenants set forth in Article V delivered by Seller to Purchaser simultaneously with the execution and delivery of this Agreement.

“Seller Indemnified Parties” has the meaning set forth in Section 8.3(b).

“Seller Prepared Returns” has the meaning set forth in Section 6.2(a)(i).

“Seller Release” has the meaning set forth in Section 7.3(b)(xi).

“Seller Representatives” has the meaning set forth in Section 5.5.

“Shared Asset” has the meaning set forth in Section 5.13(c).

“Shared Contracts” has the meaning set forth in Section 5.14.

“Shared Liability” has the meaning set forth in Section 5.13(c).

“Shares” has the meaning set forth in Recital A.

“Significant Customers” has the meaning set forth in Section 2.8.

“Significant Suppliers” has the meaning set forth in Section 2.8.

“Straddle Period” means any taxable period that includes (but does not end on) the Closing Date.

“Subscription Agreement” has the meaning set forth in Section 7.3(b)(viii).

“Subsidiary” means, with respect to any Person, any other Person (other than a natural person), whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is directly or indirectly owned or controlled by the first Person or by one or more of its respective Subsidiaries.

“Target Working Capital” means Two Million Two Hundred Thousand Dollars ($2,200,000).

“Tax” or “Taxes” means any federal, state, local or foreign net or gross income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, unclaimed property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax, governmental fee or like assessment, together with any interest and penalties, additions to tax or additional amounts, whether disputed or not, imposed by any Governmental Authority.

“Tax Contest” has the meaning set forth in Section 6.2(d).

“Tax Incentive” has the meaning set forth in Section 2.17(p).

“Tax Return” means all returns, reports, forms, declarations, statements, estimated returns, claims for refund and information returns supplied or required to be supplied to a Governmental Authority relating to Taxes, including any schedule or attachment thereto or amendment thereof.

“Termination Date” has the meaning set forth in Section 10.1(b).

“Third Party Claim” has the meaning set forth in Section 8.5(a).

“Threshold Amount” has the meaning set forth in Section 8.6(a).

“Transaction Documents” means this Agreement, the Subscription Agreement, the Transition Services Agreement, the Seller Release, [any commercial agreements] and all other exhibits hereto and all documents and certificates referenced herein to which any of the Parties is a party and which is required to be delivered hereunder.

“Transfer Taxes” has the meaning set forth in Section 6.3.

“Transferred Employees” has the meaning set forth in Section 5.13(a).

“Transition Services Agreement” has the meaning set forth in Section 7.3(b)(ix).

“Unaudited Financial Statements” has the meaning set forth in Section 2.6(a).

“WARN Act” means the United States Worker Adjustment and Retraining Act, 29 U.S.C. §2101, et seq., and the rules and regulations promulgated thereunder from time to time.

“Working Capital” means the Current Assets of the Company minus the Current Liabilities of the Company, determined as of the opening of business on the Closing Date, where (a) “Current Assets” means accounts receivable (net of allowance for doubtful accounts), inventory, short term investments (other than those included in Actual Cash), accrued revenue, lease deposits and pre-paid expenses, but excluding (i) the portion of any prepaid expense of which Purchaser will not receive the benefit following the Closing, (ii) deferred and Income Tax assets, (iii) receivables from any of the Company Affiliates, directors, employees or stockholders and any of their respective Affiliates and (iv) deferred non-recurring costs and (b) “Current Liabilities” means accounts payable, accrued sales commissions, deferred revenue, the current portion of long-term payables, accrued Taxes (other than one-half of any Transfer Taxes) and accrued expenses, but excluding (A) deferred revenue in respect of services to be provided after Closing, (B) deferred Tax liabilities, (C) accrued Income Taxes required to be reflected on a Consolidated Return, (D) Company Transaction Expenses, (E) any Indebtedness of the Company as of the opening of business on the Closing Date, (F) any accrued non-Income Taxes and (G) deferred non-recurring revenue, determined in accordance with GAAP.

“Working Capital” means the Current Assets of the Company minus the Current Liabilities of the Company, determined as of the opening of business on the Closing Date, where (a) “Current Assets” means accounts receivable (net of allowance for doubtful accounts and sales allowance reserves), inventory, short term investments (other than those included in Actual Cash), accrued revenue, lease deposits and pre-paid expenses, but excluding (i) the portion of any prepaid expense of which Purchaser will not receive the benefit following the Closing, (ii) all deferred and non-deferred Tax assets, (iii) receivables from any of the Company Affiliates, directors, employees or stockholders and any of their respective Affiliates and (iv) deferred non-recurring costs and (b) “Current Liabilities” means accounts payable, accrued sales commissions and other compensation, deferred revenue, the current portion of long-term payables, and accrued expenses, but excluding (A) all deferred and non-deferred Tax liabilities, (B) accrued Income Taxes required to be reflected on a Consolidated Return, (C) Company Transaction Expenses, (D) any Indebtedness of the Company as of the opening of business on the Closing Date, and (E) deferred non-recurring revenue, determined in accordance with GAAP.

*     *     *     *

Exhibit A

GTT COMMUNICATIONS, INC.

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is made and entered into as of [                    ,     ], 2015, by and between GTT Communications, Inc., a Delaware corporation (the “Company”), and MegaPath Group, Inc., a Delaware corporation (“Investor”).

RECITALS

A.                                    The Company, Investor and certain other Persons are parties to a Stock Purchase Agreement dated as of February [    ], 2015 (the “Stock Purchase Agreement”), pursuant to which Global Telecom & Technology Americas Inc., a wholly-owned subsidiary of the Company (“Purchaser”) will acquire from Investor all of the equity interests in MegaPath Corporation, a wholly-owned subsidiary of Investor.

B.                                    As part of the consideration to be paid to Investor at the closing under the Stock Purchase Agreement, the Company is obligated to issue to Investor Six Hundred Ten Thousand Eight Hundred Forty Three shares (the “Shares”) of common stock, par value $0.0001 per share, of the Company.  This Agreement is being entered into at the closing under the Stock Purchase Agreement in fulfillment of such obligation.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants set forth herein and in the Stock Purchase Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

1.                                      Issue of Shares.  Investor hereby acquires from the Company in fulfillment of Section 1.3(b) of the Stock Purchase Agreement, and the Company hereby issues to Investor in fulfillment of Section 1.3(b) of the Stock Purchase Agreement, the Shares.  It is acknowledged that the value of the Shares was determined as of the date of the Stock Purchase Agreement, and such value was $12.28 per Share ($7,500,000 in the aggregate).  On the date hereof, the Company shall record or cause to be recorded the name of Investor as the owner of the Shares in the records of the Company and shall deliver, or cause to be delivered, to Investor the Shares by electronic deposit of the Shares into an account designated by Investor prior to the date of this Agreement, or, if requested by Investor or if Investor has not identified such an account prior to the date of this Agreement, by delivery to Investor of a physical certificate for the Shares issued in the name of Investor.

2.                                      Company Representations.  The Company represents and warrants to Investor as of the date hereof as follows:

(a)                                 Organization and Corporate Power.  The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.  The Company has all requisite corporate power and authority to own its properties and to carry on its business as presently conducted and as proposed to be conducted, and to execute and deliver this Agreement and to perform its obligations hereunder.

(b)                                 Authorization and Enforceability.  All corporate action required to be taken by the Company’s board of directors in order to authorize the Company to enter into this Agreement, and to issue the Shares has been taken.  This Agreement, when executed and delivered by the Company, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by any applicable law of general application relating to bankruptcy, reorganization, insolvency, moratorium or similar Laws affecting creditors’ rights and relief of debtors generally or (ii) as limited by general principles of equity, including general principles of equity governing specific performance, injunctive relief and other equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)                                  No Contravention.  The Company is not in violation or default of any provisions of its certificate of incorporation or bylaws.  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereunder do not (and shall not with notice or lapse of time or both) conflict with, result in the breach of, or constitute a default under (i) the certificate of incorporation or bylaws of the Company, (ii) any order, injunction or judgment applicable to the Company, (iii) any note, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company is a party or by which the Company is bound or to which the Company or any of the Company’s assets are subject or (iv) any statute, decree, rule or regulation of any court, regulatory authority or governmental body applicable to the Company.

(d)                                 Consents.  Except as contemplated by the Stock Purchase Agreement, no consent or approval by any person is required to authorize, or is required in connection with, the execution, delivery or performance of this Agreement by the Company and the consummation of the transactions contemplated hereunder by the Company.

(e)                                  Valid Issuance of Securities; Capitalization.  The Shares will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to, or issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of law, the Company’s certificate of incorporation, the Company’s bylaws or any contract or agreement to which the Company is a party or otherwise bound.  Assuming the accuracy of the representations of Investor in Section 3, no registration under the Securities Act of 1933, as amended (the “Securities Act”), of the Shares is required for the issuance of the Shares in the manner contemplated by the Stock Purchase Agreement.  Except as set forth in the SEC Documents (as defined below) and except for incentive equity compensation of the Company pursuant to plans approved by the board of directors of the Company, there is no capital stock of the Company issued and outstanding or reserved for issuance, there are no securities of the Company convertible into or exchangeable or exercisable for shares of capital stock of the Company and there are no outstanding obligations (including warrants, calls, options or other rights to acquire from the Company) of the Company

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to issue, deliver or sell, or cause to be issued, delivered or sold (by merger, consolidation or otherwise) any capital stock of the Company or any securities of the Company convertible into or exchangeable or exercisable for shares of capital stock of the Company.

(f)                                   SEC Documents; Stock Exchange Requirements.

(i)                                     The Company has furnished or filed all reports, schedules, forms, statements and other documents (including exhibits included therewith and financial statements and schedules thereto and other information incorporated by reference therein) required to be furnished or filed by the Company with the Securities and Exchange Commission (the “SEC”) since January 1, 2014 (such documents, together with any documents filed with the SEC during such period by the Company on a voluntary basis on a Current Report on Form 8-K being collectively referred to as the “SEC Documents”).  The Company has not received any written comments from the SEC staff with respect to the SEC Documents that have not been resolved to the satisfaction of the SEC staff.  As of their respective dates, the consolidated audited financial statements of the Company included in the SEC Documents, including the notes thereto, complied as to form in all material respects with applicable accounting requirements and the securities laws with respect thereto.  Such consolidated audited financial statements have been prepared in accordance with United States generally accepted accounting procedures, consistently applied, during the periods involved (except as may be otherwise indicated in such financial statements or the notes thereto) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows, as applicable, for the periods then ended.

(ii)                                  The Company is, and since January 1, 2014 has been, in compliance in all material respects with the applicable listing and corporate governance rules and requirements of the New York Stock Exchange.

3.                                      Investor Representations.  Investor represents and warrants to the Company as of the date hereof as follows:

(a)                                 Authority; Address; Enforceability.  Investor has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  Investor’s address set forth on the signature page of this Agreement is Investor’s correct primary residence address and Investor has no present intention of changing such address.  This Agreement, when executed and delivered by Investor, shall constitute the valid and legally binding obligation of Investor, enforceable against Investor in accordance with its terms, except (i) as limited by any applicable law of general application relating to bankruptcy, reorganization, insolvency, moratorium or similar Laws affecting creditors’ rights and relief of debtors generally or (ii) as limited by general principles of equity, including general principles of equity governing specific performance, injunctive relief and other equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)                                 No Contravention.  The execution, delivery and performance of this Agreement by Investor and the consummation by Investor of the transactions contemplated hereunder do not (and shall not with notice or lapse of time or both) conflict with, result in the

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breach of, or constitute a default under (i) the certificate of incorporation or bylaws of Investor, (ii) any order, injunction or judgment applicable to Investor, (iii) any note, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which Investor is a party or by which Investor is bound or to which Investor or any of Investor’s assets are subject or (iv) any statute, decree, rule or regulation of any court, regulatory authority or governmental body applicable to Investor.

(c)                                  Consents.  Except as contemplated by the Stock Purchase Agreement, no consent or approval by any person is required to authorize, or is required in connection with, the execution, delivery or performance of this Agreement by Investor and the consummation of the transactions contemplated hereunder by Investor.

(d)                                 Investment Representations.

(i)                                     Investor is acquiring the Shares for its own account for investment only, and not with a view to the resale or distribution thereof.

(ii)                                  Investor has had such opportunity as it has deemed adequate to obtain from the Company such information as is necessary to permit it to evaluate the merits and risks of the foregoing investment in the Company and has consulted with its own advisers with respect to such investment in the Company.

(iii)                               Investor is an “accredited investor” as such term is defined in Rule 501 of Regulation D of the Securities Act, as in effect on the date hereof.

(iv)                              Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Company and making an informed investment decision with respect thereto.

(v)                                 Investor can afford a complete loss of the value of the Shares and is able to bear the economic risk of holding such Shares for an indefinite period.

(vi)                              Investor understands that the Shares are not registered under the Securities Act or any applicable state securities or “blue sky” laws and may not be sold or otherwise transferred or disposed of in the absence of an effective registration statement under the Securities Act and under any applicable state securities or “blue sky” laws (or exemptions from the registration requirements thereof).  Investor further acknowledges that any certificates representing the Shares will bear restrictive legends reflecting the foregoing and that the Company may issue appropriate “stop transfer” instructions to its transfer agent.

4.                                      Transfer Restrictions; Legend.

(a)                                 Any certificate representing the Shares shall carry substantially the following legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS

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AMENDED, OR THE SECURITIES LAWS OF ANY STATE.  SUCH SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION, UNLESS AND UNTIL SUCH SHARES ARE REGISTERED UNDER SUCH SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.”

(b)                                 Investor agrees that in order to ensure compliance with the restrictions referred to herein the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

5.                                      Disclosure. Other than the representations and warranties of the Company set forth in Section 2, neither the Company nor any other person makes any representation or warranty, expressed or implied, as to the accuracy or completeness of the information provided or to be provided to Investor by or on behalf of the Company or related to the transactions contemplated hereby, and nothing contained in any documents provided or statements made by or on behalf of the Company to Investor is, or shall be relied upon as, a promise or representation by the Company or any other person that any such information is accurate or complete.

6.                                      IRS Form W-9.  Concurrently with the execution and delivery of this Agreement, Investor is delivering to the Company an Internal Revenue Service Form W-9, properly completed and duly executed.

7.                                      Bad Actor Covenant.  Investor hereby agrees that at any time at which Investor is the beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, it shall notify the Company promptly in writing in the event that a “Bad Actor” disqualifying event described in Rule 506(d)(1)(i) to (viii) of the Securities Act is applicable to Investor or any of its Rule 506(d) Related Parties (as defined below).  For purposes of this Agreement, “Rule 506(d) Related Party” shall mean a person or entity that is a beneficial owner of such Investor’s securities for purposes of Rule 506(d) of the Securities Act.

8.                                      Miscellaneous.

(a)                                 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (i) delivered personally, (ii) mailed using certified or registered United States mail with postage prepaid or (iii) sent by next-day or overnight mail or delivery using a nationally recognized overnight courier service, as follows:

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If to the Company:

c/o GTT Communications, Inc.

7900 Tysons One Place

Suite 1450

McLean, VA 22102

Attention:  Chris McKee

With a copy (which shall not constitute notice, request, demand, waiver or other communication to the Company) to:

Goodwin Procter, LLP
901 New York Avenue, NW

Washington, DC 20001

Attention: Jay Schifferli

If to Investor:

MegaPath Group, Inc.

6800 Koll Center Parkway, Suite 200

Pleasington, CA  94566

Attention: Steven B. Chisholm

with a copy (which shall not constitute notice, request, demand, waiver or other communication to Investor) to:

Morgan Lewis & Bockius LLP

600 Anton Blvd., Suite 1800

Costa Mesa, CA  92626

Attention:  Timothy Rupp

A party may designate a new address to which notices, requests, demands, waivers and other communications shall thereafter be transmitted by providing written notice to that effect to the other party.  Each notice, request, demand, waiver or other communication transmitted in the manner described in this Section 8(a) shall be deemed to have been provided, received and become effective for all purposes hereunder (A) when delivered personally to the recipient, if delivered personally, (B) three (3) business days after being mailed by certified or registered United States mail, postage prepaid, (C) one (1) business day after being sent by next day or overnight mail or delivery using a nationally recognized overnight courier service, or (D) when presented for delivery to the addressee as so addressed during normal business hours, if such delivery shall have been rejected, denied or refused for any reason.

(b)                                 Assignment; Successors.  Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated (whether in whole or part, voluntarily or involuntarily, by operation of law, merger, consolidation, dissolution or otherwise) by either party without the prior written consent of the other party.  Any purported assignment or delegation of this Agreement or any rights, interests or obligations hereunder in violation of this Section 8(b) shall be void and of no force or effect.  Subject to the foregoing, this Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their

6

respective successors and permitted assigns.

(c)                                  Amendment and Waiver.  This Agreement may not be amended except by an instrument in writing executed by each party, which states that it constitutes an amendment to this Agreement and specifies the provision(s) that are being amended.  Any provision of this Agreement may be waived at any time by either party by delivery to the other party of a written instrument executed by such party, which states that it constitutes a waiver of this Agreement and specifies the provision(s) that are being waived.  Any such waiver shall be effective only to the extent specifically set forth in such written instrument.  Neither the exercise (from time to time and at any time) by a party of, nor the delay or failure (at any time or for any period of time) to exercise by a party, any right, power or remedy shall constitute a waiver of the right to exercise, or impair, limit or restrict the exercise of, such right, power or remedy or any other right, power or remedy at any time and from time to time thereafter.  No waiver of any right, power or remedy of a party shall be deemed to be a waiver of any other right, power or remedy of such party or shall, except to the extent so waived, impair, limit or restrict the exercise of such right, power or remedy.

(d)                                 Entire Agreement.  This Agreement, together with the Stock Purchase Agreement, constitutes the entire agreement of the parties, and supersedes all other prior or contemporaneous agreements (whether written or oral), by or between the parties with respect to the subject matter hereof.

(e)                                  Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall hereafter be held to be invalid, unenforceable or illegal, in whole or in part, in any jurisdiction under any circumstances for any reason (i) such provision shall be reformed to the minimum extent necessary to cause such provision to be valid, enforceable and legal while preserving the intent of the parties as expressed in, and the benefits to the parties provided by, such provision or (ii) if such provision cannot be so reformed, such provision shall be severed from this Agreement and an equitable adjustment shall be made to this Agreement (including addition of necessary further provisions to this Agreement) so as to give effect to the intent as so expressed and the benefits so provided to the maximum extent permitted by applicable law.  Such holding shall not affect or impair the validity, enforceability or legality of such provision in any other jurisdiction or under any other circumstances.  Neither such holding nor such reformation or severance shall affect or impair the legality, validity or enforceability of any other provision of this Agreement.

(f)                                   Headings.  The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

(g)                                  Counterparts.  This Agreement may be executed in one or more counterparts, all of which (when executed and delivered) shall be considered one and the same Agreement and shall become effective when one or more counterpart signature pages have been signed by each party and delivered by each party to the other party, it being understood that the parties need not sign the same counterpart.  Counterparts may be delivered by facsimile or other electronic transmission method (including pdf), and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(h)                                 Governing Law.  THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, ALL RELATIONSHIPS BETWEEN THE PARTIES HEREUNDER AND ALL DISPUTES AND PROCEEDINGS (IN CONTRACT, IN TORT OR

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OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE FOREGOING SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, AND ENFORCED IN ACCORDANCE WITH, THE DOMESTIC LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

(i)                                     Consent to Jurisdiction; Waiver of Jury Trial.

(A)                               EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL PROCEEDINGS (IN CONTRACT, IN TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, ANY RELATIONSHIPS BETWEEN THE PARTIES HEREUNDER AND ANY DISPUTES WITH RESPECT TO ANY OF THE FOREGOING SHALL BE COMMENCED AND PROSECUTED EXCLUSIVELY IN THE FEDERAL AND STATE COURTS OF THE STATE OF DELAWARE AND ANY APPELLATE COURT THEREFROM (COLLECTIVELY, THE “DELAWARE COURTS”).  EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS AND SUBMITS, FOR ITSELF AND ITS ASSETS, TO THE EXCLUSIVE JURISDICTION OF ANY OF THE DELAWARE COURTS IN RESPECT OF ANY SUCH PROCEEDING.  EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 8(a).  NOTHING IN THIS AGREEMENT SHALL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(B)                               EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, ANY RELATIONSHIPS BETWEEN THE PARTIES HEREUNDER AND ANY DISPUTES WITH RESPECT TO ANY OF THE FOREGOING IN ANY OF THE DELAWARE COURTS.  EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH PROCEEDING IN ANY OF THE DELAWARE COURTS.  EACH OF THE PARTIES AGREES THAT A FINAL JUDGMENT IN ANY SUCH PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(C)                               EACH PARTY AGREES THAT ANY PROCEEDING (IN CONTRACT, IN TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, ANY RELATIONSHIPS BETWEEN THE PARTIES HEREUNDER AND ANY DISPUTES WITH RESPECT TO ANY OF THE FOREGOING WILL INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND

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UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUCH PROCEEDING.

(D)                               EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY PROCEEDING ARISING UNDER OR RELATING TO THIS AGREEMENT, SEEK TO ENFORCE THE FOREGOING WAIVERS, (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) SUCH PARTY MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATION IN THIS SECTION 8(i).

(j)                                    Remedies.  each of the parties shall have and retain all rights and remedies, at law or in equity, including rights to specific performance and injunctive or other equitable relief, arising out of or relating to a breach or threatened breach of this Agreement.

(k)                                 Third Party Beneficiaries.  No person other than the Company and Investor has, is intended to have, or shall have any rights, remedies, obligations or benefits under any provision of this Agreement, other than any permitted successors and assigns of the parties under Section 8(b).

(l)                                     Interpretation.  All references in this Agreement to sections, subsections and other subdivisions refer to the corresponding sections, subsections and other subdivisions of or to this Agreement unless expressly provided otherwise.  The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof,” and words of similar import, refer to this Agreement as a whole and not to any particular article, section, subsection or other subdivision hereof unless expressly so limited herein.

(m)                             Construction.  The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party based on any claim that such party or counsel to such party drafted this Agreement or any provision hereof.

(n)                                 Survival.  All the agreements, representations and warranties made by the parties in this Agreement shall survive the execution and delivery of this Agreement.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Subscription Agreement as of the date first set forth above.

COMPANY:

GTT COMMUNICATIONS, INC.

By:
Name:
Title:

INVESTOR:

MEGAPATH GROUP, INC.

By:
Name:
Title:

[signature page to Subscription Agreement]

Exhibit B

FORM OF TRANSITION SERVICES AGREEMENT

This Transition Services Agreement (this “Agreement”) is made and entered into as of                     , 2015 (the “Effective Date”), by and between MegaPath Corporation, a Virginia Corporation (“MC”), and MegaPath Cloud Company, LLC, a Delaware limited liability company (“CloudCo”), on the other hand.  MC and CloudCo are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

A.                                    Concurrently with the execution and delivery of this Agreement, Global Telecom & Technology Americas, Inc., a Virginia corporation (“GTT”), is acquiring all of the issued and outstanding shares of capital stock and other equity interests in MC pursuant to that certain Stock Purchase Agreement, dated February 19, 2015, by and among GTT, MC, MegaPath Group, Inc., a Delaware corporation, and GTT Communications, Inc. (the “Purchase Agreement”).  Capitalized terms used, but not defined, herein shall have the respective meanings assigned to them in the Purchase Agreement.

B.                                    As a condition to the consummation of the Closing under the Purchase Agreement, MC has contributed to CloudCo certain assets and liabilities that were directly related to MC’s voice and cloud services business (the “Cloud Business”) pursuant to a Contribution Agreement, dated                 , 2015 by and between MC and CloudCo (the “Contribution Agreement”).  In connection with such contribution, MC has retained certain assets necessary for CloudCo to operate the Cloud Business on a stand-alone basis and MC, in anticipation of migrating certain systems and services to GTT, has transferred to CloudCo certain assets necessary for MC to conduct is remaining business on a stand-alone basis.  Therefore, the Parties desire to provide transition services to one another to afford an opportunity for CloudCo to procure, on a stand-alone basis, the services to be provided by MC hereunder and for MC to transition to GTT the services to be provided by CloudCo hereunder.  Accordingly, as a further condition to the consummation of the Closing under the Purchase Agreement, this Agreement is being entered into by the Parties to define and to establish all transition services to be provided by the Parties following the Closing under the Purchase Agreement.  This Agreement is being entered into pursuant to Section 5.14 of the Purchase Agreement.

NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained in this Agreement and in the Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.              Transition Services.

a.              Joint Services by the Parties.   Subject to the terms and conditions of this Agreement, each Party shall provide, or cause to be provided, to the other Party those services set forth in the Joint Transition Service Schedules (the “Joint Transition Service Schedules”) attached hereto as Exhibit A and incorporated herein by reference (collectively, the “Joint Transition Services”), for the period of time (unless otherwise terminated prior to the

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conclusion of such period in accordance with the terms of this Agreement) (the “Time Period”) set forth in each Joint Transition Schedule.

b.              CloudCo to MC Transition Services.  Subject to the terms and conditions of this Agreement, CloudCo shall provide, or cause to be provided, to MC and/or its Affiliates those services set forth in the CloudCo Transition Service Schedules (the “CloudCo Transition Service Schedules”) attached hereto as Exhibit B and incorporated herein by reference (collectively, the “CloudCo Transition Services”), for the Time Period set forth in each CloudCo Transition Schedule.

c.               MC to CloudCo Transition Services.  Subject to the terms and conditions of this Agreement, MC shall provide, or cause to be provided, to CloudCo and/or its Affiliates those services set forth in the MC Transition Service Schedules (the “MC Transition Service Schedules”) attached hereto in Exhibit C and incorporated herein by reference (collectively, the “MC Transition Services” and, together with the CloudCo Transition Services and the Joint Transition Services, the “Transition Services”), for the Time Period set forth in each MC Transition Schedule.

d.              Identification of the Parties.  The Parties, in their respective capacities as Transition Services providers (whether directly or indirectly) under Sections 1(a), 1(b), and 1(c), as applicable, are referred to herein from time to time as “Provider”, and in their (and on behalf of their respective affiliates’) respective capacities as recipients of Transition Services under Section 1(a), Section 1(b) and Section 1(c), as applicable, are referred to herein from time to time as  “Recipient”.

e.               Cost for the Provision of the Transition Services.  For certain of the Transition Services, there will be no charge between the Parties for the work performed in connection with such Transition Services other than certain pre-approved third party expenses that will be billed on a pass-through basis with no mark-up and listed on the applicable Transition Service Schedules (the “No Charge Transition Services”).  For certain of the Transition Services, the Recipient shall bear the cost for the provision of such Transition Services (the “Recipient Funded Transition Services”), and the applicable Transition Service Schedule shall set forth the cost and/or methodology for calculating such cost.  For certain of the other Transition Services, Provider shall bear the cost for the provision of such Transition Services (the “Provider Funded Transition Services”).  For each Transition Service, the applicable Transition Service Schedule shall state whether such Transition Service is a No Charge Transition Service, a Recipient Funded Transition Service or a Provider Funded Transition Service.

f.                Additional Transition Services.  A Party may at any time within one hundred and twenty (120) days from the Effective Date request that the other Party provide to it services in addition to those specified in the Transition Service Schedules, so long as such additional services are related to the purpose of the transition services described in Recital B.  Any such request shall be in writing and provided to the other Party’s Primary Coordinator, as that term is defined in Section 3(a).  To the extent requested by Recipient and consented to by Provider, which consent shall not be unreasonably withheld, conditioned or delayed, the appropriate Transition Service Schedule shall be revised to include such additional services and the Time

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Period, cost and other terms and conditions for the provision thereof.  If the Parties are unable to agree within ten (10) days after delivery of a request for additional services to the Term, cost and other terms and conditions for such additional service, such Dispute (as defined below) shall be resolved in accordance with Section 3.

g.               Party Performing Transition Services.  As of the Effective Date, Provider has disclosed to Recipient, and Recipient has approved, all third parties known to Provider that are retained and will continue to be retained by Provider or its Affiliates to provide, directly or indirectly, some or part of the Transition Services to Recipient.  Provider shall not, absent the prior written consent of Recipient (such consent, not to be unreasonably withheld, conditioned or delayed) or as expressly provided for in Section 2(c) or in any Transition Service Schedule, subcontract, license, sublicense or otherwise delegate or transfer any of the Transition Services to any other third party or permit the use of any of the Transition Services by any Person other than by Recipient, Provider and Affiliates of Provider.  Provider shall not use any third party to provide some or part of the Transition Services under this Agreement unless such third party shall provide the services in accordance with the requirements under each applicable Transition Service Schedule (including cost) and comply with the performance standards under Section 2(a).

2.              Performance of the Transition Services.

a.              Performance Standard.  Except for a higher or different performance standard that may be set forth in a Transition Service Schedule, Provider shall perform, or cause to be performed, the Transition Services to be provided by it to Recipient in accordance with the instructions, guidelines and requirements set forth in the applicable Transition Service Schedule, in a manner consistent with the practices in effect prior to the date of the Contribution Agreement, to the extent applicable, and with at least the same degree of skill, attention and care as if such Transition Service were being provided to Provider’s business; provided, however, that such skill, attention and care shall at a minimum be timely, professional and in a workmanlike manner and consistent with the level of care, skill, practice and judgment exercised by other professionals in performing services of a similar nature.

b.                    Compliance with Laws.  Each Party shall comply with all applicable laws with respect to its performance pursuant to this Agreement.  Without limiting the foregoing, each Party shall secure and maintain all governmental approvals, licenses and permits reasonably necessary for the conduct by it and its employees of the actions contemplated by this Agreement in compliance with applicable law.

c.                     Provider Responsibilities.  With respect to the Transition Services, except as otherwise set forth in the applicable Transition Service Schedule and in accordance with Section 1(g), Provider shall have the right to select, employ, retain, pay, supervise, administer, direct and discharge any of its employees, consultants, subcontractors, or third party vendors or agents who will perform such Transition Services; provided, however, Provider shall assign necessary and sufficient resources and qualified personnel as are reasonably necessary to provide the Transition Services in accordance with the standards set forth in this Section 2 and the other terms and conditions of this Agreement.  Each Party shall be solely responsible for payment of compensation to its employees.  Each Party shall have full responsibility for payment of all

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federal, state and local taxes or contributions imposed under unemployment insurance, social security and income tax laws with respect to its own employees.

d.                    Third Party Agreement for Services. The Parties acknowledge and agree that MC is a party to a Transition Services Agreement entered into as of January 1, 2015 (“GC TSA”) with GC Pivotal, LLC (“Global Capacity”) and that some of the Transition Services provided for under this Agreement will be provided by CloudCo to MC for the benefit of Global Capacity as part of MC’s obligations to Global Capacity under the GC TSA, and that CloudCo may receive some of the Transition Services under this Agreement directly from Global Capacity as part of Global Capacity’s obligations to MC under the GC TSA.  This Agreement does not purport to restate all of the rights and obligations under the GC TSA; however, the Parties agree and acknowledge that it is implied that each of the Parties will perform certain services and receive benefits under this Agreement which are related to the GC TSA.  Neither CloudCo nor MC will be relieved on any obligations under this Agreement by virtue of the fact that Global Capacity is the indirect or direct recipient of, or provider of, any of the Transition Services under this Agreement.

3.              Governance.

a.              Executive Steering Committee.  Prior to the date hereof, each of CloudCo and MC has designated at least one executive-level person to serve on an Executive Steering Committee.  Such Executive Steering Committee shall meet in person or telephonically, no less than one time per month during the Term to receive briefings from the Primary Coordinators as to the status and progress of each Transition Service.  Either Party may change its designated executive-level designee upon giving the other Party notice to that effect in accordance with Section 15(b).

b.              Primary Coordinators.  Prior to the date hereof, each of CloudCo and MC has designated a primary contact person, who is and shall be a managerial (or higher) level employee, to oversee the implementation and completion of the Transition Services (the “Primary Coordinators”).  Either Party may change its Primary Coordinator upon giving the other Party notice to that effect in accordance with Section 15(b).  Each Primary Coordinator may delegate his or her authority and responsibility hereunder with respect to any individual Transition Service to an individual designated in the applicable Transition Service Schedule (each, a “Service Coordinator”). Unless CloudCo and MC otherwise agree, and except as set forth in a Transition Service Schedule with respect to a particular Transition Service, all communications relating to this Agreement and/or the Transition Services shall be directed to the Primary Coordinators in accordance with this Section 3, except that (i) any communication with respect to a breach or threatened breach of this Agreement, (ii) any notice under Section 3(e) or (iii) any notice designating a new representative of a Party pursuant to this Section 3 shall be directed to the persons designated pursuant to Section 15(b).  Each Primary Coordinator and each Service Coordinator shall devote such time as is reasonably necessary to fulfill the responsibility of the position.

c.               Primary Coordinator Meetings.  Unless otherwise agreed to by the Primary Coordinators from time to time, the Parties agree that the Primary Coordinators shall be required to meet in person or telephonically, no less than once per week during the first three (3) months

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of the Term (as defined below).  During the remainder of the Term, the Primary Coordinators shall be required to meet in person or telephonically, no less frequently than every other week.  At each scheduled meeting, the Primary Coordinators shall review the progress on each Transition Service, including actions to be taken to complete the transition of such service within the Time Period set forth in the applicable Transition Service Schedule.  The Primary Coordinators will notify their respective Service Coordinators of each in-person meeting or telephone conference call that they will need to attend.

d.              Disputes.  If a dispute arises between the Parties with respect to the terms and conditions of this Agreement or any Transition Services Schedule, or any subject matter governed by this Agreement (excluding the following disputes which are subject to Section 13:  (i) disputes regarding the default in the payment when due of any fees or expenses with respect to a Transition Service or group of Transition Services and such default is not the subject of a bona-fide good faith dispute, (ii) disputes regarding a Party’s compliance with the applicable confidentiality provisions, or (iii) suits to compel compliance with this dispute resolution process or with the provisions of this Section 3) (each, a “Dispute”), the Parties shall use and follow the dispute resolution procedure set forth in Section 3(e) (the “Dispute Resolution Process”) before seeking judicial relief or initiating arbitration pursuant to Section 13.

e.               Dispute Resolution Process.  A Dispute shall initially be submitted in writing to the Primary Coordinators for resolution.  The Primary Coordinators shall promptly discuss and attempt to resolve any Dispute submitted to them in good faith following such submission.  If by the end of the fifth (5th) business day following such submission, the matter has not been resolved to the satisfaction of both Primary Coordinators, then the Party that initiated the claim may provide written notification to their Chief Executive Officer and the Chief Executive Officer of the other Party, in the form of a claim identifying the issue or amount disputed and including a reasonably detailed reason for the claim. Upon receipt of such written notice, the Chief Executive Officers shall promptly meet in person or by telephone and attempt to resolve in good faith the Dispute within five (5) business days of receiving the written request. If they can resolve the Dispute within that time period, such resolution will be memorialized in writing.  If they cannot resolve the Dispute within that time period, either of the Parties may seek specific performance or initiate arbitration in accordance with Section 13. The Parties may vary the duration and form of these procedures by mutual written agreement.

4.              Records.

a.              Records for Transition Services; Retention.  Provider shall keep and maintain accurate and complete records and accounts regarding the provision, directly or indirectly, of Transition Services by it, in a manner reasonably consistent with the manner in which records and accounts regarding such Transition Services were kept by MC prior to the date of the Contribution Agreement and in accordance with all applicable laws, rules and regulations.  For each Transition Service, Provider shall retain such records for a period of three (3) years following the end of the Term, or such longer period as may be required by law.

b.              Records for Recipient Funded Transition Services; Audit.  During the Term and for three (3) years thereafter, Recipient shall have the right, at its expense, during normal business hours and with reasonable advance notice, to audit and inspect Provider’s records and

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accounts related to costs and expenses of Provider with respect to any Recipient Funded Transition Services and to have access to Provider’s employees having knowledge of such matters.  For each Recipient Funded Transition Service, no such audit may cover the same time period more than one time.  Recipient specifically agrees that all such books and records related to the documentation of the Recipient Funded Transition Services shall be “Confidential Information” (as that term is used in Section 9) and shall be treated as provided under Section 9.

5.              Intellectual Property.

a.              Intellectual Property Approvals.   Each Party shall secure and maintain all necessary intellectual property rights and approvals from third parties reasonably necessary for the performance by such Party of its obligations under this Agreement.

b.              No Joint or Derivative Works.  All copyrights, patents, trade secrets, trademarks or other intellectual property rights of a Party (in this capacity, the “Providing Party”) to which the Providing Party provides access to the other Party (in this capacity, the “Receiving Party”) in connection with the performance of this Agreement shall be and shall remain the sole and exclusive property of the Providing Party and nothing in this Agreement shall be deemed to create, or represent the intent of the Providing Party to authorize the creation of, any joint work with the Receiving Party or allow any derivative work to be created by the Receiving Party, in each case based on any intellectual property rights of the Providing Party, or otherwise to confer upon the Receiving Party any right or interest of ownership in any such intellectual property rights.

c.               No Grant of License. Each Party acknowledges that the other Party is not by this Agreement granting any right or license whatsoever, by implication, estoppel, or otherwise, to such Party to utilize any information, know-how, proprietary data, trademarks, copyrights or patent rights which such other Party may have or may secure in the future.

6.              Disaster Recovery; Backup.  During the Term, while and to the extent any software, data, computer equipment, communications equipment and other similar items are used by Provider to provide Transition Services, Provider shall continue to have in place business continuity, disaster recovery services and backup and archival services pursuant to a disaster recovery and business continuity plan maintained by Provider, which plan shall be no less comprehensive and robust than the plan maintained by MC prior to the date of the Contribution Agreement.  A copy of Provider’s plan shall be promptly provided to Recipient upon Recipient’s request.

7.              Time Period, Term and Termination of the Services.

a.              Time Period; Term.  With respect to the Transition Services, each Transition Service shall have the Time Period set forth in the applicable Transition Service Schedule, unless otherwise extended in accordance with Section 7(b) or terminated early in accordance with Section 7(c).  This Agreement shall remain in effect until the expiration of the last Time Period set forth in any Transition Services Schedule, unless otherwise earlier terminated in accordance with the terms hereof (the “Term”).

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b.              Extension of Time Period.  Recipient may at any time not less than thirty (30) days prior to the scheduled termination date of a Transition Service, as set forth in the applicable Transition Service Schedule, request in writing to Provider to extend the Time Period for such Transition Service.  To the extent requested by Recipient and consented to by Provider, which consent shall not be unreasonably withheld, conditioned or delayed, Provider shall provide such Transition Services during the extended Time Period (the “Extended Transition Services”) on the terms and conditions set forth in this Agreement (after taking into account any amendments or modifications to the terms and conditions of this Agreement that are implemented in connection with such extension), and for a such time period and at such cost as shall be mutually agreed to in good faith by Provider and Recipient; provided, however, that any Extended Transition Services shall not be provided after                unless Provider has consented thereto, which consent may be given or withheld in Provider’s sole and absolute discretion.  To the extent that the termination date for any Transition Service has been extended pursuant to this Section 7(b), the Time Period for such Service shall be deemed to be extended accordingly.  If CloudCo and MC are unable to agree within ten (10) days of a request on the terms and conditions of an extension of a Time Period, such Dispute shall be resolved in accordance with Section 3.

c.               Early Termination of Transition Service.  Except as otherwise set forth on the applicable Transition Service Schedule, at any time or from time to time Recipient (and, for the avoidance of doubt, not Provider) may terminate any individual Transition Service or group of Transition Services prior to the end of the applicable Time Period(s) by providing thirty (30) days’ advance written notice to Provider of Recipient’s intention to terminate such Transition Service(s).  All Transition Services shall end on the month-end of such month of termination.  Except as provided in the Transition Service Schedules, Recipient shall be responsible for (i) the cost of such Transition Service up to the date such Transition Service is terminated, and (ii) any and all expenses Provider contracted for and were approved by Recipient prior to the notice to terminate in anticipation of providing such Transition Service until the expiration of the applicable Time Period for such Transition Service, and for which Provider cannot cancel for less than the cost of such expense.  All such expenses shall be billed and paid in accordance with Section 8.

d.              Cessation of Transition Service Obligation.  Recipient agrees and acknowledges that all obligations of Provider to provide Transition Services shall immediately cease upon the earlier of (i) the expiration of the Time Period for such Transition Service, (ii) the early termination of such Transition Service in accordance with Section 7(c) or (c) any termination of the Agreement as provided in Section 7(e).  Recipient shall bear sole responsibility for instituting permanent services and/or obtaining replacement services in respect of the Transition Services terminated in accordance with the provisions hereof, and Provider shall have no liability for Recipient’s failure to implement or to obtain such service or for any difficulties in transitioning from the Transition Service to such permanent or replacement service.

e.               Termination of the Agreement.  The Time Period for any Transition Service may be accelerated with respect to any individual Transition Service or group of Transition Services by mutual written consent of the Parties, and may be terminated with respect to any individual Transition Service or group of Transition Services by (i) Provider in the event that a

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Bankruptcy Event occurs with respect to Recipient or Recipient Defaults in the payment when due of any fees or expenses with respect to such individual Transition Service or group of Transition Services and such Default (A) is not the subject of a bona-fide good faith Dispute, and (B) continues uncured for a period of thirty (30) days after such Recipient’s receipt of written notice of such default or (ii) Recipient in the event that a Bankruptcy Event occurs with respect to Provider or Provider materially breaches this Agreement and such breach is not curable or, if curable, continues uncured for a period of thirty (30) days after Provider’s receipt of written notice of such breach.  Any such termination shall be effective immediately upon delivery of a notice of termination by the terminating Party to the other Party (subject to the foregoing cure periods).

f.                Definition of Bankruptcy Event.  For purposes of this Agreement, a “Bankruptcy Event” means, with respect to a Party, that: (i) such Party commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of such Party or any substantial part of its property, or consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or makes a general assignment for the benefit of creditors, or fails generally to pay its debts as they become due, or take any corporate action to authorize any of the foregoing; or (ii) an involuntary case or other proceeding shall be commenced against such Party seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of such Party or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of forty-five (45) days.

g.               Survival of Certain Provisions and Obligations.  Notwithstanding any termination or expiration of this Agreement or any Transition Service under this Agreement, Sections 4, 5, 8, 9, 13, 14 and 15 and this Section 7(g) shall each survive termination or expiration of this Agreement.  The termination or expiration of this Agreement or any Transition Service hereunder shall not affect: (i) any outstanding payment obligations of any Party under this Agreement as of such termination or expiration; or (ii) any liability of a Party relating to any default or breach of this Agreement by such Party prior to such termination or expiration.

8.              Consideration; Payment and Billing for the Transition Services.

a.              Payment.  As consideration for the Transition Services, Recipient shall pay to Provider the amount specified for each such Transition Service as set forth in the Transition Schedules in Exhibits A, B and C.  Any out-of-pocket costs incurred by Provider and included in any invoice under this Agreement shall be fully documented and reflect the actual reasonable cost incurred (without mark-up).

b.              Billing.  Provider will bill Recipient on no more than a monthly basis in arrears for the provision of the Transition Services.  Payment of any such invoices by Recipient will be due and payable forty-five (45) days following the date of receipt of such invoice by Recipient (except for Disputed Amounts, which are addressed in Section 8(c)).  Any payments

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that are not paid within such forty-five (45) day period shall incur interest at a rate of 1.0% percent per annum from the day following the day on which payment was due and payable and ending on the day on which the amount is paid.  To the extent that Transition Services are provided to an Affiliate of a Party, amounts owed attributable to such Transition Services shall be paid, or caused to be paid, by such Party on behalf of its Affiliate receiving such Transition Services.  Recipient shall pay and reimburse Provider for any and all taxes and government charges, including, without limitation, sales or use charges, imposed on Provider so long as Provider has any obligation to collect with respect to, in connection with or relating to its provision of the Transition Services, other than income tax, gross receipts tax or similar taxes imposed on revenue or income.

c.               Billing Disputes.  If the billed Party has a bona fide, good faith dispute with any of the amounts on an invoice (“Disputed Amounts”), the billed Party must pay all amounts not in dispute as set forth in this Section 8, and provide the billing Party with a written request for a billing adjustment together with a reasonably detailed explanation of the basis for such adjustment within forty-five (45) days from the date of it received the invoice on which the disputed amount first appeared.  If the billing Party denies, in good faith, the billed Party’s dispute after reviewing the supporting documentation the billed Party submits, either Party may seek arbitration to resolve the dispute in accordance with the process described in Section 13.  For the avoidance of doubt, failure to dispute an invoice within such forty-five (45) day period shall not limit Recipient’s rights to subsequently challenge any invoice or constitute a waiver of Recipient’s rights under this Agreement with respect to the Transition Services covered by such invoice.

d.              Default.  If Recipient fails to pay the fees for a Transition Service (other than fees related to Disputed Amounts) within forty-five (45) days after it receives the invoice (a “Default”), Provider may send Recipient a notice of such default and may, in its discretion and without further notice, suspend or terminate such Transition Service if Recipient fails to cure the non-payment within thirty (30) days after the notice of Default.  In that event, Provider shall be entitled to pursue any remedy to which it may be entitled in law or in equity to recover the amount owing.

9.              Confidentiality.

a.              Definitions.  For purposes of this Section 9: (i) the Party providing access to its Confidential Information is referred to as the “Information Disclosing Party” and the Party receiving access to the Confidential Information of the other Party is referred to as the “Information Receiving Party”; and (ii) “Confidential Information” means: (A) any and all trade secrets concerning the business and affairs of the applicable Party, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned research and development, current and planned manufacturing and distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), database technologies, systems, structures architectures processes, improvements, devices, know-how, discoveries, concepts, methods, proprietary information of the applicable Party, and any other information, however documented, of the applicable Party that is confidential or proprietary; (B) any and all

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confidential or proprietary information concerning the applicable Party’s business (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, contractors, agents, customers, suppliers, personnel training and techniques and materials, and purchasing methods and techniques); and (C) any and all notes, analysis, compilations, studies, summaries and other material prepared by or for such Party containing or based, in whole or in part, upon any information included in the foregoing, in each case, whether tangible or intangible; provided, however, that Confidential Information does not include any information that: (I) was available to the general public at the time of disclosure to the Information Receiving Party, (II) becomes available to the general public after the date of this Agreement through no act of the Information Receiving Party, it Affiliates or any of the agents, employees or contractors of it or its Affiliates (it being acknowledged that this clause (II) shall only apply from and after such availability to the general public) or (III) is disclosed to the Information Receiving Party by a third party who lawfully obtained such information without violation of any confidentiality obligation to the Information Disclosing Party.

b.              Non-Disclosure; Limited Use.  During the Term and thereafter, the Information Receiving Party shall maintain in confidence and not disclose any of the Information Disclosing Party’s Confidential Information, using the same degree of care, but no less than reasonable care, as it uses to protect its own Confidential Information of like nature.  The Information Receiving Party may use Confidential Information only for the purposes of fulfilling its obligations under this Agreement (the “Permitted Purpose”).  Notwithstanding the preceding provisions of this Section 9(b), (i) the Information Receiving Party may disclose Confidential Information to its Affiliates and its and their respective agents, employees or contractors who have a need to know such information for the Permitted Purpose and who are under an obligation to protect confidential information and (ii) the each Party may use Confidential Information in the conduct of its business after the termination of any Transition Service under this Agreement, as may be necessary or appropriate for such Party to perform such Transition Services directly; provided however, that the confidentiality and non-disclosure provisions of this Section 9(b) shall continue to apply to all such Confidential Information.  Each Information Receiving Party shall implement and exercise commercially reasonable precautions and measures to prevent disclosure or use of the Confidential Information by it or its duly authorized representatives, attorneys or accountants in violation of this Section 9.  Each Information Receiving Party shall be responsible for any breaches of this Section 9 by its representatives to whom it discloses Confidential Information.

c.               Ownership of Confidential Information.  All Confidential Information of an Information Disclosing Party that is provided to an Information Receiving Party shall remain the sole and exclusive property of the Information Disclosing Party and no license in, or other rights with respect to, such Confidential Information is or shall be deemed to have been granted by such provision of Confidential Information (but subject to the provisions of the last sentence of Section 9(b)).

d.              Required Disclosure.  Notwithstanding anything to the contrary in Section 9(b), the Information Receiving Party may disclose Confidential Information of the Information Disclosing Party if and to the extent required by any third party subpoena or judicial order or decree or by applicable law, regulation or stock exchange rule requiring disclosure of

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such Confidential Information, provided, however, that the Information Receiving Party provides advance notice of such requirement (other than disclosure required by the Securities and Exchange Commission or stock exchange rule) to the Information Disclosing Party so that the Information Disclosing Party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 9 and if, in the absence of a protective order or other remedy or the receipt of a waiver from the Information Disclosing Party, the Information Receiving Party is legally required to disclose any Confidential Information of the Information Disclosing Party, the Information Receiving Party: (i) reasonably cooperates with the Information Disclosing Party to obtain, at the Information Disclosing Party’s expense, an appropriate protective order or other reliable assurance that confidential treatment shall be accorded to such Confidential Information, and (ii) discloses only such Confidential Information as the Information Receiving Party is advised by legal counsel that such Information Receiving Party is legally required to disclose.

e.               Actions Upon Termination.  Upon termination of this Agreement, the Information Receiving Party shall, within five (5) days of receipt of written request from the Information Disclosing Party, either: (i) deliver to the Information Disclosing Party or its representative all materials containing Confidential Information of the Information Disclosing Party that were received by the Information Receiving Party from the Information Disclosing Party; or (ii) destroy all materials containing Confidential Information of the Information Disclosing Party that were received by the Information Receiving Party from the Information Disclosing Party and provide an officer’s certificate to the Information Disclosing Party certifying, under penalty of perjury, such destruction; provided, however, that (A) the Information Receiving Party may retain Confidential Information in accordance with (i) the Information Receiving Party’s document retention and disaster recovery policies and procedures and (ii) applicable legal, governmental or regulatory requirements, (B) the Information Receiving Party may retain one archival copy of such materials for use by the Information Receiving Party solely in connection with any disputes with the Information Disclosing Party concerning this Agreement, and (C) this obligation shall not apply to any Confidential Information referred to in the last sentence of Section 9(b); and provided, further that any Confidential Information that is retained shall remain subject to the confidentiality and non-use obligations (with respect to use, subject to the last sentence of Section 9(b)) set forth in this Agreement for as long as such Confidential Information is retained, notwithstanding the termination or expiration of this Agreement. The Information Receiving Party shall not to remove any proprietary rights legend from, and upon the Information Disclosing Party’s reasonable request shall add such legend to, materials disclosing or embodying Confidential Information.

f.                Injunctive Relief.  The Parties agree that money damages would not be an adequate remedy for any breach of this Section 9, and any breach of the terms of this Section 9 would result in irreparable injury and damage for which neither Party would have an adequate remedy at law.  Therefore, in the event of a breach or a threatened breach of this Section 9, each Party, in addition to any other rights and remedies existing in its favor at law or in equity, shall be entitled to specific performance or immediate injunctive or other equitable relief from a court in order to enforce, or prevent any violations of, the provisions of this Section 9 (without posting a bond or other security), without having to prove damages.  The terms of this Section 9 shall not

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prevent any Party from pursuing any other available remedies for any breach or threatened breach of this Agreement.

g.               Non-Exclusive Obligation.  The foregoing provisions of this Section 9 are in addition to, and in no way limit, any applicable rights or obligations of the Parties under any other agreements by or among them.

10.                         Status of Parties; Adherence to Computer and other Policies.

a.              Relationship of the Parties.  None of the provisions of this Agreement is intended to create nor will it be deemed or construed to create a partnership, employment, agency, franchise or joint venture or other relationship between the Parties other than that of independent entities contracting with each other under this Agreement solely for the purpose of effecting the provisions of this Agreement.  Neither Party will be construed to be the employer of the other.  Provider and its agents shall act under this Agreement solely as an independent contractor and not as an agent of Recipient.  Provider shall not incur any debts or make any commitments for Recipient, except to the extent, if at all, specifically provided herein.  Neither Provider nor any person working for or with Provider will be eligible for any employee benefits from Recipient (nor does Provider or any such person desire any such benefits) and any entitlement to such benefits is expressly waived.  Each Party shall be solely responsible for the management, direction and control of its employees.  Neither Party shall have any right, power or authority, express or implied, to enter into any agreements on behalf of the other Party, assume or create any obligations or responsibilities, or make any representation or warranty, express or implied, for or on behalf of the other Party, or bind the other Party in any way.

b.              Computer and other Policies.  Each Party gaining access to the other Party’s employees, facilities or information technology systems (an “Accessing Party”) shall cause all of its employees to adhere to all reasonable and law abiding policies of the other Party that are communicated to the Accessing Party pertaining to the other Party’s employees, facility and/or information technology systems.

11.       Modification of Procedures.

a.              Right to Modify Procedures.  Subject to the procedure set forth herein and to the extent applicable, Provider may make changes from time to time in its standards and procedures for performing the Transition Services, provided that the Transition Services provided with any such new standards or procedures will be of a level that is comparable, or exceeds, those previously provided and Provider provides written notice of such changes to Recipient.  Notwithstanding the foregoing sentence, unless required by law, Provider shall not implement any substantial changes affecting any Transition Services provided to Recipient unless Provider gives Recipient written notice thereof and thirty (30) days (i) to accept, and adapt its operations to accommodate, such changes or (ii) to reject the proposed changes and terminate the applicable Transition Services.

b.              Process for Modification.  During the Term, Recipient shall, within ten (10) Business Days after such plans are available, provide Provider with a plan identifying any changes in Recipient’s business that may affect the provision of the Transition Services in order

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for Provider to provide the Transition Services to Recipient; provided, however, that Provider shall not be required to alter the method in which it provides the Transition Services or increase the level of such Transition Service in any material manner except as expressly provided herein; and provided, further, that the failure of Recipient to provide such notice shall not alter or diminish Provider’s obligation to provide the Transition Services on the terms set forth herein.

12.       Representations and Warranties.  Each Party represents and warrants to the other Party that:

a.              Such Party possesses, and shall continue to possess, the skill, expertise, and knowledge to provide the Transition Services to be provided by it hereunder, and further represents that it holds, or shall obtain at its sole expense, all consents, licenses, permits, registrations or authorities necessary to perform the Transition Services to be performed by it hereunder.

b.              Such Party is a corporation, duly organized, validly existing, and in good standing under the laws of the state of its organization, and has all requisite power and authority to own and operate its properties and to carry on its business as now conducted in each jurisdiction where the failure to do so would have a material adverse effect on its business, properties, or ability to conduct the business currently conducted by it.

c.               (i) Such Party has the requisite power and authority to enter into this Agreement and to carry out its obligations hereunder, (ii) the execution and delivery of this Agreement and the consummation by such Party of the transactions contemplated hereby has been duly authorized by its board of directors, (iii) this Agreement has been duly executed and delivered by such Party, and (iv) this Agreement constitutes a valid and binding obligation against such Party, enforceable against such Party in accordance with its terms, except as the enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to the enforcement of creditors’ rights generally and by general principles of equity.

d.              No authorization, consent, or approval of, or filing with, any Governmental Entity is necessary on the part of such Party for the consummation by it of the transactions contemplated by this Agreement.

e.               No action by or against such Party is pending or, to the best of such Party’s knowledge, threatened which could affect the legality, validity or enforceability of this Agreement, or the consummation of the transactions contemplated hereby.

13.       Dispute Resolution.

a.              Specific Performance.    The Parties shall be entitled to seek specific performance without the necessity of proving the inadequacy of monetary damages as a remedy and to obtain injunctive relief against any such breaches or threatened breaches of the performance of Transition Services.

b.              Arbitration. The Parties agree that, with the exception of seeking specific performance in accordance with Section 13(a) and the recovery of unpaid fees as provided in

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Section 8(d), binding arbitration shall be the sole and exclusive remedy for resolution of disputes between the Parties.  Such dispute shall be submitted for arbitration in New York, New York, before a single arbitrator agreed upon by the Parties, or, if they are unable to agree, a single arbitrator appointed by American Arbitration Association (“AAA”).  Such arbitration shall be governed by the commercial rules of the AAA.  The arbitrator’s decision will be final and entered into any court of competent jurisdiction.  The prevailing party will be entitled to recover its attorneys’ fees and costs in connection with such arbitration.

14.       Indemnification; Limitation of Liability.

a.              Subject to Section 14(b), each Party shall be responsible for, and shall indemnify, defend and hold harmless the other Party, each of its Affiliates and each of its and their respective employees, officers, directors, managers, members, stockholders, agents and representatives from and against, any and all damages, fines, penalties, deficiencies, losses, liabilities (including settlements and judgments), demands, claims, actions or causes of action, assessments, taxes (including excise and penalty taxes), penalties and expenses (including, without limitation, interest, court costs, reasonable fees and expenses of attorneys, accountants and other experts and professionals or other reasonable fees and expenses of investigation, litigation or other proceedings) (collectively, “Losses”) incurred by such indemnified Person resulting from, arising out of or relating to any (i) breach of any of the representations and warranties of the indemnifying Party set forth in Section 12 or of any covenant or agreement of the indemnifying Party set forth in this Agreement; (ii) violation of applicable law or willful misconduct by, or grossly negligent act of, any such indemnifying Party, any of its Affiliates or any of its and their respective employees, officers, directors, managers, members, stockholders, agents or representatives in connection with performance, directly or indirectly, of such indemnifying Party of any Transition Services to be provided by such indemnifying Party under this Agreement; (iii) any material misrepresentation or omission made to a third party by such indemnifying Party, any of its Affiliates or any of its and their respective employees, officers, directors, managers, members, stockholders, agents or representatives regarding the Transition Services that was not authorized by the other Party in writing or (iv) use of any materials supplied by, or receipt of any services from, the indemnifying Party pursuant to this Agreement constituting or resulting in an infringement of any patent, copyright or trademark of any third party or resulting in any misappropriation of any trade secret of such third party.

b.              TO THE MAXIMUM EXTENT PERMISSIBLE UNDER APPLICABLE LAW, IN NO EVENT SHALL EITHER PARTY BE LIABLE IN CONTRACT, TORT, FOR BREACH OF WARRANTY, OR OTHERWISE, FOR ANY SPECIAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES ARISING FROM ANY ACT OR OMISSION OF SUCH PARTY, OR ITS AFFILIATES, OFFICERS, AGENTS AND EMPLOYEES, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES, EXCEPT TO THE EXTENT SUCH DAMAGES RESULT FROM THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF A PARTY OR ITS EMPLOYEES.   FOR THE AVOIDANCE OF DOUBT, THE LIMITATIONS OF THIS Section 14(b) SHALL NOT APPLY TO SUCH DAMAGES THAT A PARTY IS REQUIRED TO PAY TO A THIRD PARTY IN RESOLUTION OF ANY CLAIM BY SUCH THIRD PARTY AGAINST SUCH PARTY.

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c.               The indemnified Party agrees to promptly notify the indemnifying Party in writing of any written claims or demands against the indemnified Party for which the indemnified Party seeks indemnification from the indemnifying party under this Section 14 (provided, however, that any failure to give such notification on a timely basis shall not relieve the indemnifying Party of its obligation to indemnify the indemnified Party hereunder except to the extent that such failure to provide or delay in providing actually prejudices the ability of the indemnifying Party to defend against such matter) and the indemnifying Party will have the opportunity to direct the defense of any such claims that relate solely to monetary damages.  The indemnified Party will cooperate with the indemnifying Party in connection therewith; provided that the indemnified Party will be entitled to participate therein through counsel of its own choice and at its own expense.  The indemnifying Party shall not settle any such claim or action without the prior written consent of the indemnified Party (which consent will not be unreasonably withheld or delayed).  The indemnifying Party agrees to accept liability for the indemnified Party’s defense or settlement of any such claims or demands if the indemnifying Party either does not have the right to assume the defense of such claim or demand hereunder or, if it has such right, fails to timely assume the defense of such claim or demand after being notified of such claim or demand.

15.       Miscellaneous Provisions.

a.              Expenses.  Except as otherwise specifically provided for in this Agreement or any of the Transition Service Schedules, each Party shall bear all costs and expenses (including fees and disbursements of counsel, financial advisors and accountants and financing fees, if any) incurred by or on behalf of such Party in connection with this Agreement and the transactions contemplated hereby.

b.              Notices. All notices, requests, demands and other communications required or permitted to be given in this Agreement shall be provided pursuant to Section 10.2 of the Purchase Agreement.

c.               Assignment; Successors.  Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated (whether in whole or part, voluntarily or involuntarily, by operation of Law, merger, consolidation, dissolution or otherwise) by (i) MC without the prior written consent of CloudCo; or (ii) CloudCo, without the prior written consent of MC.  Notwithstanding the foregoing, each Party shall have the right without the consent of any other Party to assign its rights and delegate its obligations hereunder to any successor to all or substantially all of the business and assets of such Party; provided that the rights and obligations of the Parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties and that an assignment or delegation of this Agreement by a Party or of any of a Party’s obligations under this agreement shall not operate to release such Party from any of its obligations under this Agreement or from the specific obligation assigned or delegated by such Party.  Any purported assignment or delegation of this Agreement or any rights, interests or obligations hereunder in violation of this Section 15(c) shall be void and of no force or effect.  Subject to the foregoing, this Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

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d.              Amendment and Waiver.  This Agreement may not be amended except by an instrument in writing executed by each of the Parties, which states that it constitutes an amendment to this Agreement and specifies the provision(s) that are being amended.  Any provision of this Agreement may be waived at any time by (i) MC, by delivery to CloudCo of a written instrument executed by MC, which states that it constitutes a waiver of this Agreement and specifies the provision(s) that are being waived and (ii) CloudCo, by delivery by CloudCo to MC of a written instrument executed by CloudCo, which states that it constitutes a waiver of this Agreement and specifies the provision(s) that are being waived.  Any such waiver shall be effective only to the extent specifically set forth in such written instrument.  Neither the exercise (from time to time and at any time) by a Party of, nor the delay or failure (at any time or for any period of time) to exercise by a Party, any right, power or remedy shall constitute a waiver of the right to exercise, or impair, limit or restrict the exercise of, such right, power or remedy or any other right, power or remedy at any time and from time to time thereafter.  No waiver of any right, power or remedy of a Party shall be deemed to be a waiver of any other right, power or remedy of such Party or shall, except to the extent so waived, impair, limit or restrict the exercise of such right, power or remedy.

e.               Entire Agreement.  This Agreement, including the schedules hereto, along with the Purchase Agreement, constitute the entire agreement of the Parties, and supersedes all other prior or contemporaneous agreements, understandings and negotiations (whether written or oral), by or among the Parties with respect to the subject matter hereof.  The schedules specifically referred to herein are an integral part of this Agreement.

f.                Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall hereafter be held to be invalid, unenforceable or illegal, in whole or in part, in any jurisdiction under any circumstances for any reason (i) such provision shall be reformed to the minimum extent necessary to cause such provision to be valid, enforceable and legal while preserving the intent of the Parties as expressed in, and the benefits to such Parties provided by, such provision or (ii) if such provision cannot be so reformed, such provision shall be severed from this Agreement and an equitable adjustment shall be made to this Agreement (including addition of necessary further provisions to this Agreement) so as to give effect to the intent as so expressed and the benefits so provided to the maximum extent permitted by applicable Law.  Such holding shall not affect or impair the validity, enforceability or legality of such provision in any other jurisdiction or under any other circumstances.  Neither such holding nor such reformation or severance shall affect or impair the legality, validity or enforceability of any other provision of this Agreement.

g.               Headings. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

h.              Counterparts.  This Agreement may be executed in one or more counterparts, all of which (when executed and delivered) shall be considered one and the same Agreement and shall become effective when one or more counterpart signature pages have been signed by each Party and delivered by each Party to the other Parties, it being understood that the Parties need not sign the same counterpart.  Counterparts may be delivered by facsimile or other electronic

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transmission method (including pdf), and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

i.                  Governing Law.  THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, ALL RELATIONSHIPS BETWEEN THE PARTIES HEREUNDER AND ALL DISPUTES AND PROCEEDINGS (IN CONTRACT, IN TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE FOREGOING SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, AND ENFORCED IN ACCORDANCE WITH, THE DOMESTIC LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

j.                 Remedies.  Each of the Parties shall have and retain all rights and remedies, at law or in equity, including rights to specific performance and injunctive or other equitable relief, arising out of or relating to a breach or threatened breach of this Agreement.  Without limiting the generality of the foregoing, each of the Parties acknowledges that money damages would not be a sufficient remedy for any breach or threatened breach of this Agreement and that the non-breaching Parties would be damaged irreparably and would have no adequate remedy of law if any provision of this Agreement is not performed in accordance with its specific terms or otherwise is breached.  Accordingly, each Party agrees that the other Parties shall be entitled to a decree of specific performance to enforce the rights and obligations of the Parties from any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith, without the necessity of posting a bond or other security or proving actual damages and without regard to the adequacy of any remedy at law.

k.              Third Party Beneficiaries.  No Person other than MP or CloudCo has, is intended to have, or shall have any rights, remedies, obligations or benefits under any provision of this Agreement, other than any permitted successors and assigns of the Parties under Section 15(c) (who are intended third party beneficiaries of this Agreement).

l.                  Interpretation.  All references in this Agreement to schedules, sections, subsections and other subdivisions refer to the corresponding schedules, sections, subsections and other subdivisions of or to this Agreement unless expressly provided otherwise.  Schedules to this Agreement are attached hereto and by this reference incorporated herein for all purposes.  Any capitalized term used but not defined in an annex or schedule to this Agreement have the meaning set forth in this Agreement.  The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof,” and words of similar import, refer to this Agreement as a whole and not to any particular article, section, subsection or other subdivision hereof unless expressly so limited herein.  The words “either,” “or,” “neither,” “nor,” and “any” are not exclusive, and the word “or” is deemed to have the meaning “and/or”.  The word “including” (in its various forms) means including without limitation.   All references to “$” and dollars shall be deemed to refer to United States currency unless otherwise specifically provided.  Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.  References in this

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Agreement to a Person shall include the successors and assigns thereof.  All references to materials in this Agreement, including any report, record, file or other document, shall, in each case, include any form or medium of such materials (including electronic form).

m.          Construction.  The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party based on any claim that such Party or counsel to such Party drafted this Agreement or any provision hereof.

n.              Force Majeure.  Any delay in or failure of performance by a Party, other than payment of money, shall not constitute default hereunder if, and solely to the extent, such delay or failure of performance is caused by occurrences or circumstances beyond the reasonable control of such Party, including: “acts of God”, acts of a public enemy, acts of terrorism, acts of a nation or any state, territory, province or other political division thereof, fires, floods, riots, quarantine restrictions or any other causes, whether or not of the same class or kind as those specifically named above, in each case which are not within the reasonably control of such Party and which in the exercise of reasonable diligence, such Party would be unable to prevent (each, a “Force Majeure Event”).  The Party whose performance is affected by a Force Majeure Event shall: (i) provide prompt (under the circumstances) notice to the other Party of the occurrence of such Force Majeure Event, including its good faith estimate of the time required to rectify such Force Majeure Event and (ii) use commercially reasonable efforts to minimize the effect of such Force Majeure Event upon performance of its obligations under this Agreement, and upon the receipt of such notice, the Parties shall promptly confer, in good faith, to agree upon equitable, reasonable action to minimize the impact, on both Parties, of such conditions.

o.              Conflicts in Provisions. If there is any conflict or inconsistency between the terms and conditions set forth in the main body of this Agreement and the Transition Service Schedules, the provisions of the main body of this Agreement shall control. If there is any conflict or inconsistency between the terms and conditions of this Agreement and the Purchase Agreement, the provisions of this Agreement shall control solely with respect to the rights and obligations of the parties regarding the Transition Services.

[signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Transition Services Agreement as of the date first written above.

MEGAPATH CLOUD COMPANY, LLC

By:

Name:

Title:

MEGAPATH CORPORATION

By:

Name:

Title:

[signature page to Transition Services Agreement]

Exhibit C

FORM OF CONTRIBUTION AGREEMENT

This CONTRIBUTION AGREEMENT (this “Agreement”) is entered into as of                          , 2015(1), by and among MegaPath Group, Inc., a Delaware corporation (“MGI”), MegaPath Corporation, a Virginia corporation and a wholly owned subsidiary of MGI (“MC” and, together with MGI, “Transferors”), and MegaPath Cloud Company, LLC, a Delaware limited liability company and a wholly owned subsidiary of MC (“Transferee”).  (Transferors and Transferee are sometimes referred to herein collectively as the “Parties” and individually as a “Party”.)

R E C I T A L S

A.            Transferors currently conduct two lines of business: (i) a managed services business (the “Managed Services Business”) and (ii) a cloud and hosted services business (the “Cloud & Hosted Services Business).

B.            Transferors have entered into a Stock Purchase Agreement, dated as of February     , 2015 (the “Purchase Agreement”) with Global Telecom & Technology Americas, Inc., a Virginia corporation (“Purchaser”), and GTT Communications, Inc., a Delaware corporation, pursuant to which Purchaser will acquire the Managed Services Business by means of the acquisition of all of the outstanding shares of MC from MGI (the “Stock Purchase”).

C.            To facilitate the transactions contemplated by the Purchase Agreement, Transferors desire to contribute to Transferee the Contributed Assets (as defined below) in exchange for the assumption by Transferee of the Assumed Liabilities (as defined below) on the terms and conditions set forth in this Agreement, with the understanding that MC will distribute its ownership interest in Transferee to MGI prior to the consummation of the Stock Purchase.

A G R E E M E N T

In consideration of the foregoing recitals and the respective covenants, agreements, representations and warranties contained herein, the Parties, intending to be legally bound, agree as follows:

ARTICLE 1

CONTRIBUTION

1.1          Contributed Assets.  Upon the terms and subject to the conditions of this Agreement, Transferors hereby contribute, transfer and assign to Transferee, effective as of 11:59 p.m. on the date of this Agreement (the “Effective Time”), and Transferee hereby accepts and acquires from Transferors as of the Effective Time, all of the following assets and rights of Transferors (collectively, the “Contributed Assets”):

(1)  The date of this Agreement will be one day prior to the Closing Date (as defined in the Purchase Agreement).

[To come](2)

All assets and rights of Transferors not included in the Contributed Assets are being retained by Transferors.

1.2          Employees.  Prior to the date hereof, Transferors and Transferee have taken all necessary steps to transfer the employment of each of the current employees of MC identified on Schedule 1.3 (the “Transferred Employees”) from MC to Transferee or to the parent of MGI effective as of the open of business on the day following the Effective Date.

1.3          Assumption of Liabilities.  Upon the terms and subject to the conditions of this Agreement, Transferors hereby assign and transfer to Transferee as of the Effective Time, and Transferee hereby accepts and assumes as of the Effective Time (and, as between Transferee and Transferors, Transferee agrees to pay, perform, discharge and satisfy), all of the following liabilities and obligations of Transferors (collectively, the “Assumed Liabilities”):

[To come](3)

All liabilities and obligations of Transferors not included in the Assumed Liabilities are being retained by Transferors.

1.4          No Representations.  Transferee hereby acknowledges and agrees that neither Transferor makes any representation or warranty whatsoever, express or implied, with respect to any matter relating to this Agreement, the Contributed Assets or the Assumed Liabilities.  Without limiting the foregoing, each Transferor hereby disclaims any warranty (express or implied) of merchantability or fitness for any particular purpose as to any portion of the Contributed Assets.  Accordingly, Transferee accepts the Contributed Assets and the Assumed Liabilities “AS IS,” “WHERE IS,” and “WITH ALL FAULTS.”

ARTICLE 2

SUPPORT OF TRANSFER

2.1          Non-Assignable Assets.  Notwithstanding anything to the contrary in this Agreement, if any contract intended to be included in the assets to be contributed to Transferee under this Agreement is not assignable without the consent, approval or waiver by a third party, either as a result of the provisions thereof or applicable law, and such consent, approval or waiver has not been obtained on or prior to the Effective Time (each, a “Non-Assignable Contract”), this Agreement and any related instruments of transfer shall not constitute an assignment or transfer of such Non-Assignable Contract (and such Non-Assignable Contract shall not be included in the Contributed Assets and the obligations under such Non-Assignable Contract shall not be Assumed Liabilities) unless and until the such required consent, approval or waiver is received; provided, however, that Transferee shall and, to the extent requested by Transferee, the applicable Transferor will use its commercially reasonable efforts (at Transferee’s expense) for a period of at least six (6) months following the Effective Date to

(2)   To be completed prior to the Allocation Date (as such term is defined in the Purchase Agreement) as contemplated by Section 5.13 of the Purchase Agreement.

(3)   To be completed prior to the Allocation Date (as such term is defined in the Purchase Agreement) as contemplated by Section 5.13 of the Purchase Agreement.

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obtain all such consents, approvals or waivers and Transferee will cooperate with such efforts.  Pending the receipt of any required consent, approval or waivers, such Non-Assignable Contracts shall be treated as a Shared Contract under Section 5.14 of the Purchase Agreement.

2.2          Updating of Schedules.

(a)           No later than 120 days after the Effective Time, MC shall deliver to Transferee (i) one or more new schedules under Section 1.1 updating the information thereon to accurately reflect the assets actually transferred by Transferors to Transferee at the Effective Time.

(b)           The new schedules described in Section 2.3(a) shall be final and binding on the Parties unless Transferee delivers to MC a written notice of disagreement with such schedules within 60 days following the receipt thereof.  Such written notice shall describe the nature of any such disagreement in reasonable detail, identifying the specific items (whether included in, or omitted from, such schedules) as to which Transferee disagrees and shall be accompanied by reasonable supporting documentation.  During such 60 day period, each of the Parties shall provide each of the other Parties and their respective advisors with on-site access during regular business hours and upon reasonable notice to all relevant books and records and employees of such Party to the extent necessary to review the matters and information used to prepare such schedules, all in a manner not unreasonably interfering with the business of such Party.  If Transferee delivers a notice of disagreement in a timely manner, then Transferee and MC shall attempt to resolve all such matters identified in such notice.  If Transferee and MC are unable to resolve all such disagreements within 30 days after the receipt by MC of the notice of disagreement (or such longer period as may be agreed by the Parties), then either MC or Transferee may submit the remaining disputed matters to the Delaware Courts for resolution.

2.3          Further Assurances.  Each Party will execute, acknowledge and deliver such documents and instruments reasonably requested by any other Party, and will take any other action consistent with the terms of this Agreement that may reasonably be requested by any other Party, in each case at the expense of the requesting Party, for the purpose of giving effect to the transactions contemplated by this Agreement.  Without limiting the generality of the foregoing, upon the request of Transferee at any time, Transferors shall execute a separate assignment agreement evidencing the assignment of any intellectual property assets for recording in the United States Patent and Trademark office or with any other governmental entity.

ARTICLE 3

INDEMNIFICATION

3.1          Indemnification.  Each Party shall indemnify, defend and hold harmless each other Party from and against, and pay on behalf of and reimburse each other Party in respect of, any and all Losses (as such term is defined in the Purchase Agreement) incurred, suffered, sustained or required to be paid, directly or indirectly, by such other Party arising out of, resulting from or relating to any breach of or inaccuracy in any representation or warranty made by the indemnifying Party in this Agreement or any non-fulfillment or breach of any covenant or agreement made by or to be performed by such indemnifying Party set forth in this Agreement.

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ARTICLE 4

GENERAL PROVISIONS

4.1          Expenses.  Except as otherwise specifically provided for in this Agreement or the Purchase Agreement, each Party shall bear all costs and expenses incurred by or on behalf of such Party in connection with this Agreement and the transactions contemplated hereby.

4.2          Notices.  All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed using certified or registered United States mail with postage prepaid or (c) sent by next-day or overnight mail or delivery using a nationally recognized overnight courier service, as follows:

If to MGI or Transferee:

MegaPath Group, Inc.

6800 Koll Center Parkway, Suite 200

Pleasington, CA  94566

Attention: Steven B. Chisholm

with a copy (which shall not constitute notice, request, demand, waiver or other communication to MGI or Transferee) to:

Morgan, Lewis & Bockius LLP

600 Anton Blvd., Suite 1800

Costa Mesa, CA  92626

Attention:  Timothy Rupp

If to MC:

c/o GTT Communications, Inc.

7900 Tysons One Place

Suite 1450

McLean, VA 22102

Attention:  Chris McKee

With a copy (which shall not constitute notice, request, demand, waiver or other communication to MC) to:

Goodwin Procter, LLP

901 New York Avenue, NW

Washington, DC 20001

Attention: Jay Schifferli

A Party may designate a new address to which notices, requests, demands, waivers and other communications shall thereafter be transmitted by providing written notice to that effect to the other Parties.  Each notice, request, demand, waiver or other communication transmitted in the manner described in this Section 4.2 shall be deemed to have been provided, received and become effective for all purposes hereunder (i) when delivered personally to the recipient, if delivered personally, (ii) three (3) business days after being mailed by certified or registered

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United States mail, postage prepaid, (iii) one (1) business day after being sent by next day or overnight mail or delivery using a nationally recognized overnight courier service, or (iv) when presented for delivery to the addressee as so addressed during normal business hours, if such delivery shall have been rejected, denied or refused for any reason.

4.3          Assignment; Successors.  Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated (whether in whole or part, voluntarily or involuntarily, by operation of law, merger, consolidation, dissolution or otherwise) by (a) MC without the prior written consent of Transferee; or (b) Transferee or MGI, without the prior written consent of MC.  Notwithstanding the foregoing, each of the Parties shall have the right without the consent of any other Party to assign its rights and delegate its obligations hereunder to any successor to all or substantially all of the business and assets of such Party.  Any purported assignment or delegation of this Agreement or any rights, interests or obligations hereunder in violation of this Section 4.3 shall be void and of no force or effect.  Subject to the foregoing, this Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

4.4          Amendment and Waiver.  This Agreement may not be amended except by an instrument in writing executed by MC and Transferee, which states that it constitutes an amendment to this Agreement and specifies the provision(s) that are being amended.  Any provision of this Agreement may be waived at any time by (a) MC, by delivery to Transferee of a written instrument executed by MC, which states that it constitutes a waiver of this Agreement and specifies the provision(s) that are being waived and (b) MGI or Transferee, by delivery by MGI or Transferee, as the case may be, to MC of a written instrument executed by MGI or Transferee, as the case may be which states that it constitutes a waiver of this Agreement and specifies the provision(s) that are being waived.  Any such waiver shall be effective only to the extent specifically set forth in such written instrument.  Neither the exercise (from time to time and at any time) by a Party of, nor the delay or failure (at any time or for any period of time) to exercise by a Party, any right, power or remedy shall constitute a waiver of the right to exercise, or impair, limit or restrict the exercise of, such right, power or remedy or any other right, power or remedy at any time and from time to time thereafter.  No waiver of any right, power or remedy of a Party shall be deemed to be a waiver of any other right, power or remedy of such Party or shall, except to the extent so waived, impair, limit or restrict the exercise of such right, power or remedy.

4.5          Entire Agreement.  This Agreement, the schedules hereto and the other agreements referred to herein constitute the entire agreement of the Parties with respect to the subject matter hereof, and supersede all other prior or contemporaneous agreements (whether written or oral) by or among the Parties with respect to the subject matter hereof.  The schedules specifically referred to herein, and delivered pursuant hereto, are an integral part of this Agreement.

4.6          Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall hereafter be held to be invalid, unenforceable or illegal, in whole or in part, in any jurisdiction under any circumstances for any reason (a) such provision shall be reformed to the minimum extent necessary to cause such provision to be valid, enforceable and

5

legal while preserving the intent of the Parties as expressed in, and the benefits to the Parties provided by, such provision or (b) if such provision cannot be so reformed, such provision shall be severed from this Agreement and an equitable adjustment shall be made to this Agreement (including addition of necessary further provisions to this Agreement) so as to give effect to the intent as so expressed and the benefits so provided to the maximum extent permitted by applicable law.  Such holding shall not affect or impair the validity, enforceability or legality of such provision in any other jurisdiction or under any other circumstances.  Neither such holding nor such reformation or severance shall affect or impair the legality, validity or enforceability of any other provision of this Agreement.

4.7          Headings.  The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

4.8          Counterparts.  This Agreement may be executed in one or more counterparts, all of which (when executed and delivered) shall be considered one and the same Agreement and shall become effective when one or more counterpart signature pages have been signed by each Party and delivered by each Party to the other Parties, it being understood that the Parties need not sign the same counterpart.  Counterparts may be delivered by facsimile or other electronic transmission method (including pdf), and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

4.9          Governing Law.  THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, ALL RELATIONSHIPS BETWEEN THE PARTIES HEREUNDER AND ALL DISPUTES AND PROCEEDINGS (IN CONTRACT, IN TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE FOREGOING SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, AND ENFORCED IN ACCORDANCE WITH, THE DOMESTIC LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

4.10        Consent to Jurisdiction; Waiver of Jury Trial.

(a)           EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL PROCEEDINGS (IN CONTRACT, IN TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, ANY RELATIONSHIPS BETWEEN THE PARTIES HEREUNDER AND ANY DISPUTES WITH RESPECT TO ANY OF THE FOREGOING SHALL BE COMMENCED AND PROSECUTED EXCLUSIVELY IN THE FEDERAL AND STATE COURTS OF THE STATE OF DELAWARE AND ANY APPELLATE COURT THEREFROM (COLLECTIVELY, THE “DELAWARE COURTS”).  EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS AND SUBMITS, FOR ITSELF AND ITS ASSETS, TO THE EXCLUSIVE JURISDICTION OF ANY OF THE DELAWARE COURTS IN RESPECT OF ANY SUCH PROCEEDING.  EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 4.2.  NOTHING

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IN THIS AGREEMENT SHALL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(b)           EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, ANY RELATIONSHIPS BETWEEN THE PARTIES HEREUNDER AND ANY DISPUTES WITH RESPECT TO ANY OF THE FOREGOING IN ANY OF THE DELAWARE COURTS.  EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH PROCEEDING IN ANY OF THE DELAWARE COURTS.  EACH OF THE PARTIES AGREES THAT A FINAL JUDGMENT IN ANY SUCH PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(c)           EACH PARTY AGREES THAT ANY PROCEEDING (IN CONTRACT, IN TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, ANY RELATIONSHIPS BETWEEN THE PARTIES HEREUNDER AND ANY DISPUTES WITH RESPECT TO ANY OF THE FOREGOING WILL INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUCH PROCEEDING.

(d)           EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY PROCEEDING ARISING UNDER OR RELATING TO THIS AGREEMENT, SEEK TO ENFORCE THE FOREGOING WAIVERS, (ii) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (iii) SUCH PARTY MAKES SUCH WAIVERS VOLUNTARILY, AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATION IN THIS SECTION 4.10.

4.11        Remedies.  Each of the Parties shall have and retain all rights and remedies, at law or in equity, including rights to specific performance and injunctive or other equitable relief, arising out of or relating to a breach or threatened breach of this Agreement.  Without limiting the generality of the foregoing, each of the Parties acknowledges that money damages would not be a sufficient remedy for any breach or threatened breach of this Agreement and that the non-breaching Parties would be damaged irreparably and would have no adequate remedy of law if any provision of this Agreement is not performed in accordance with its specific terms or otherwise is breached.  Accordingly, each Party agrees that the other Parties shall be entitled to a decree of specific performance to enforce the rights and obligations of the Parties from any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in

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connection therewith, without the necessity of posting a bond or other security or proving actual damages and without regard to the adequacy of any remedy at law.

4.12        Third Party Beneficiaries.  No person or entity is intended to have, or shall have any rights, remedies, obligations or benefits under any provision of this Agreement, other than any permitted successors and assigns of the Parties under Section 4.3 (who are intended third party beneficiaries of this Agreement).

4.13        Interpretation.  All references in this Agreement to schedules and sections refer to the corresponding schedules and sections of or to this Agreement unless expressly provided otherwise.  The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof,” and words of similar import, refer to this Agreement as a whole and not to any particular article, section, subsection or other subdivision hereof unless expressly so limited herein.  The words “either,” “or,” “neither,” “nor,” and “any” are not exclusive, and the word “or” is deemed to have the meaning “and/or”.  The word “including” (in its various forms) means including without limitation.   Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

4.14        Construction.  The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party based on any claim that such Party or counsel to such Party drafted this Agreement or any provision hereof.

 [signature page follows]

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IN WITNESS WHEREOF, each of the Parties has executed this Contribution Agreement as of the date first set forth above.

“TRANSFERORS”	“TRANSFEREE”

MEGAPATH GROUP, INC.	MEGAPATH CLOUD COMPANY, LLC

	By:	MegaPath Corporation
	Its:	Sole Managing Member

By:	By:
Name:	Name:
Title:	Title:

MEGAPATH CORPORATION

By:
Name:
Title:

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Exhibit D

Summary Terms for Commercial Agreements

Purchaser Purchasing and Support Agreement to CloudCo

•                  CloudCo will enter into a purchasing agreement with Purchaser with a five year term covering product, pricing and all other terms

•                  The purchasing agreement will be based on the form of the current MegaPath Corporation (“MP”) wholesale agreement

•                  For the term of the contract and any extensions thereof, CloudCo will receive most favored nation pricing and terms

•                  All products and services necessary to support the existing off net CloudCo base will be supplied with all of the existing features and functionality on a pass through basis with only a small mark up for administrative costs

•                  All MP managed services and ESA access products (the “MP Products”) will be available to CloudCo for future or incremental purchase (post-closing) at most favored nation wholesale pricing with price and terms to be agreed upon;

•                  All Purchaser products, including wireline, cable and wireless access along with managed router network services (the “GTT Products”) will be made available to CloudCo at most favored nation wholesale pricing with price and terms to be agreed upon

•                  The price lists and terms for both the MP Products and the GTT Products will be adjusted from time to time to reflect most favored nation pricing for new orders;

•                  Professional services (i.e. consulting work relating to engineering, systems, IT, etc.) will be made available between the parties from time to time as may be agreed upon and at a price to be agreed upon but not to exceed fully loaded labor costs plus 15%

•                  Inventory procurement and supply chain management services (consistent with those being provided by MP at the time of closing), for the purchase, configuration and shipping of CPE, will be provided to CloudCo from time to time as may be agreed upon, at wholesale prices not to exceed cost plus 15%

•                  Product descriptions and SLA’s will be consistent with those currently in place

The most favored nation pricing and terms will be for customers similarly situated; the availability of services will be subject to limitations under third party provider agreements; and this agreement will contain other terms and condition and representations, warranties, covenants and agreements customary for agreements of this nature.

CloudCo Purchasing and Support Agreement to Purchaser

•                  Purchaser will enter into a purchasing agreement with CloudCo with a five year term covering products and services (the “CloudCo Products”),  pricing and all other terms;

•                  If CloudCo acquires Purchaser’s VoIP business, CloudCo will become the preferred provider to Purchaser of VoIP, and other cloud services not offered by Purchaser;

•                  For the term of the contract and any extensions thereof, Purchaser will receive most favored nation pricing and terms;

•                  All products and services necessary to support the existing MP base will be supplied with all of the existing features and functionality on a pass through basis with only a small mark up for administrative costs;

•                  The price list and terms for the CloudCo Products will be adjusted from time to time to reflect most favored nation pricing for new orders;

•                  Professional services (i.e. consulting work relating to engineering, systems, IT, etc.) will be made available between the parties from time to time as may be agreed upon and at a price to be agreed upon but not to exceed fully loaded labor costs plus 15%;

•                  Product descriptions and SLA’s will be consistent with those currently in place

The most favored nation pricing and terms will be for customers similarly situated; the availability of services will be subject to limitations under third party provider agreements; and this agreement will contain other terms and condition and representations, warranties, covenants and agreements customary for agreements of this nature.

Exhibit E

FORM OF RELEASE AGREEMENT

This RELEASE AGREEMENT (this “Release”), dated as of [            ], 2015, is entered into by and between MegaPath Corporation, a Virginia corporation (the “Company”), and MegaPath Group, Inc., a Delaware corporation (“Releasor”).

W I T N E S S E T H

WHEREAS, this Release is being entered into in connection with, and is conditioned upon, the closing of the transactions contemplated by, that certain Stock Purchase Agreement (the “Purchase Agreement”), dated as of February [_], 2015, by and among GTT Communications, Inc., a Delaware corporation, Global Telecom & Technology Americas, Inc., a Virginia corporation (“Purchaser”), the Company and Releasor, pursuant to which, among other things, Purchaser will acquire all of the issued and outstanding capital stock of the Company from Releasor as set forth in the Purchase Agreement;

WHEREAS, Purchaser’s obligation to consummate the transactions contemplated by the Purchase Agreement is contingent upon the execution and delivery of this Release by Releasor; and

WHEREAS, in consideration of the benefits to Releasor of the consummation of the transactions contemplated by the Purchase Agreement, Releasor desires to execute and deliver this Release.

NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1.             Release.

(a)           Release.  Releasor, for Releasor and its predecessors, successors and assigns and for any and all other Persons now or hereafter asserting any Released Claim (as defined below) on behalf of Releasor (each, a “Releasor Person”), hereby unconditionally, fully, finally and irrevocably waives, releases, acquits and forever discharges the Company and each of the Company’s officers, directors and employees, and their respective successors and assigns (collectively, the “Released Parties” and, individually, a “Released Party”) from any and all claims, other than the Retained Claims (as defined in Section 1(c), which Releasor or any Releasor Person has had, now has or may in the future have against any Released Party of any kind or nature whatsoever (i) existing on or before the date of this Release or (ii) existing after the date of this Release and arising out of, resulting from or relating to any action, omission, event or circumstance existing on or before the date of this Release, in each case whether absolute or contingent, liquidated or unliquidated, known or unknown, matured or unmatured and whether arising under any Contract or otherwise (collectively, but excluding the Retained Claims, the “Released Claims”).

(b)           Waiver of Claims.  Releasor agrees that (i) Releasor shall not bring any Proceeding or make any claim on its own behalf or on behalf of any Releasor Person against any

Released Party with respect to any Released Claim and (ii) Releasor shall not have any claim (including any right to contribution or indemnity from any Released Party) with respect to any amounts paid by Releasor with respect to any Released Claim pursuant to the Purchase Agreement or otherwise, without regard to whether the action or inaction prior to Closing of the Company caused such amounts to become payable.  Without limiting the generality of the foregoing, Releasor acknowledges and agrees that in no event shall a Released Party have any Liability to Releasor whatsoever with respect to any breaches or inaccuracies in the representations and warranties of or regarding Releasor or the Company set forth in the Purchase Agreement, any breaches or non-fulfillment of the pre-Closing agreements and covenants of the Company set forth in the Purchase Agreement, any breaches or non-fulfillment of the agreement and covenants of Releasor set forth in the Purchase Agreement or any matter for which Releasor is obligated to provide indemnification to a Purchaser Indemnified Party pursuant to Article VIII of the Purchase Agreement.

(c)           Retained Claims.  The covenants, agreements, releases and waivers provided in Section 1(a) and Section 1(b) shall not apply to (i) any rights of Releasor or any Releasor Person under the Purchase Agreement, the Transition Services Agreement, the Subscription Agreement or the Contribution Agreement or (ii) any Retained Liability, as such term is defined in the Contribution Agreement (collectively, the “Retained Claims”).

(d)           Certain Definitions.  Any capitalized terms used but not defined in this Release have the respective meanings set forth in the Purchase Agreement.

2.             Release to Stay in Effect.  Releasor, on behalf of Releasor and all Releasor Persons, agrees and acknowledges that Releasor may hereafter discover facts different from or in addition to those now known or believed to be true regarding the Released Claims and agrees that this Release shall remain in full force and effect, notwithstanding the existence or nature of any such different or additional facts.

3.             Representations, Acknowledgements and Covenants of Releasor.  Releasor hereby represents and warrants that (a) there has been no assignment or other transfer by or on behalf of Releasor of any interest in any Released Claim, (b) subject to the exclusions identified above, fully intends to release all Released Claims against the Released Parties including, without limitation, unknown and contingent Released Claims, (c) has had the opportunity to consult with counsel with respect to the execution and delivery of this Release and has been fully apprised of the consequences hereof and (d) has read and understands the terms and conditions of this Release and has voluntarily agreed to such terms and conditions without coercion or undue persuasion by the Company, the Parent or their respective Affiliates.

4.             Miscellaneous.

(a)           Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Release shall be in writing and shall be deemed to have been duly given if (i) delivered personally, (ii) mailed using certified or registered United States mail with postage prepaid or (iii) sent by next-day or overnight mail or delivery using a nationally recognized overnight courier service, as follows:

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If to the Company:

c/o GTT Communications, Inc.

7900 Tysons One Place

Suite 1450

McLean, VA 22102

Attention:  Chris McKee

With a copy (which shall not constitute notice, request, demand, waiver or other communication to the Company) to:

Goodwin Procter, LLP
901 New York Avenue, NW

Washington, DC 20001

Attention: Jay Schifferli

If to Releasor:

MegaPath Group, Inc.

6800 Koll Center Parkway, Suite 200

Pleasington, CA  94566

Attention:  Steven B. Chisholm

with a copy (which shall not constitute notice, request, demand, waiver or other communication to Releasor) to:

Morgan, Lewis & Bockius LLP

600 Anton Blvd., Suite 1800

Costa Mesa, CA  92626

Attention:  Timothy Rupp

A party may designate a new address to which notices, requests, demands, waivers and other communications shall thereafter be transmitted by providing written notice to that effect to the other party.  Each notice, request, demand, waiver or other communication transmitted in the manner described in this Section 4(a) shall be deemed to have been provided, received and become effective for all purposes hereunder (A) when delivered personally to the recipient, if delivered personally, (B) three (3) business days after being mailed by certified or registered United States mail, postage prepaid, (C) one (1) business day after being sent by next day or overnight mail or delivery using a nationally recognized overnight courier service, or (D) when presented for delivery to the addressee as so addressed during normal business hours, if such delivery shall have been rejected, denied or refused for any reason.

(b)           Assignment; Successors.  Neither this Release nor any of the rights, interests or obligations hereunder may be assigned or delegated (whether in whole or part, voluntarily or involuntarily, by operation of law, merger, consolidation, dissolution or otherwise) by any party without the prior written consent of the other parties.  Any purported assignment or delegation of this Release or any rights, interests or obligations hereunder in violation of this Section 4(b) shall be void and of no force or effect.  Subject to the foregoing, this Release and all

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of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

(c)           Amendment and Waiver.  This Release may not be amended except by an instrument in writing executed by each party, which states that it constitutes an amendment to this Release and specifies the provision(s) that are being amended.  Any provision of this Release may be waived at any time by delivery by the waiving party to the other parties of a written instrument executed by such waiving party, which states that it constitutes a waiver of this Release and specifies the provision(s) that are being waived.  Any such waiver shall be effective only to the extent specifically set forth in such written instrument.  Neither the exercise (from time to time and at any time) by a party of, nor the delay or failure (at any time or for any period of time) to exercise by a party, any right, power or remedy shall constitute a waiver of the right to exercise, or impair, limit or restrict the exercise of, such right, power or remedy or any other right, power or remedy at any time and from time to time thereafter.  No waiver of any right, power or remedy of a party shall be deemed to be a waiver of any other right, power or remedy of such party or shall, except to the extent so waived, impair, limit or restrict the exercise of such right, power or remedy.

(d)           Entire Agreement.  This Release, the Purchase Agreement and the other agreements referred to herein and therein constitute the entire agreement of the parties with respect to the subject matter hereof, and supersede all other prior or contemporaneous agreements (whether written or oral) by or among the parties with respect to the subject matter hereof.

(e)           Severability.  Whenever possible, each provision of this Release shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Release shall hereafter be held to be invalid, unenforceable or illegal, in whole or in part, in any jurisdiction under any circumstances for any reason (i) such provision shall be reformed to the minimum extent necessary to cause such provision to be valid, enforceable and legal while preserving the intent of the parties as expressed in, and the benefits to the parties provided by, such provision or (ii) if such provision cannot be so reformed, such provision shall be severed from this Release and an equitable adjustment shall be made to this Release (including addition of necessary further provisions to this Release) so as to give effect to the intent as so expressed and the benefits so provided to the maximum extent permitted by applicable law.  Such holding shall not affect or impair the validity, enforceability or legality of such provision in any other jurisdiction or under any other circumstances.  Neither such holding nor such reformation or severance shall affect or impair the legality, validity or enforceability of any other provision of this Release.

(f)            Headings.  The headings contained in this Release are for purposes of convenience only and shall not affect the meaning or interpretation of this Release.

(g)           Counterparts.  This Release may be executed in one or more counterparts, all of which (when executed and delivered) shall be considered one and the same agreement and shall become effective when one or more counterpart signature pages have been signed by each party and delivered by each party to the other party, it being understood that the parties need not sign the same counterpart.  Counterparts may be delivered by facsimile or other electronic

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transmission method (including pdf), and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(h)           Governing Law.  THIS RELEASE, THE TRANSACTIONS CONTEMPLATED HEREBY, ALL RELATIONSHIPS BETWEEN THE PARTIES HEREUNDER AND ALL DISPUTES AND PROCEEDINGS (IN CONTRACT, IN TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE FOREGOING SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, AND ENFORCED IN ACCORDANCE WITH, THE DOMESTIC LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

(i)            Consent to Jurisdiction; Waiver of Jury Trial.

(A)          EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL PROCEEDINGS (IN CONTRACT, IN TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS RELEASE, THE TRANSACTIONS CONTEMPLATED HEREBY, ANY RELATIONSHIPS BETWEEN THE PARTIES HEREUNDER AND ANY DISPUTES WITH RESPECT TO ANY OF THE FOREGOING SHALL BE COMMENCED AND PROSECUTED EXCLUSIVELY IN THE FEDERAL AND STATE COURTS OF THE STATE OF DELAWARE AND ANY APPELLATE COURT THEREFROM (COLLECTIVELY, THE “DELAWARE COURTS”).  EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS AND SUBMITS, FOR ITSELF AND ITS ASSETS, TO THE EXCLUSIVE JURISDICTION OF ANY OF THE DELAWARE COURTS IN RESPECT OF ANY SUCH PROCEEDING.  EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 4(a).  NOTHING IN THIS RELEASE SHALL AFFECT THE RIGHT OF ANY PARTY TO THIS RELEASE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(B)          EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS RELEASE, THE TRANSACTIONS CONTEMPLATED HEREBY, ANY RELATIONSHIPS BETWEEN THE PARTIES HEREUNDER AND ANY DISPUTES WITH RESPECT TO ANY OF THE FOREGOING IN ANY OF THE DELAWARE COURTS.  EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH PROCEEDING IN ANY OF THE DELAWARE COURTS.  EACH OF THE PARTIES AGREES THAT A FINAL JUDGMENT IN ANY SUCH PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

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(C)          EACH PARTY AGREES THAT ANY PROCEEDING (IN CONTRACT, IN TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS RELEASE, THE TRANSACTIONS CONTEMPLATED HEREBY, ANY RELATIONSHIPS BETWEEN THE PARTIES HEREUNDER AND ANY DISPUTES WITH RESPECT TO ANY OF THE FOREGOING WILL INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUCH PROCEEDING.

(D)          EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY PROCEEDING ARISING UNDER OR RELATING TO THIS RELEASE, SEEK TO ENFORCE THE FOREGOING WAIVERS, (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) SUCH PARTY MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS RELEASE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATION IN THIS SECTION 4(i).

(j)            Remedies.  Each of the parties shall have and retain all rights and remedies, at law or in equity, including rights to specific performance and injunctive or other equitable relief, arising out of or relating to a breach or threatened breach of this Release.

(k)           Construction.  The language used in this Release shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party based on any claim that such party or counsel to such party drafted this Release or any provision hereof.

(l)            Survival.  All the agreements, representations and warranties made by the parties in this Agreement shall survive the execution and delivery of this Release.

(m)          Interpretation.  All references in this Release to sections, subsections and other subdivisions refer to the corresponding sections, subsections and other subdivisions of or to this Release unless expressly provided otherwise.  The words “this Release,” “herein,” “hereby,” “hereunder” and “hereof,” and words of similar import, refer to this Release as a whole and not to any particular article, section, subsection or other subdivision hereof unless expressly so limited herein.  Each party has been represented by counsel in connection with this Release and each provision of this Release shall be interpreted and construed as if it were equally and jointly drafted by the parties hereto.

(n)           Third Party Beneficiaries.  The parties hereto acknowledge and agree that each of the Released Parties (other than the Company) is a third party beneficiary of this Release and shall be entitled to enforce the provisions herein against Releasor.  Except as provided in the  immediately preceding sentence, this Release is not intended to, and shall not, confer any rights or remedies on any other Person.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties have caused this Release to be duly executed as of the date first set forth above.

THE COMPANY:

MEGAPATH CORPORATION

By:
Name:
Title:

RELEASOR:

MEGAPATH GROUP, INC.

By:
Name:
Title:

[Signature Page to Release Agreement]